UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Denbury Resources Inc.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, MAY 19, 2015

To our Stockholders:

You are hereby notified that the 2015 Annual Meeting of Stockholders of Denbury Resources Inc., a Delaware corporation (“Denbury” or the “Company”), will be held at the Company's corporate headquarters at 5320 Legacy Drive, Plano, Texas 75024, at 3:00 P.M. Central Daylight Time (CDT) on Tuesday, May 19, 2015, for the following purposes:

(1)	to elect eight directors, each to serve until their successor is elected and qualified;

(2)	to hold an advisory vote to approve named executive officer compensation;

(3)
to vote on the amendment and restatement of our 2004 Omnibus Stock and Incentive Plan, including to increase the number of reserved shares and for Internal Revenue Code Section 162(m) performance-based compensation qualification;

(4)	to ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2015; and

(5)	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 24, 2015 are entitled to notice of, and to vote at, the annual meeting.

Beginning on or about April 9, 2015, the Company mailed a Notice Regarding the Internet Availability of Proxy Materials to its stockholders containing instructions on how to access the proxy materials and vote via the Internet. Instructions for requesting a paper copy of the proxy materials are contained in the Notice Regarding the Internet Availability of Proxy Materials.

By order of the Board of Directors,

Mark C. Allen Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

April 9, 2015

Stockholders of record are urged to vote their proxy promptly, whether or not they expect to attend the annual meeting in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2015:

We have elected to take advantage of the U.S. Securities and Exchange Commission rules that allow us to furnish proxy materials to our stockholders via the Internet. These rules allow us to provide information that our stockholders need while lowering the costs and accelerating the speed of delivery and reducing the environmental impact of our annual meeting. This proxy statement, along with the Company’s Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2014 are available via the Internet at www.proxydocs.com/DNR.

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Results of Performance-Based Awards for Year-Ended 2014	39
2015 Compensation Changes	40
Change in Control and Severance Benefits	40
Perquisites and Other Benefits	41
Stock Ownership Guidelines	41
Risk Assessment Related to Our Compensation Program	41
Policy on Recovery of Compensation and Clawbacks	42
Deductibility of Executive Compensation	42
Compensation Committee Report	42
Summary Compensation Table	43
President and CEO Realized Compensation	45
2014 Grants of Plan-Based Awards	47
2014 Outstanding Equity Awards at Fiscal Year-End	48
Option Exercises and Stock Vested During 2014	50
Potential Payments Upon Termination or Change in Control	51
2014 Named Executive Officer Resignation Payments and Estimated Potential Payments Upon Termination or Change in Control	52
Proposal Two: Advisory Vote to Approve Named Executive Officer Compensation	54
Compensation of Directors	55
2014 Director Compensation	55
2014 Director Compensation Table	56
Director Stock Ownership and Retention Guidelines	56
Equity Compensation Plan Information	57
Proposal Three: Approval of the Amendment and Restatement of Our 2004 Omnibus Stock and Incentive Plan, Including to Increase the Number of Reserved Shares and for Internal Revenue Code Section 162(m) Qualification	58
Audit Matters	67
Audit Committee Report	67
Independent Auditor Fees	67
Proposal Four: Ratify the Audit Committee's Selection of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2015	68
Section 16(a) Beneficial Ownership Reporting Compliance	69
Stockholder Proposals for Our 2016 Annual Meeting of Stockholders	69
Proposals for Inclusion in Our 2016 Proxy Statement	69
Advanced Notice of Nominations or Proposed Business for Our 2016 Annual Meeting of Stockholders	69
Other Matters	70
Appendix A – Amended and Restated 2004 Omnibus Stock and Incentive Plan	A-1

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DENBURY RESOURCES INC.
5320 Legacy Drive
Plano, Texas  75024

PROXY STATEMENT

Annual Meeting of Stockholders
to be held on Tuesday, May 19, 2015

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (sometimes referred to herein as "our Board" or "the Board") of Denbury Resources Inc., a Delaware corporation ("Denbury" or "the Company") for use at the Company's annual meeting of stockholders to be held on Tuesday, May 19, 2015 at the Company's corporate headquarters at 5320 Legacy Drive, Plano, Texas 75024, at 3:00 P.M. Central Daylight Time (CDT), or at any adjournment or postponement thereof. This proxy statement, proxy card and our 2014 Annual Report to Stockholders are being first made available to stockholders on or about April 9, 2015.

INTERNET AVAILABILITY OF PROXY MATERIALS

As permitted under the rules of the Securities and Exchange Commission (the "SEC"), the Company is making its proxy materials available to its stockholders electronically via the Internet. On or about April 9, 2015, the Company is sending a Notice Regarding the Internet Availability of Proxy Materials (the "Notice") to its stockholders of record as of the close of business on March 24, 2015. The Notice includes (i) instructions on how to access the Company's proxy materials and vote via the Internet, (ii) the date, time and location of the annual meeting, (iii) a description of the matters intended to be acted upon at the annual meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request paper copies of the Company's proxy materials, (vi) any control/identification numbers that a stockholder needs to access the proxy materials and (vii) information about attending the annual meeting and voting in person.

RECORD DATE AND COMMON STOCK OUTSTANDING

Our Board has fixed the record date for the annual meeting as of the close of business on March 24, 2015.  Only Denbury stockholders of record on the record date are entitled to receive notice of and to vote at the annual meeting.  If you are a holder of our common stock, you are entitled to one vote at the annual meeting for each share of common stock you held on the record date.  On the record date, there were approximately 356,598,862 shares of Denbury common stock issued and outstanding and entitled to vote at the annual meeting.

VOTING OF COMMON STOCK

Voting by Stockholders of Record

You are a stockholder of record if your shares are directly held by you and registered in your name with our transfer agent. If you are a stockholder of record, you may vote your shares via the Internet at www.proxydocs.com/DNR in accordance with the instructions in the Notice. If you have requested a paper copy of the proxy materials, you may also vote by touch-tone telephone from the United States by calling 1-866-206-5293, or by completing, signing and dating the proxy card and returning the proxy card in the prepaid envelope. In order to be valid and acted upon at the annual meeting, your proxy must be received before 11:59 P.M. Eastern Daylight Time (EDT) on May 18, 2015. Shares represented by proxy will be voted at the annual meeting and may be revoked at any time prior to the time at which they are voted by: (i) timely submitting a proxy with new voting instructions via the Internet or telephone; (ii) timely delivering a valid, later-dated executed proxy card; (iii) delivering a written notice of revocation that is received by our Secretary at 5320 Legacy Drive, Plano, Texas 75024, by 11:59 P.M. Eastern Daylight Time (EDT) on May 18, 2015; or (iv) voting in person at the annual meeting by completing a ballot (however, attending the annual meeting without completing a ballot will not revoke any previously submitted proxy). If you properly complete and sign your proxy card but do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted in accordance with the recommendation of our Board as discussed below.

Voting by Beneficial Owners

You are considered a beneficial owner of shares held in "street name" if your shares are held by a broker, bank or other nominee (collectively referred to as a "broker") on your behalf. If you are a beneficial owner of shares, you will receive instructions from your broker describing how to vote your shares. As a beneficial owner of your shares, you are entitled to direct your broker how to vote your shares. You may instruct your broker how to vote by completing the voting instruction form provided to you by your broker. You may also vote by telephone or via the Internet if your broker makes such methods available, in which case applicable instructions will be provided to you by your broker. You may change your vote by submitting new voting instructions to your broker in accordance with your broker's procedures. If you do not instruct your broker how to vote your shares, they may vote your shares as they decide with respect to each matter for which they have discretionary authority. There are also non-discretionary matters for which brokers do not have discretionary authority to vote unless they receive timely instructions from you. A "broker non-vote" results when a broker does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker should vote your shares and the broker indicates it does not have authority to vote such shares on its proxy. Brokers do not have discretionary voting authority with respect to Proposal One (the election of directors), Proposal Two (the nonbinding, advisory approval of named executive officer compensation) or Proposal Three (amendment and restatement of our 2004 Omnibus Stock and Incentive Plan). Brokers will have discretionary authority in the absence of timely instructions from the beneficial owners for Proposal Four (the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm). As the beneficial owner of shares, you are invited to attend the annual meeting; however, you may not vote your shares in person at the annual meeting unless you obtain a written proxy from your broker.

Quorum; Required Vote; Treatment of Abstentions and Broker Non-Votes

We must have present in person or represented by proxy at least one-third of our issued and outstanding shares of common stock entitled to vote at the annual meeting in order to have a quorum.  Abstentions and broker non-votes are counted as present at the annual meeting for purposes of determining whether a quorum is present. With respect to Proposal One (the election of directors), you will not be allowed to cumulate your votes.  If you do not wish to vote for a particular nominee, you must clearly identify such nominee on your proxy card or voting instruction form. In order for a nominee to be elected as director, such nominee must receive the vote of the majority of the votes cast with respect to such nominee at the annual meeting. A majority of votes cast means that the number of shares voted “for” a nominee's election must exceed the number of shares voted as “withhold” for such nominee's election. Abstentions and broker non-votes will not be counted as votes cast for purposes of the election of directors. With respect to Proposals Two, Three and Four, a majority of the shares having voting power present in person or represented by proxy at the annual meeting is required for approval. Abstentions will be included in the vote total on Proposals Two, Three and Four, such abstentions having the same effect on each such proposal as a negative vote; however, if there is a broker non-vote with respect to Proposals Two or Three, it will not be included in the vote total and will not have any effect.

We will vote all properly executed proxies at the annual meeting in accordance with the direction on the proxy.  You should be aware that if no vote direction is indicated, the shares will be voted FOR the election of all of the director nominees under Proposal One; FOR Proposal Two (the nonbinding, advisory approval of named executive officer compensation); FOR Proposal Three (amendment and restatement of our 2004 Omnibus Stock and Incentive Plan); and FOR Proposal Four (the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm).  Our Board has designated Wieland F. Wettstein and/or Phil Rykhoek to serve as proxies.  We do not know of any matters other than those matters listed in the Notice that will be presented for action at the annual meeting.  However, if any other matters are properly presented for action at the annual meeting, we intend for Messrs. Wettstein and Rykhoek, and each of them acting singly as proxies named in the proxy card, to vote at their discretion on such matters.

PERSONS MAKING THE SOLICITATION

We are soliciting this proxy and will bear all costs incurred in connection with such solicitation for the annual meeting, including those incurred for the preparation, printing and mailing of the proxy materials.  Our directors, officers or employees may solicit proxies by personal interviews, telephone or other means of communication.  If they do so, these individuals will not receive any additional compensation for these services.  We may also retain a proxy solicitor to assist us with the distribution and solicitation of proxies for the annual meeting at our expense.

Proposal One: Election of Directors

Our Second Amended and Restated Bylaws ("Bylaws") provide that our Board shall consist of a minimum of three and a maximum of fifteen directors.  Each of the directors is elected annually and holds office until the close of the next annual meeting of stockholders unless he or she resigns from that position or ceases to be a director by operation of law.  We presently have nine directors, all of whom are serving terms that expire at the annual meeting.  Ronald G. Greene has advised the Board that he will not stand for re-election at the annual meeting. As a result, only eight director nominees will be seeking re-election at the annual meeting. Unless you mark a proxy to the contrary, we plan to vote the proxies for the election of the eight nominees listed below as directors.  All eight of these individuals are current members of the Board.  We do not foresee any reason why any of these nominees would become unavailable, but if any of them should, your proxy may be voted for a substitute that is nominated by the Board, or we may reduce the size of our Board accordingly.

The name, age, Board committee membership, period of time served as a director of Denbury and the principal occupation of each person nominated for election as a director are as follows:

Name	Age	Board Committee	Director Since	Principal Occupation
Wieland F. Wettstein, Chairman	65	Audit Committee Risk Committee	1990	President of Finex Financial Corporation Ltd.
Michael B. Decker	65	Compensation Committee Nominating/Corporate Governance Committee	2007	Partner with Wingate Partners
John P. Dielwart	62	Reserves and HSE Committee Risk Committee	2013	Vice-Chairman of ARC Financial Corp.
Gregory L. McMichael	66	Compensation Committee Nominating/Corporate Governance Committee Risk Committee	2004	Independent Consultant
Kevin O. Meyers	61	Audit Committee Reserves and HSE Committee	2011	Independent Consultant
Phil Rykhoek	58	N/A	2010	President and Chief Executive Officer of Denbury Resources Inc.
Randy Stein	61	Audit Committee Nominating/Corporate Governance Committee Risk Committee	2005	Independent Consultant
Laura A. Sugg	54	Compensation Committee Reserves and HSE Committee	2012	Independent Consultant

Our directors bring various skills, experience and insight to our Board.  Our Board consists of our current President and Chief Executive Officer (Mr. Rykhoek), a former chief executive officer of a public oil and gas company (Mr. Dielwart), two qualified financial experts (Messrs. Wettstein and Stein), a private equity investor and former chief operating officer (Mr. Decker), two engineers with executive industry experience (Mr. Meyers and Ms. Sugg) and a former oil and gas analyst (Mr. McMichael).  These Board members were selected in order to give the Board insight from various points of view, all of which relate to various aspects of our business.

With the exception of Mr. Rykhoek, our President and Chief Executive Officer, all of our director nominees are independent. Including a large majority of independent directors on our Board helps ensure our Board provides independent oversight. For more information on director independence, please see Governance of the Company – Director Independence below. Our director nominees provide an effective mix of experience and fresh perspective. Including directors with a mix of tenure on the Board helps transition the knowledge of the more experienced directors while providing a broad set of perspectives and experiences. For more information on how director candidates are identified, please see Governance of the Company – Identification of Director Candidates below.

The narratives below provide more specific biographical information and outline the skills and qualifications for each of the Board nominees.

Wieland F. Wettstein

Joined the Board: 1990
Age: 65
Board Committees: Audit Committee, Risk Committee
Principal Occupation: President of Finex Financial Corporation Ltd.

Wieland F. Wettstein has been a director of Denbury since 1990 and Chairman of the Board since May 2008, including between June 2009 and October 2010 when he acted as Co-Chairman of the Board.  Mr. Wettstein was a founding stockholder and director of Denbury, and held the position of Chairman of the Board from its inception to 1995.  Mr. Wettstein is the President of Finex Financial Corporation Ltd. ("Finex"), an investment company in Calgary, Alberta which he also controls, a position he has held since November 2003. Prior to that, Mr. Wettstein was Executive Vice President of Finex since its founding in 1987.  Under his leadership, Finex developed into a diversified merchant banking operation with actively managed interests in real estate development, emerging energy companies, participation lending, infrastructure leasing and venture capital.  Mr. Wettstein has been a director of numerous Canadian public and private companies during the past 30 years and has been a founding shareholder, director and chairman of several oil and gas companies.  Mr. Wettstein currently serves as a director and member of the audit committee of Journey Energy Inc., a Canadian oil and gas company.

Skills and Qualifications:

Mr. Wettstein is a Chartered Accountant. Mr. Wettstein's long association with the Company and extensive industry knowledge allow him to provide valuable insights to the Board.  In addition, his financial background, leadership experience and service on the boards of several other oil and gas companies over his career provide him invaluable perspectives in the Board's oversight of the Company's execution of its long-term business strategy.

Michael B. Decker

Joined the Board: 2007
Age: 65
Board Committees: Compensation Committee, Nominating/Corporate Governance Committee
Principal Occupation: Partner with Wingate Partners

Michael B. Decker has been a director of Denbury since December 2007.  Mr. Decker has been a partner of Wingate Partners, a Dallas-based private equity investment company, since 1996.  Prior to joining Wingate Partners, Mr. Decker held the position of Chief Operating Officer of the Trammell Crow Company.  He previously was President of Huffco Group, Inc., an energy exploration company.  Mr. Decker currently serves as a board member for Sunrise Oilfield Supply and USA Environment LP.  Mr. Decker has served as a consultant for the Boston Consulting Group and has worked as an investment officer for the World Bank.

Skills and Qualifications:

Mr. Decker holds an MBA from the Harvard Business School, a Master of Arts from Oxford University and an Artium Baccalaureatus from Princeton University.  Mr. Decker's educational background and current and past roles provide him with significant financial, managerial and leadership experience.  Mr. Decker has significant experience in the oil and gas industry, as well as several other industries, which broadens the perspectives he brings to the Board.

John P. Dielwart

Joined the Board: 2013
Age: 62
Board Committees: Reserves and HSE Committee, Risk Committee
Principal Occupation: Vice-Chairman of ARC Financial Corp.

John P. Dielwart has been a director of Denbury since November 2013. Mr. Dielwart is a founder and former Chief Executive Officer, as well as a current member of the board of directors, of ARC Resources Ltd. ("ARC"), a Calgary, Canada-based public oil and gas company and a member of the board of directors of Tesco Corporation, an oilfield services company. Mr. Dielwart oversaw the growth of ARC, first as its President and then as Chief Executive Officer from its startup in 1996 until his retirement in January of 2013. Mr. Dielwart is currently the Vice-Chairman of ARC Financial Corp., Canada’s leading energy-focused private equity manager, a position he assumed after his retirement from ARC. Prior to joining ARC, Mr. Dielwart spent 12 years with a major Calgary-based oil and natural gas engineering consulting firm as Senior Vice President and Director. Mr. Dielwart began his career at a major Calgary-based oil and natural gas company, where he spent five years. Mr. Dielwart served two separate three-year terms as a Governor of the Canadian Association of Petroleum Producers (CAPP), including 18 months (2002 to 2004) as Chairman.

Skills and Qualifications:

Mr. Dielwart is a member of the Association of Professional Engineers and Geoscientists of Alberta (APEGA) and received a Bachelor of Science degree (with Distinction) in Civil Engineering from the University of Calgary. Mr. Dielwart’s background in the oil and gas industry, particularly as a founder and former Chief Executive Officer of ARC, provides the Board with extensive and relevant industry knowledge, as well as a managerial and leadership perspective.  Mr. Dielwart’s experience in overseeing the development of ARC into a successful growth and income company is an asset to both the Board and management as the Company develops its growth and income strategy.

Gregory L. McMichael

Joined the Board: 2004
Age: 66
Board Committees: Compensation Committee, Nominating/Corporate Governance Committee, Risk Committee
Principal Occupation: Independent Consultant

Gregory L. McMichael has been a director of Denbury since December 2004.  Mr. McMichael is currently a self-employed business consultant, having retired in 2004 from his position of Vice President and Group Leader – Energy Research of A.G. Edwards, where he was responsible for all of the firm's equity research in the energy sector.  Prior to his employment by A.G. Edwards, which commenced in 1998, Mr. McMichael was Director of Equity Research of Hanifen, Imhoff, Inc. ("Hanifen"), a regional investment banking firm based in Denver, Colorado, for eight years.  Prior to his employment by Hanifen, he worked directly in the oil and gas industry for 15 years, most recently as Chief Executive Officer of Point Resources Inc., a privately held oil and natural gas exploration and production company.  Mr. McMichael currently serves as a Special Advisor to the board of directors of Matador Resources Company, the successor to Matador Petroleum Corporation. Mr. McMichael has previously served as a director of Matador Petroleum Company, Quest Resource Corporation and Admiral Bay Resources Inc.

Skills and Qualifications:

Mr. McMichael is a National Association of Corporate Directors Board Leadership Fellow. Mr. McMichael's experience in the oil and gas industry, coupled with his service on other boards and experience as an analyst covering the energy sector, provides the Board with broad and extensive analytical perspectives.  Mr. McMichael monitors the oil and gas industry and provides the Board with various analyses of relative industry performance.

Kevin O. Meyers

Joined the Board: 2011
Age: 61
Board Committees: Audit Committee, Reserves and HSE Committee
Principal Occupation: Independent Consultant

Kevin O. Meyers has been a director of Denbury since July 2011.  Mr. Meyers has more than 35 years of experience in the oil and gas industry, having retired from ConocoPhillips at the end of 2010. Mr. Meyers currently serves on the board of directors of Hornbeck Offshore Services, Inc., Precision Drilling Corporation, Bill Barrett Corporation and Hess Corporation. Mr. Meyers previously served on the board of directors of LUKOIL, the World Energy Council, the United States Energy Association, the Board of Regents of the University of Alaska and the Nature Conservancy of Alaska. For the ten years prior to retirement, Mr. Meyers was a senior executive with ConocoPhillips, most recently serving as Senior Vice President Exploration and Production, Americas.  Prior to that, he was President of ConocoPhillips Canada, President of ConocoPhillips Russia and Caspian Region, and President of ConocoPhillips Alaska.  For the twenty years prior to that, he served in engineering, technical and executive positions with ARCO, last serving as President of ARCO Alaska.

Skills and Qualifications:

Mr. Meyers holds a Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology and Bachelor’s degrees in Chemistry and Mathematics from Capital University in Ohio. Mr. Meyers’ educational background and extensive industry and technical experience provide the Board with significant insight into the Company’s operations and technical matters.  His leadership experience with large oil and gas companies further broadens the perspectives he brings to the Board.

Phil Rykhoek

Joined the Board: 2010
Age: 58
Board Committees: N/A
Principal Occupation: President and Chief Executive Officer of Denbury Resources Inc.

Phil Rykhoek has been a director of Denbury since December 2010 and has been the President and Chief Executive Officer of Denbury since June 2009.  Since joining the Company in June 1995 through June 2009, Mr. Rykhoek served as Chief Financial Officer, last serving as Senior Vice President, Chief Financial Officer, Secretary and Treasurer.  Mr. Rykhoek led the effort to take Denbury public in the United States in 1995 and has been an integral part of senior management for the last 19 years. Before joining Denbury in June 1995, Mr. Rykhoek was co-founder and an executive officer of Petroleum Financial, Inc. ("PFI"), a private company formed in May 1991 to provide accounting, financial and management services on a contract basis to other entities.  While at PFI, Mr. Rykhoek was also an officer of Amerac Energy Corporation, where he had been employed in various positions for eight years, last as Vice President and Chief Accounting Officer.  Mr. Rykhoek also served as a director of the general partner of Encore Energy Partners L.P. between August 2010 and December 2010 and of the general partner of Genesis Energy, L.P. between May 2002 and February 2010.

Skills and Qualifications:
As Chief Executive Officer of the Company, Mr. Rykhoek is intimately knowledgeable of the day-to-day and strategic operations of the Company, providing the Board with a management perspective.

Randy Stein

Joined the Board: 2005
Age: 61
Board Committees: Audit Committee, Nominating/Corporate Governance Committee, Risk Committee
Principal Occupation: Independent Consultant

Randy Stein has been a director of Denbury since January 2005.  Mr. Stein is currently a self-employed business consultant, having retired from PricewaterhouseCoopers LLP, formerly Coopers & Lybrand LLP, in 2000.  Mr. Stein was employed for 20 years with PricewaterhouseCoopers LLP, most recently as principal in charge of the Denver, Colorado tax practice. Mr. Stein served as Audit Committee Chairman, Co-Chairman of the Nominating/Corporate Governance Committee and a member of the Compensation Committee of Westport Resources Corp., a Denver-based public oil and gas company, from 2000 until it was acquired in 2004.  Mr. Stein is currently a board member and Audit Committee Chairman of Bill Barrett Corporation, a Denver-based public oil and gas company, and also served on the board and audit committee of Koala Corporation, a Denver-based company engaged in the design, production and marketing of family convenience products, from 2001 through 2005.

Skills and Qualifications:

Mr. Stein's experience in public accounting with a major accounting firm provides our Board with insights into many aspects of the financial reporting and tax issues facing oil and gas companies.  Mr. Stein's background also brings additional financial, accounting and tax expertise to the Board through prior experience as a vice president of taxation for a publicly traded oil and gas company, and an expansive understanding of corporate governance and audit committee matters through his service on other boards.

Laura A. Sugg

Joined the Board: 2012
Age: 54
Board Committees: Compensation Committee, Reserves and HSE Committee
Principal Occupation: Independent Consultant

Laura A. Sugg has been a director of Denbury since January 2012.  Ms. Sugg currently serves on the board of directors of the Williams Companies, Inc. and Murphy Oil Corporation, and she previously served on the board of directors of Mariner Energy Inc., Huber Energy and Williams Partners L.P.  Ms. Sugg is a retired senior executive of ConocoPhillips, serving over 20 years in diverse roles of increasing responsibility, last serving as President of the Australasia Division.  In this role, Ms. Sugg was in charge of profit and loss and growth for ConocoPhillips’ operations in Australia and East Timor.  Prior to her role as President of the Australasia Division, Ms. Sugg served as ConocoPhillips’ General Manager E&P Human Resources, ConocoPhillips’ midstream executive responsible for the profit and loss, health, safety and environment, and operations for its gas gathering, processing, and fractionation business in the U.S., Canada and Trinidad and Vice President Worldwide Gas.

Skills and Qualifications:

Ms. Sugg has a Bachelor’s degree in Chemical Engineering from Oklahoma State University and is a member of the National Association of Corporate Directors.  Ms. Sugg’s background brings extensive industry, operational and technical experience to the Board.  Her experience also extends to human resources, compensation and financial matters, which combined with her leadership experience in a large oil and gas company, exemplifies the diverse perspectives she brings to the Board.

Vote Required

As described above, in order for a nominee to be elected as a director, such nominee must receive the affirmative vote of a majority of the votes cast with respect to such nominee. A majority of votes cast means that the number of shares voted “for” a nominee's election must exceed the number of shares voted as “withhold” for such nominee's election. Abstentions and broker non-votes will not be counted as votes cast for purposes of the election of directors. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Board of Directors' Recommendation

Our Board of Directors recommends that stockholders vote FOR election of each of the foregoing director nominees.

GOVERNANCE OF THE COMPANY

The business, properties and affairs of the Company are managed by the Chief Executive Officer under the direction of the Board.  The Board has responsibility for establishing broad corporate policies and for the overall performance and direction of the Company. Other than involvement by the Company's Chief Executive Officer, the Board is not involved in the day-to-day operations of the Company.  Board members keep informed of the Company's business by participating in Board meetings, attending committee meetings, reviewing regularly provided analyses and reports and engaging in thorough discussions with the Chief Executive Officer and other officers of the Company. Our Board and senior management spend significant time implementing corporate governance policies and practices that uphold our core values, align with our corporate governance commitments and support our business sustainability.

Board Leadership Structure

Wieland F. Wettstein serves as Chairman of our Board and Phil Rykhoek serves as our President and Chief Executive Officer. The separation of the positions of Chief Executive Officer and Chairman of the Board allows for our Chief Executive Officer to focus on the day-to-day leadership and performance of the Company and allows our Chairman of the Board to lead the Board in its fundamental role of providing advice and oversight to management. The Board recognizes that no single leadership structure is right for all companies, and depending on the circumstances, other leadership structures might be appropriate.  The Board believes the current leadership structure is effective and appropriate, creates a separation of executive powers by providing an experienced Chairman with whom the Chief Executive Officer can discuss issues facing the Company, and provides a significant voice to non-management directors.

Presiding Director

Wieland F. Wettstein, our Chairman of the Board, is the presiding director at the meetings of non-management directors.  To contact him, please address your letters to:

Denbury Resources Inc.
Attn: Chairman of the Board of Directors
5320 Legacy Drive
Plano, Texas 75024

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth the procedures by which the Board carries out its responsibilities.  Among the areas addressed by the guidelines are director qualifications, director responsibilities, selection and election of directors, director compensation and tenure, Board committee responsibilities, director orientation and continuing education, director access to management and succession planning, the number of Board meetings, and Board and committee performance evaluations.  The Nominating/Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of these guidelines.  In 2014, based on a recommendation from the Nominating/Corporate Governance Committee, the Board approved an expansion to its primary responsibility as memorialized in the guidelines. The primary responsibility language changed from overseeing the “maximization of long-term stockholder value for the Company’s stockholders” to “maximization of long-term stockholder value for the Company’s stockholders, with due regard for the Company’s employees and other stakeholders.” The Board believes that this change was necessary to help communicate that all of Denbury’s stakeholders are considered when the Board is making decisions and carrying out its oversight responsibilities. The guidelines are available on the Company's website at www.denbury.com, under the “About Denbury – Corporate Governance” link.

Risk Oversight

The Board takes an active role in overseeing management of the Company's risks through its review of risks associated with our operations and strategic initiatives, both as a Board and through Board committees.  For example, the Audit Committee reviews and discusses with management our guidelines and policies with respect to risk assessment and risk management, as well as our major financial reporting risk exposures.  Additionally, in December of 2013, the Board created a Risk Committee, which focuses on overseeing our principal business, financial and operational risks, and other material risks and exposures, and the actions, activities and initiatives of the Company to mitigate such risks and exposures. The Audit Committee and Risk Committee receive regular reports regarding enterprise risk from our Internal Audit Department and management and informs the Board on such matters through regular committee reports.  In addition to receiving regular reports from the Audit Committee, Risk Committee and other Board committees concerning our enterprise risk, the Board as a whole also routinely reviews and discusses enterprise risk management and receives updates throughout the year from the Director of Internal Audit.  The Board also reviews information concerning other risks through regular reports of its committees.

Identification of Director Candidates

The Nominating/Corporate Governance Committee is responsible for identifying and reviewing director candidates to determine whether they qualify and should be considered for membership on the Board.  The Nominating/Corporate Governance Committee has not established a specific minimum or maximum age, level of education, years of experience or specified types of skills for potential director candidates, but in general, consideration is given to the candidates’ business and professional backgrounds, and the committee seeks candidates with outstanding integrity, achievements, judgment and other skills and experience that will enhance the Board's ability to serve the long-term interests of the Company and its stockholders.  The Board and the Nominating/Corporate Governance Committee aim to assemble a diverse group of Board members and believe that no single criterion, such as gender or minority status, is determinative in obtaining diversity on the Board.  The Board defines diversity as differences of viewpoint, professional experience, education and skills, such as serving on other public company boards, the balance of business interest and experience of the candidate as compared to the incumbent or other nominated directors, and the need for any particular expertise on the Board or one of its committees.  Members of the Board will be asked to submit recommendations when there is an opening or anticipated opening for a director position.  The Nominating/Corporate Governance Committee may also use outside sources or third parties to find potential director candidates, and similarly may use the services of outside sources or third parties to evaluate or assist in evaluating nominees brought to their attention.

The Nominating/Corporate Governance Committee will also consider director candidates recommended by the stockholders in accordance with the Company’s Bylaws.  For information on how to recommend a director candidate, refer to Stockholder Proposals for Our 2016 Annual Meeting of Stockholders – Advanced Notice of Nominations or Proposed Business for Our 2016 Annual Meeting of Stockholders below.

Director Independence

The Company's Bylaws provide that at least two-thirds of the members of the Board will be independent under the rules of the New York Stock Exchange ("NYSE") and its corporate governance listing standards.  Additionally, each of the Board committee charters requires that members of that committee be independent. The Board has affirmatively determined that all nominees for director, with the exception of Mr. Rykhoek, the Company’s President and Chief Executive Officer, qualify as independent directors under these standards based on its review of all relevant facts and circumstances.

Code of Conduct and Ethics

The Company has a Code of Conduct and Ethics that applies to its officers, employees and directors.  This code assists employees in resolving ethical issues that may arise in complying with Denbury's policies.  In 2014, the Company adopted a new Code of Conduct and Ethics, which is a values-based document organized around Denbury’s five core values: Integrity, Teamwork, Innovation, Excellence and Respect. Our Code of Conduct and Ethics exemplifies Denbury's commitment to "Doing Right" in the conduct of its business.

The Company's Chief Executive Officer and Senior Financial Officers are also subject to the Code of Ethics for Principal Executive Officer and Senior Financial Officers.  The purpose of both codes is to promote, among other things:

•	ethical handling of actual or apparent conflicts of interest;

•	full, fair, accurate and timely disclosure in filings with the SEC and in other public disclosures;

•	compliance with the law and other regulations;

•	protection of the Company's assets;

•	compliance with insider trading policies; and

•	prompt internal reporting of violations of the codes.

Both of these codes are available on the Company's website at www.denbury.com, under the "About Denbury – Corporate Governance" link.  Any waiver of these codes with respect to executive officers and directors of the Company may be made only by the Board and will be disclosed to stockholders on the Company's website, along with any amendments to these codes, to the extent required by applicable law, NYSE rules or regulations.

Related Party Transactions

Related Party Transactions Policy and Process

Under the Company's Related Party Transactions Policy, the Nominating/Corporate Governance Committee is charged with reviewing and approving or ratifying all transactions, other than those non-material transactions specifically excluded in the policy, between the Company and a “Related Party.” Under the Company's Related Party Transactions Policy, “Related Parties” are the Company's directors and executive officers, as well as their immediate family members and beneficial owners that hold more than 5% of any class of the Company's voting securities, as well as their immediate family members. The Company's Related Party Transactions Policy is available on the Company's website at www.denbury.com, under the “About Denbury – Corporate Governance” link.

Certain Related Party Transactions

Tortuga Investment Corp. (“Tortuga”), a corporation solely owned by Ronald G. Greene (a director of the Company), purchased $2 million principal amount of 8¼% Senior Subordinated Notes Due 2020 (the “8¼% Notes”) on February 10, 2010, and $5 million principal amount of 6⅜% Senior Subordinated Notes Due 2021 (the “6⅜% Notes”) on February 17, 2011. In the year ended December 31, 2014, Tortuga received interest payments on the 6⅜% Notes of $318,750 on the same terms as all other holders of the 6⅜% Notes. On April 30, 2014, Tortuga received $116,875 (which amount included principal, redemption premium and accrued interest) upon the redemption of all 8¼% Notes that remained outstanding on the same terms as all other holders of the 8¼% Notes.

Communication with the Board

The Board has approved a process by which stockholders or other interested parties may contact the members of the Board.  All parties wanting to communicate with the Board should address letters to:

Denbury Resources Inc.
Attn: Corporate Secretary
5320 Legacy Drive
Plano, Texas 75024

In addition, interested parties may e-mail the Corporate Secretary and Board members at: secretary@denbury.com.  All such communications will be forwarded by the Corporate Secretary directly to the Board.

BOARD MEETINGS, ATTENDANCE AND COMMITTEES

The Board met nine times during the year ended December 31, 2014, including telephonic meetings. All directors attended 100% of the Board meetings held in 2014.  Mr. Wettstein, Chairman of the Board, acted as chairman of each Board meeting. The Board took all other actions by unanimous written consent during 2014 in accordance with the terms of the Company's Bylaws.  In addition, all directors attended at least 75% of all meetings of each of the committees on which they served.

At each in-person meeting, the Board holds an executive session with the non-management Board members.  Mr. Wettstein, Chairman of the Board, was chosen by the independent Board members to chair these executive sessions.

The Company encourages the directors to attend the annual meeting of stockholders, but does not have a policy that all of the directors must be present.  All of the directors attended last year's annual meeting of stockholders.

During 2014, the Board had an Audit Committee, Compensation Committee, Reserves and HSE Committee, Nominating/Corporate Governance Committee and Risk Committee. At each Board meeting in 2014, the Chairpersons of each committee provided a report on their committee's activities and findings from their most recent meetings. The Board committees had the following number of meetings during 2014, including telephonic meetings:

Committee	Number of Meetings in 2014
Audit	8
Compensation	4
Reserves and HSE	5
Nominating/Corporate Governance	4
Risk Committee	4

The table below shows the Committee memberships at March 31, 2015. Mr. Greene has notified the Board that he will not stand for re-election at the annual meeting. Effective with the annual meeting, the Board will be reduced from nine to eight members. At this time, we do not anticipate any other changes to our Committee memberships.

Name	Audit	Compensation	Reserves and HSE	Nominating/Corporate Governance	Risk

Wieland F. Wettstein, Chairman	X				X
Michael B. Decker		X		Chairman
John P. Dielwart			X		X
Ronald G. Greene		X	X
Gregory L. McMichael		X		X	Chairman
Kevin O. Meyers	X		Chairman
Phil Rykhoek
Randy Stein	Chairman			X	X
Laura A. Sugg		Chairwoman	X

Audit Committee

The Audit Committee is comprised of three independent directors: Messrs. Meyers, Stein and Wettstein, with Mr. Stein acting as chairman.  The primary purpose of the Audit Committee, which is discussed in detail in its charter, is to (a) select, oversee and evaluate the Company's independent registered public accounting firm, (b) oversee and evaluate the Company's internal audit function and (c) provide assistance to the Board in fulfilling its oversight responsibility with respect to:

•	the integrity of the Company's financial statements;

•	the Company's compliance with legal and regulatory requirements;

•	the independence and qualifications of the Company's independent registered public accounting firm;

•	the performance of the Company's internal audit function and its independent registered public accounting firm;

•	the preparation of required disclosures for the Company's financial statement filings with the SEC; and

•	the evaluation as to whether the Company has effective processes for risk assessment and risk management.

The Audit Committee meets regularly with financial management, the Company's Director of Internal Audit and the independent registered public accounting firm to review financial accounting and reporting and financial controls of the Company.  The Audit Committee reviews and gives prior approval for audit and permitted non-audit services and related fees of the independent registered public accounting firm.  The Director of Internal Audit and the independent registered public accounting firm have unrestricted access to the Audit Committee and periodically meet with the Audit Committee without management representatives present to discuss the results of their examinations and their opinions.  The Audit Committee has the power to conduct internal audits and investigations, reviews recommendations or suggestions for changes in accounting procedures, and has the power to initiate or supervise any special investigations it may choose to undertake.  Each year, the Audit Committee recommends to the Board (for ratification by the stockholders) an independent registered public accounting firm (see Audit Matters – Proposal Four).

The NYSE and SEC have adopted standards with respect to independence and financial literacy of the members of audit committees of public companies (including our Audit Committee).  The standards require that all of the members of such audit committees be independent and that they all be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements.  Additionally, at least one member of the audit committee must qualify and be designated as an “audit committee financial expert.”  The financial expert must be knowledgeable in the application of generally accepted accounting principles, the understanding and preparation of financial statements, accounting for estimates, accruals and reserves, internal accounting controls and audit committee functions.  Such knowledge is to have been obtained through past education and experience in positions of financial oversight.  Both Messrs. Stein and Wettstein have such experience and have been designated as “audit committee financial experts.”  All members of the Audit Committee satisfy the criteria for both independence and financial literacy.

The Audit Committee charter is available on our website at www.denbury.com, under the “About Denbury – Corporate Governance” link.

Compensation Committee

The Compensation Committee is comprised of four independent directors: Messrs. Decker, Greene and McMichael and Ms. Sugg, with Ms. Sugg acting as chairwoman.  Mr. Greene has notified the Board that he will not stand for re-election at the annual meeting. Effective with the annual meeting, the Compensation Committee will be reduced from four to three members. The primary purpose of the Compensation Committee is to provide assistance to the Board in discharging its oversight responsibilities relating to the compensation and development of the Chief Executive Officer and other officers, and to oversee and administer the Company's equity and other compensation and benefit plans. The Compensation Committee's duties and responsibilities, which are discussed in detail in its charter, include:

•
recommending for adoption by the Board, a general compensation program and salary structure for the Company and reviewing the program annually, recommending to the Board overall salary increases, bonuses and other annual compensation, and proposing modifications to the compensation program as deemed necessary;

•
reviewing and approving on at least an annual basis the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer's performance in light of these goals and objectives, and, together with the other independent, non-employee, outside directors of the Board, determining and approving the Chief Executive Officer's compensation based on this evaluation, as well as, in consultation with the Chief Executive Officer, evaluating the performance of, and reviewing and recommending for adoption by the Board the compensation of, all other senior executives on an annual basis;

•
recommending to the Board the adoption of, or material modifications to, the Company's incentive compensation plans, deferred compensation plans and equity-based plans, granting awards under these plans, and administering these plans; and

•	reviewing and discussing with management the compensation discussion and analysis and preparing and approving the Compensation Committee Report, both of which are included in this proxy statement.

The Compensation Committee charter is available on the Company's website at www.denbury.com, under the “About Denbury – Corporate Governance” link.

Reserves and Health, Safety and Environmental (“Reserves and HSE”) Committee

The Reserves and HSE Committee is comprised of four independent directors: Ms. Sugg, Messrs. Dielwart, Greene and Meyers, with Mr. Meyers acting as chairman. Mr. Greene has notified the Board that he will not stand for re-election at the annual meeting. Effective with the annual meeting, the Reserves and HSE Committee will be reduced from four to three members. The primary purpose of the Reserves and HSE Committee is to provide assistance to the Board in discharging its oversight responsibilities relating to (a) the Company's independent reserves engineer, (b) information regarding the Company's reserves and (c) the Company’s health, safety and environmental policies, practices and procedures.  The Reserves and HSE Committee's duties and responsibilities, which are discussed in detail in its charter, include:

•	evaluating and recommending for selection by the Board, the Company's independent reserves engineer;

•	reviewing and monitoring the independence of the Company's independent reserves engineer;

•	reviewing with management and the independent reserves engineer the calculation and reporting of the Company's oil, natural gas, CO2 and helium reserves;

•	reviewing with management the Company’s health, safety and environmental policies, practices and procedures and assessments of relevant high risk areas of each;

•	reviewing the Company's strategy and initiatives in the area of corporate social responsibility; and

•	reviewing the Company's reports regarding corporate responsibility activities prior to publication.

The Reserves and HSE Committee charter is available on the Company's website at www.denbury.com, under the “About Denbury – Corporate Governance” link.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee is comprised of three independent directors: Messrs. Decker, McMichael and Stein, with Mr. Decker acting as chairman.  The primary purpose of the Committee is to provide assistance to the Board in discharging its oversight responsibilities relating to effective corporate governance. The Nominating/Corporate Governance Committee's duties and responsibilities, which are discussed in detail in its charter, include:

•
identifying, recruiting, screening, interviewing and recommending for selection by the Board, individuals qualified to become members of the Board (see Governance of the Company – Identification of Director Candidates);

•
recommending to the Board and overseeing the evaluation by the Board of, the director nominees to be presented for stockholder approval at the annual meeting of stockholders or for appointment by the Board if a vacancy occurs between annual meetings;

•	developing and recommending to the Board for its approval an annual self-evaluation process of the Board and its committees;

•	monitoring the education, orientation and training needs of directors of the Board;

•	developing and recommending to the Board for its approval various codes of conduct and ethics and a set of corporate governance guidelines;

•	recommending to the Compensation Committee director compensation and benefits on an annual basis; and

•
reviewing, approving, or ratifying if appropriate, any related party transactions and any material amendments or modifications to such related party transactions pursuant to the Company's Related Party Transactions Policy.

The Nominating/Corporate Governance Committee charter is available on the Company's website at www.denbury.com, under the “About Denbury – Corporate Governance” link.

Risk Committee

The Risk Committee is comprised of four independent directors: Messrs. Dielwart, McMichael, Stein and Wettstein, with Mr. McMichael acting as chairman. The primary purpose of the Risk Committee is to provide assistance to the Board in discharging its oversight responsibilities relating to the Company's principal business, financial and operational risks, and other material risk exposures, and the actions, activities and initiatives of the Company to mitigate such risks and exposures, in each case to the extent such oversight is not otherwise the duty or responsibility of other committees of the Board. The Risk Committee's duties and responsibilities, which are discussed in detail in its charter, include:

•	reviewing and evaluating management’s identification of the major risks to the Company's business;

•	reviewing the principal financial risks, exposures and liabilities undertaken or assumed by the Company;

•	reviewing the Company’s hedging activities;

•	reviewing the Company’s insurance programs and policies; and

•	reviewing other material risk exposures as directed by the Board.

The Risk Committee charter is available on the Company's website at www.denbury.com, under the “About Denbury – Corporate Governance” link.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the number of shares of Denbury common stock beneficially owned as of February 28, 2015 by (i) each stockholder known by the Company to beneficially own more than 5% of our issued and outstanding common stock, (ii) each executive officer of the Company named in the Summary Compensation Table (our named executive officers), (iii) each director of the Board and (iv) all directors and executive officers as a group. Unless otherwise indicated, each stockholder identified in the table is believed to have sole voting and investment power with respect to the shares beneficially held. The percent of outstanding shares is calculated on the basis of 356,617,145 shares of Denbury common stock outstanding (which excludes treasury shares) as of February 28, 2015.

	Beneficial Ownership of Common Stock as of February 28, 2015
Name of Beneficial Owner	Shares		Percent of Shares Outstanding
Directors and Executive Officers:
Wieland F. Wettstein	238,101	(1)(2)(3)	*
Michael B. Decker	97,629	(1)(2)	*
John P. Dielwart	21,635	(5)	*
Ronald G. Greene	3,606,163	(1)(2)(6)	1.0%
Gregory L. McMichael	45,451	(2)(4)	*
Kevin O. Meyers	43,102	(1)	*
Randy Stein	95,013	(1)(2)	*
Laura A. Sugg	30,002	(1)	*
Phil Rykhoek	1,093,360	(2)(7)	*
Mark C. Allen	729,687	(2)(7)	*
Jim Matthews	118,961	(7)	*
Brad Kerr	96,221	(7)	*
K. Craig McPherson	157,101	(7)(8)	*
Charlie Gibson	142,708	(2)(7)(8)
All of the executive officers and directors as a group (14 persons)	6,515,134	(9)	1.8%
5% or more Stockholders
Artisan Partners Limited Partnership	31,658,736	(10)	8.9%
Capital World Investors	30,400,000	(11)	8.5%
The Vanguard Group, Inc.	26,729,263	(12)	7.5%
Blackrock, Inc.	20,878,999	(13)	5.9%
State Street Corporation	20,500,677	(14)	5.7%

*	Indicates less than 1%.

(1)
Includes 9,579 shares of unvested restricted common stock which will vest on May 31, 2015.  In addition to the foregoing vesting provisions, unvested awards will vest upon the holder’s death or disability or a change in control of the Company.

(2)	Does not include stock appreciation rights ("SARs") for which the closing price of Denbury common stock on February 27, 2015, was below the various strike prices.

(3)	Includes 90,072 shares of common stock held by Mr. Wettstein’s spouse.

(4)
Includes 9,579 shares of unvested deferred stock units which will vest, but still be subject to deferral, on May 31, 2015. In addition to the foregoing vesting provisions, these awards will vest upon the holder's death or disability or a change in control of the Company.

(5)	Includes 5,380 shares of unvested restricted common stock which will vest on May 31, 2015.

(6)	Includes 80,600 shares of common stock held by Mr. Greene's spouse in her retirement plan and 3,417,381 shares held by Tortuga, which is solely owned by Mr. Greene.

(7)
Includes the following shares of common stock (as shown in the table below) for each individual which they respectively have the right to acquire pursuant to: (a) shares of unvested restricted common stock which vest on the dates listed or at the time the executive (i) becomes retirement eligible and (ii) has held the restricted common stock for one year from the date of grant; (b) shares of unvested restricted common stock that vest ratably between January 31, 2015 and the date the officer becomes retirement eligible; (c) shares of unvested restricted common stock which vest on the date the executive (i) becomes retirement eligible and (ii) has held the restricted common stock for one year from the date of grant; and (d) shares related to the performance-based TSR (total shareholder return) award granted in 2012 and the capital efficiency performance-based operational award granted in 2014, which vested at 50% and 160%, respectively, of the targeted level on March 31, 2015 (see Results of Performance-Based Awards for Year-Ended 2014). The holders of the performance-based stock do not have voting rights with respect to such shares until such shares vest. In addition to the foregoing vesting provisions, all of these shares will vest upon a holder’s death or disability or a change in control of the Company.

		Phil Rykhoek	Mark C. Allen	Jim Matthews	Brad Kerr	K. Craig McPherson	Charlie Gibson
Unvested Restricted Stock - Vested on March 31, 2015	(a)	43,910	26,053	—	—	17,487	11,291
Unvested Restricted Stock - Vesting on June 16, 2015	(a)	—	—	—	15,221	—	—
Unvested Restricted Stock - Vesting on July 1, 2015	(a)	—	—	—	—	—	—
Unvested Restricted Stock - Vesting on January 9, 2016	(a)	63,255	27,674	14,232	16,604	—	—
Unvested Restricted Stock - Vesting on March 31, 2016	(a)	79,308	34,436	16,665	—	—	—
Unvested Restricted Stock - Vesting on June 16, 2016	(a)	—	—	—	14,773	—	—
Unvested Restricted Stock - Vesting on January 9, 2017	(a)	—	26,860	13,814	16,116	—	—
Unvested Restricted Stock - Vesting on March 31, 2017	(a)	—	35,951	18,489	—	—	—
Unvested Restricted Stock - Vesting on June 16, 2017	(a)	—	—	—	14,773	—	—
Unvested Restricted Stock - Vesting on January 9, 2018	(a)	—	26,861	13,814	16,117	—	—
Unvested Restricted Stock - Ratably & Retirement Vesting	(b)	54,446	79,331	—	—	—	—
Unvested Restricted Stock - Retirement Vesting	(c)	204,966	—	—	—	—	—
Capital Efficiency Operational Performance-Based Awards - Vested on March 31, 2015	(d)	42,511	18,598	9,564	—	23,912	10,627
TSR Performance-Based Awards - Vested on March 31, 2015	(d)	9,910	5,880	—	—	3,946	2,548
Total		498,306	281,644	86,578	93,604	45,345	24,466

(8)	Does not include unvested restricted stock held by Messrs. McPherson and Gibson on February 28, 2015, but which was forfeited on April 1, 2015, in connection with their resignations.

(9)
Shares beneficially owned by these executive officers and directors as a group include 974,880 shares of restricted stock which vest over time and 127,496 performance-based awards, which vested on March 31, 2015. This amount does not include SARs held by certain executive officers for which the closing price of Denbury common stock on February 27, 2015, was below the various strike prices.

(10)
Information based on Schedule 13G filed with the SEC on January 30, 2015.  Artisan Partners Limited Partnership claims shared power to vote or direct the vote of 29,940,115 shares and shared power to dispose or direct the disposition of 31,658,736 shares. The address of Artisan Partners Limited Partnership is 875 East Wisconsin Avenue, Suite 800 Milwaukee, Wisconsin 53202.

(11)
Information based on Schedule 13G/A filed with the SEC on February 13, 2015.  Capital World Investors claims sole voting and dispositive power of 30,400,000 shares. The address of Capital World Investors is 333 South Hope Street, Los Angeles, California 90071.

(12)
Information based on Schedule 13G/A filed with the SEC on February 10, 2015.  The Vanguard Group, Inc. claims sole power to vote or direct the vote of 618,584 shares, sole power to dispose or direct the disposition of 26,155,326 shares and shared dispositive power of 573,937 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(13)
Information based on Schedule 13G/A filed with the SEC on February 9, 2015.  BlackRock, Inc. claims sole power to vote or direct the vote of 17,779,451 shares and sole power to dispose or direct the disposition of 20,878,999 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.

(14)
Information based on Schedule 13G filed with the SEC on February 12, 2015. State Street Corporation claims shared voting power and shared dispositive power of 20,500,677 shares. The address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

MANAGEMENT

The names, ages and positions held by our officers are set forth below.  Each officer holds office until his or her successor is chosen and qualifies or until their earlier resignation or removal in accordance with our Bylaws. Set forth below the table is a description of the business experience of each of our current officers.

Name	Age	Position
Phil Rykhoek	58	Director, President and Chief Executive Officer
Mark C. Allen	47	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
Jim Matthews	53	Senior Vice President, General Counsel and Secretary
Brad Kerr	55	Senior Vice President – Development, Technical and Innovation
Dan E. Cole	62	Vice President – Commercial Development and Governmental Relations
Matthew Dahan	51	Vice President – North Region
Matt Elmer	55	Vice President – Gulf Coast Region
John Filiatrault	49	Vice President – CO2 Supply and Pipelines
Jeff Marcel	53	Vice President – Drilling
Steve McLaurin	48	Vice President and Chief Information Officer
Alan Rhoades	50	Vice President and Chief Accounting Officer
Whitney Shelley	47	Vice President and Chief Human Resources Officer
Cory Weinbel	53	Vice President – Projects and Facilities

Phil Rykhoek is a director, President and Chief Executive Officer of Denbury.  Biographical information for Mr. Rykhoek is included under Proposal One – Election of Directors.

Mark C. Allen, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, is a Certified Public Accountant (CPA).  Mr. Allen served as Vice President and Chief Accounting Officer until June 30, 2009.  Before joining Denbury in April 1999, Mr. Allen was Manager of Financial Reporting for ENSCO International Incorporated from November 1996 to April 1999.  Prior to November 1996, Mr. Allen was a manager in the accounting firm of Price Waterhouse LLP.  Mr. Allen also served as a director of Genesis Energy, L.P. between June 2006 and February 2010 and Encore Energy Partners GP LLC between August 2010 and December 2010.

Jim Matthews, Senior Vice President, General Counsel and Secretary, joined Denbury in January 2012.  Mr. Matthews was a partner with the law firm of Vinson & Elkins LLP from 2001 until joining Denbury in 2012, with a primary focus on representing companies in oil and gas finance transactions. Mr. Matthews served as Managing and Administrative Partner of Vinson & Elkins’ Tokyo office during his last three years with the firm.  Mr. Matthews holds a Bachelor of Arts degree from Vanderbilt University, a Master’s degree from Ohio University and a Juris Doctor degree from Emory University School of Law.

Brad Kerr, Senior Vice President – Development, Technical and Innovation, joined Denbury in June of 2014. Mr. Kerr has 31 years of oil and gas industry experience, serving in various roles at Royal Dutch Shell plc ("Shell") and at Exxon Mobil Corporation. His responsibilities included providing operational and technical leadership, new technology implementation and reservoir engineering for diverse oil and gas exploration and development projects, including enhanced oil recovery and unconventional drilling projects in Alaska, West Texas, the Rockies, Europe, the Middle East, Africa and Asia. Prior to joining Denbury, Mr. Kerr was employed by Shell, where he held a variety of senior operational and technical leadership roles, most recently as Director, South China. Mr. Kerr received his Master of Science and Bachelor of Science degree in Chemical Engineering from Columbia University and Bachelor of Science in Chemistry from Davidson College.

Dan E. Cole, Vice President – Commercial Development and Governmental Relations, joined Denbury in October 2006.  Prior to joining Denbury, Mr. Cole was Director of the Mississippi/Alabama Business Unit for Plains Marketing, LP since April 2004, and Manager, Gulf Coast Region for EOTT Operating for the prior eight years before it was acquired by Plains Marketing.  Mr. Cole has more than 35 years of marketing, transportation and supply experience in the natural gas and crude oil industry.  Mr. Cole received his Bachelor of Business Administration degree from Texas A&M University.

Matthew Dahan, Vice President – North Region, joined Denbury in October 2010 and has over 30 years of oil and gas experience. Prior to being named Vice President in June 2014, Mr. Dahan served as Denbury’s Asset Manager for the Cedar Creek Anticline and as Reservoir Engineering Manager for the North Region. Before joining Denbury, Mr. Dahan served as Technical Director for Delta Hydrocarbons, BV in the Netherlands and Director of its affiliates Trefoil E&P S.L., Argentina and Delta Hydrocarbons Hungary Kft. Earlier in his career, Mr. Dahan also worked for Mobil Oil Corporation and Saudi Aramco in various engineering and supervisory roles, both domestically and internationally. Mr. Dahan earned his Bachelor of Science degree in Petroleum Engineering from the Colorado School of Mines.

Matt Elmer, Vice President – Gulf Coast Region, joined Denbury in July 2012 and has more than 30 years of experience in the oil and natural gas industry.  Mr. Elmer was previously employed at ConocoPhillips where he held a variety of leadership roles, most recently as the Operations Manager for the San Juan Business Unit.  Mr. Elmer previously held managerial roles in Alaska, South Texas, the Permian Basin and global Research & Development.  Mr. Elmer earned his Bachelor of Science degree in Petroleum Engineering from Marietta College and is a Professional Engineer in the state of Louisiana.

John Filiatrault, Vice President – CO2 Supply & Pipelines, joined Denbury in June 2010. Prior to joining the Company, Mr. Filiatrault's career spanned 23 years in the energy industry with Natural Gas Pipeline Company of America, El Paso Corporation and Kinder Morgan in a variety of assignments relating to engineering and operations. Mr. Filiatrault's most recent assignments were Director, Risk Engineering and Director of Gas Pipeline Operations with Kinder Morgan.  Mr. Filiatrault received his Bachelor of Science degree in Civil Engineering from Valparaiso University and his Master of Business Administration degree from Samford University.

Jeff Marcel, Vice President – Drilling, has over 30 years of oil & gas experience and joined Denbury in 1996. Mr. Marcel served in a variety of operational and management roles prior to being promoted to Vice President – Drilling in March 2010.  Before joining Denbury, Mr. Marcel worked for Hunt Petroleum Corporation, Rosewood Resources Inc. and Placid Oil Company in various onshore and offshore engineering and management positions.  Mr. Marcel received his Bachelor of Science degree in Petroleum Engineering from Louisiana State University.

Steve McLaurin, Vice President and Chief Information Officer, joined Denbury in January 2011.  Prior to joining Denbury, Mr. McLaurin was a partner with PricewaterhouseCoopers LLP, IBM and SolomonEdwardsGroup.  Mr. McLaurin has more than 25 years of experience working with leading organizations and helping them manage their information technology solutions.  He started his career as a systems analyst at General Dynamics.  Mr. McLaurin holds a Bachelor of Science degree in Computer Science from Evangel University and is a Certified Information Systems Auditor (CISA).

Alan Rhoades, Vice President and Chief Accounting Officer, is a Certified Public Accountant (CPA).  Mr. Rhoades has served as the Company's Chief Accounting Officer since July 2009. Before joining Denbury in July 2003, Mr. Rhoades was Assistant Controller for Amerada Hess Corporation from 2001 to 2003, and held that same position for Triton Energy Limited from 1996 until it was acquired by Amerada Hess Corporation in 2001.  Prior to joining Triton Energy Limited, Mr. Rhoades was a manager in the accounting firm of KPMG LLP. Mr. Rhoades received his Bachelor of Business Administration degree from the University of Texas at Arlington and is a licensed CPA in the state of Texas.

Whitney Shelley, Vice President and Chief Human Resources Officer, joined Denbury in November 2009.  Prior to joining Denbury, Ms. Shelley was Executive Vice President of Human Resources for Bank of America from 2004 until 2008.  Ms. Shelley received her Microsoft Certified Systems Engineer (MCSE) certification in 1994 and graduated with a Bachelor of Science degree from the University of North Texas.

Cory Weinbel, Vice President – Projects and Facilities, joined Denbury in January 2014 and has over 20 years of oil and gas experience. Prior to being named Vice President in November of 2014, Mr. Weinbel served as Denbury’s General Manager of Projects and Facilities. Before joining Denbury, Mr. Weinbel served as Production Facilities Project Manager for Anadarko Petroleum on the Mozambique Onshore (LNG) and Offshore Deepwater Development Project, as well as the Jubilee Deepwater Development Project in Ghana, West Africa. Prior to Anadarko Petroleum, Mr. Weinbel spent over seven years working for Helix Energy Solutions Group as Deepwater Project Manager and General Manager of Production Facilities. Earlier in his career, Mr. Weinbel oversaw numerous offshore operations as a Project Manager for Pegasus International, Kvaerner Oil & Gas and Kerr-McGee Oil & Gas. Mr. Weinbel holds a Master of Science degree in Metallurgical Engineering and Bachelor of Science degree in Materials Engineering from Columbia University School of Engineering and Applied Science.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (this "CD&A") provides you with a detailed description of our executive compensation objectives, philosophy and programs, the compensation decisions we have made under those programs, and the rationale and details supporting specific compensation decisions. While this CD&A focuses on the compensation of our President and Chief Executive Officer, Chief Financial Officer and our four other most highly compensated executive officers for 2014 (our "named executive officers"), it also provides a description of our overall executive compensation program. Our named executive officers for 2014 were as follows:

Name	Title
Phil Rykhoek	President and Chief Executive Officer
Mark C. Allen	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
Jim Matthews	Senior Vice President, General Counsel and Secretary
Brad Kerr (1)	Senior Vice President – Development, Technical and Innovation
K. Craig McPherson (2)	Former Senior Vice President and Chief Operating Officer
Charlie Gibson (3)	Former Senior Vice President – Production Operations

(1)	Mr. Kerr joined the Company in June 2014.

(2)	Mr. McPherson resigned from his position as Senior Vice President and Chief Operating Officer effective November 14, 2014.

(3)	Mr. Gibson resigned from his position as Senior Vice President – Production Operations effective November 14, 2014.

Consistent with the Company's overall emphasis on teamwork, our President and Chief Executive Officer and our Senior Vice Presidents (which includes our named executive officers) often function together as a committee, which we refer to as our "senior management team" or "senior management". This CD&A should be read in conjunction with the Summary Compensation Table on page 43 which details the compensation earned in 2014, 2013 and 2012 by our named executive officers, reported in accordance with SEC rules.

Executive Summary

2014 Performance

Our Compensation Committee has made performance-based compensation an increasingly important element of our executive compensation in recent years. Accordingly, it is important to review and understand our performance when looking at our 2014 executive compensation. The Company had a number of significant business developments in 2014, including the following:

•	Increased our average tertiary oil production to a new record level of 41,079 barrels per day, a 7% increase from average tertiary production in 2013.

•	Declared quarterly cash dividends of $0.0625 per common share during each quarter of 2014 (a rate of $0.25 per share on an annualized basis).

•	Repurchased a total of 12.4 million shares of Company stock for $200.4 million during the first quarter of 2014.

•
Reduced interest expense by refinancing the Company’s 8¼% Senior Subordinated Notes due 2020 in connection with the issuance of $1.25 billion of 5½% Senior Subordinated Notes due 2022; additional proceeds from the issuance of the 5½% Senior Subordinated Notes due 2022 were used to pay down approximately $150 million of outstanding borrowings on our bank credit facility.

•
Amended and restated our bank credit facility, effective as of December 9, 2014, to provide for a borrowing base of $3.0 billion, aggregate lender commitments of $1.6 billion, and an extended termination date of the facility from May 2016 to December 2019.

•
Created innovation and improvement teams to evaluate each of our assets with a goal of increasing the value of both existing assets and future projects by optimizing field operational and development plans, increasing CO2 flood recovery efficiency and reducing costs; these evaluations have continued into 2015.

Although, there were many positives in 2014, there were areas in which the Company's performance did not meet our desired results, specifically our tertiary and non-tertiary production targets.

In response to the decline in oil prices during the latter part of 2014, the Company announced a significant reduction in its capital spending plans, reducing projected 2015 capital spending to $550 million, or roughly half of 2014 levels. The Company also suspended its share repurchase program in order to protect its financial health and preserve liquidity amid a period of declining oil prices and overall oil price uncertainty.

Key Compensation Decisions for 2014

The table below summarizes the key compensation decisions made to or affecting our compensation components for 2014, and the Compensation Committee’s rationale behind such decisions. Each decision is discussed in greater detail throughout this CD&A and our four primary compensation components are described below under Compensation Components.

Compensation Component	Compensation Decision for 2014 Compensation	Compensation Committee Rationale	CD&A Discussion
Stock-based compensation	Eliminated SARs and increased the percentage of performance-based stock awards by 15%	Place a greater emphasis on performance-based awards to align the interests of senior management with those of our stockholders	See page 32
Performance-based compensation
Differentiated the performance-based operational equity award measures from the performance-based cash award measures; in past years, both types of performance-based awards had the same measures, weighting and achievement percentages
		Allows the compensation program to incentivize for additional and more targeted corporate goals	See page 34
	Increased the percentage of performance-based compensation by 8%	Place a greater emphasis on performance-based compensation	See page 24
Performance-based cash compensation	Changed the performance metrics to add a total cost measure	Better align the performance awards with one of the Company's overall corporate goals for 2014: cost control in supporting our growth and income strategy	See page 36
Performance-based equity compensation
Changed the performance-based operational award to add a new measure that compares the Company's production per share growth plus cash flow per share over a three-year period against the Company's long-term objectives
		Better align the performance metrics in the performance awards with the Company’s overall corporate goals for 2014: value creation, growth and free cash flow	See page 35
	Lengthened the overall vesting period for our performance-based operational awards from two years to one-third vesting after one year and two-thirds vesting after three years	Place a greater emphasis on long-term incentives	See page 33
Annual cash bonuses	Awarded a payout at 80% of target for the Company component and a range of 50% to 65% of target for the individual component for senior management	Recognize Company and individual performance during 2014 which warranted a payout of less than 100% of target	See page 31
	Increased the individual performance component from 25% to 35% of the annual cash bonus mix	Place a greater emphasis on individual performance and the achievement of individual goals, while keeping the primary focus on Company results	See page 31
	Modified the program to include certain operational performance measures in the award payout determination	Make the program less discretionary	See page 31
Peer group	Removed Plains Exploration & Production from the compensation peer group for 2014 and added Encana Corporation	Plains Exploration & Production merged into another company in 2013	See page 29
Base salaries	Approved an increase in base salaries for members of senior management by approximately 4%	Maintain senior management’s targeted compensation levels at the 50th percentile of our peer companies	See page 30

Summary Pay for Performance

In recent years, the Compensation Committee has made steady changes to our executive compensation program to increase the amount of performance-based compensation. When making compensation decisions for our senior management team, the Compensation Committee considers how much of total compensation is performance-based. The following table details the percentage of total compensation that is performance-based (in all cases at the targeted levels) for our named executive officers.

Percent of Performance-Based Compensation*

*The amounts used to calculate the percent of performance-based compensation shown in the graph above exclude off-cycle grants, which are made from time to time in the event of new employment or a promotion, and use the base salaries in place as of January 1 of each year (versus base salary increases resulting from mid-year promotions). Additionally, the performance-based TSR award value used is based on the Company's stock price on the date of grant (versus the fair value calculated using the Monte-Carlo valuation model used in the Summary Compensation Table). These amounts were utilized in calculating the amount above because these are the amounts the Compensation Committee used to set target compensation for each year.

We believe that our compensation strategy aligns with both individual and Company performance. In reviewing 2014 performance results as related to compensation decisions, the Compensation Committee considered the Company's many positive business developments and goal achievements in 2014 and the areas in which the Company's performance did not meet desired results (see 2014 Performance above). The Compensation Committee believes that the payouts under our performance-based awards (see Results of Performance-Based Awards for Year-Ended 2014) and annual bonus program (see Compensation Components – Annual Cash Bonuses) reflect the Company's performance.

To help demonstrate the alignment of performance and compensation, the table below presents the amount of target compensation realized in 2014, 2013 and 2012 by Phil Rykhoek, our President and Chief Executive Officer, under each of our performance-based compensation elements: (1) annual cash bonus; (2) performance-based operational award; (3) performance-based TSR (total shareholder return) award; and (4) performance-based cash (each discussed in detail under Compensation Components below). When establishing targets for these compensation elements, the Compensation Committee relied on its belief that it should be difficult to significantly exceed the targeted amounts and to do so would require the Company to perform well above target expectations. Similarly, the Compensation Committee believes that payouts below target are warranted when budgets or targets are not met or when the Company's performance does not otherwise meet desired results.

The table below reflects amounts realized by our President and Chief Executive Officer in each of 2014, 2013 and 2012 under performance-based awards that measured performance in each of those years, with the exception of the performance-based TSR award granted in 2012 that measured our relative total shareholder return over the three-year period of 2012 through 2014, with the target for that award and the amount actually realized under that award reflected in 2014, the ending year of that award’s performance period. The table excludes awards that have a remaining performance period. For example, the performance-based TSR awards granted in 2013 and 2014 are not included because their performance periods are not complete and no amounts have been realized. Additionally, for both the performance-based operational awards and TSR award, the dollar value shown in the table below reflects the value as of the date of vesting (as reflected in the footnotes to the table) of the stock actually realized.

President and CEO Realized Performance-Based Compensation Table

	Annual Cash Bonus		Value of Performance-Based Operational Award Shares			Value of Performance-Based TSR Award Shares			Performance-Based Cash		Total
Year	Target	Realized	Target	Realized		Target	Realized		Target	Realized	Target	Realized	Percent of Target Realized
2014	$780,000	$542,100	$439,998	$309,905	(1)	$379,167	$72,244	(4)	$600,000	$648,000	$2,199,165	$1,572,249	71%
2013	750,000	571,875	949,987	541,522	(2)	—	—		600,000	724,200	2,299,987	1,837,597	80%
2012	624,000	744,120	379,163	556,870	(3)	—	—		550,000	748,000	1,553,163	2,048,990	132%

(1)
Reflects the amount realized on March 31, 2015, the vesting date for the 2014 capital efficiency performance-based operational award, which had a performance period ending on December 31, 2014 and accounts for one-third of the total performance-based operational awards granted in 2014. This does not include the growth and income performance-based operational award granted in 2014, which accounts for two-thirds of the total performance-based operational awards granted in 2014, because it has a three-year performance period ending December 31, 2016.

(2)	Reflects the amount realized on January 4, 2015, the vesting date for the 2013 performance-based operational award, which had a performance period ending on December 31, 2013.

(3)	Reflects the amount realized on March 31, 2013, the vesting date for the 2012 performance-based operational award, which had a performance period ending on December 31, 2012.

(4)
Reflects the amount realized on March 31, 2015, the vesting date for the 2012 performance-based TSR award, which had a performance period ending on December 31, 2014. Additionally, the performance-based TSR award target value is based on the Company's stock price on the date of grant (versus the fair value calculated using the Monte-Carlo valuation model used in the Summary Compensation Table).

Following the compensation shown in our Summary Compensation Table (see page 43), we have presented a table that compares Summary Compensation Table amounts to compensation actually realized by our Chief Executive Officer (see page 46). When analyzing and setting compensation and considering pay-for-performance, our Compensation Committee believes it is important to consider what compensation is actually realized by the executive officers during a given fiscal year as opposed to the full potential compensation possibly earnable in future years. The primary difference between the President and CEO Realized Compensation Table values and the Summary Compensation Table values is the method and timing used to value equity awards. SEC rules require companies to report the grant-date fair value of all equity awards in the Summary Compensation Table for the year in which they were granted and to report performance-based equity (e.g., the performance-based operational awards and performance-based TSR awards) at the grant-date fair value at 100% of the target level. As a result, in 2014 approximately 67% of the total compensation amount reported in our Summary Compensation Table relates to equity grants that have not yet vested or been earned and for which the value is consequently uncertain.

Say on Pay Results 2014

In considering and making compensation decisions relative to senior management, the Compensation Committee noted that more than 96% of the stockholders who voted on the say-on-pay proposal at our 2014 annual meeting of stockholders voted in favor of the compensation of our named executive officers. Because of the support of this proposal, the Compensation Committee determined that no significant changes to our executive compensation policies and decisions were necessary at this time but continued to make minor adjustments consistent with our compensation objectives and philosophy.

At the 2015 annual meeting of stockholders, we will again hold an annual advisory vote to approve executive compensation (see page 54). The Compensation Committee will continue to monitor and consider the outcomes of this year’s and future advisory votes on the Company's executive compensation program, as well as feedback from stockholders throughout the course of the year, when making compensation decisions for the Company's senior management.

Summary of Executive Compensation Practices

Below is a summary of certain executive compensation practices that we have implemented to drive performance and long-term stockholder value.

What We Do
☑ Pay for Performance. A majority of senior management pay is performance-driven and not guaranteed. It must be earned every year based on objective and challenging operational and financial goals and individual contributions.

☑ No Employment Agreements. The Company does not have employment agreements with executive officers.
☑ Stock Ownership Guidelines. All officers and directors are subject to stock ownership and retention guidelines that are in line with our peer group.
☑ No Hedging. The Company prohibits hedging and short sales by executive officers and directors.
☑ Discourage Pledging. The Company discourages pledging by executive officers and directors. Currently, no executive officers or directors pledge shares of the Company.
☑ Risk Mitigation. The Company mitigates compensation risk through varied performance measures and targets, long-term equity incentives, an independent compensation consultant and Board and management processes to identify risks.

☑ Independent Compensation Consultant. The Compensation Committee uses an independent compensation consultant that provides no other services to the Company.
☑ Relevant Peer Group. The Company uses a representative and relevant peer group when making compensation decisions.
☑ No Dividends on SARs or Unearned Performance Awards.  The Company pays time-vested dividends only on time-vested restricted stock after vesting of the underlying shares; it does not pay dividends on SARs or on unearned performance-based equity awards.

☑ No New Tax Gross-Ups. The Company has a policy of no new tax gross-up provisions in severance arrangements.
☑ Severance Plan Double Trigger Change in Control. The Company has double trigger severance payments under its Severance Protection Plan. Severance protection benefits will become payable under the Severance Protection Plan only with the occurrence of both a change in control and a qualifying termination.

Objectives and Philosophy

Our compensation policies are designed to ensure that salary levels and compensation incentives attract and retain top level individuals in key positions and are commensurate with each individual's level of executive responsibility, the type and scope of our operations, and our Company-wide financial condition and performance.

Our overall compensation philosophy is that we:

•	pay competitive base salaries at a level to attract and retain outstanding talent, generally targeted at the median level of salaries of comparable companies;

•	provide a proper balance and mix of compensation which places significant emphasis on long-term and performance-based incentives when determining executive compensation;

•	encourage all employees to be stockholders to better align their interests with those of our stockholders; and

•
reward employees primarily for the effort and results of the team or Company as a whole, rather than compensating only for individual performance; however, we believe it is important to differentiate compensation based on individual performance.

Annually the Compensation Committee sets target compensation for members of senior management. The Compensation Committee’s objective is to obtain an appropriate balance and mix of compensation. In setting target compensation, the Compensation Committee analyzes the following compensation elements for each company in our peer group:

•	base salary;

•	target and actual total cash;

•	long-term incentives; and

•	target and actual total direct compensation.

Based on the Compensation Committee's analysis of such data, and in consultation with Meridian Compensation Partners, LLC (“Meridian”), our independent compensation consultant, and in accordance with prior practice, the Compensation Committee determined that the compensation of senior management for 2014 should approximate the 50th percentile of total compensation of the peer group, with the primary focus on long-term and performance-based incentives. The Compensation Committee, with assistance from Meridian, also closely monitors industry trends and peer group data relative to executive compensation as a means to determine whether the mix of cash and equity is appropriate. Generally, base salaries are less than 25% of senior management's total compensation, so that a significant portion of the compensation is paid either through annual bonuses or long-term equity awards. This means that all compensation components other than executive base salaries will be based, to a significant degree, on Company performance.

When evaluating compensation, we compare the compensation of our senior management to that of our peer group and have always placed a significant emphasis on the aggregate compensation of our senior management as compared to the aggregate compensation of our peer's senior management. We believe this is an important consideration because (i) we want to make sure that our aggregate senior management compensation is reasonable compared to our peers, (ii) due to the unique nature of our business and our focus on enhanced oil recovery, it can be difficult to find an appropriate comparison for certain of our executives and (iii) our emphasis on a team approach supports evaluating our compensation in such a manner. While we believe that evaluating aggregate senior management compensation is appropriate, the Company's bonus compensation is evolving toward more of a balance between individual and team results. During the compensation review for 2014 compensation, we made a more significant distinction between the various senior management members to more appropriately compensate them for their respective duties and their individual performance and contribution.

We believe that our overall compensation program has proven to be an effective retention and motivational tool for our senior management and employees. We also believe that the 2014 combination of components of our senior management compensation provided a proper balance and mix of compensation, with a significant portion of the target compensation related to long-term and performance-based incentives. Our mix of compensation components and their general terms are discussed in greater detail below under Compensation Components.

Roles in Setting Executive Officer Compensation

Role of the Compensation Committee

During the fourth quarter of each year, senior management reviews compensation for the entire Company based, in part, on recommendations from department and regional managers, and makes recommendations to the Compensation Committee. Final review of these recommendations is made by the Compensation Committee at its December Compensation Committee meeting, although depending on the magnitude of the anticipated changes, there may be several Compensation Committee meetings and discussions with management in advance of the December meeting. The Compensation Committee determines and approves the Chief Executive Officer's compensation and evaluates the performance of, and reviews and recommends for adoption by the Board, all compensation and long-term awards for other senior executives, considering, among other things, the recommendation of our Chief Executive Officer with regard to compensation for the other executives. The Compensation Committee also reviews and recommends for adoption by the Board our overall compensation programs for all employees or any significant changes to these programs. The Compensation Committee administers all of our compensation plans. Following approval of the entire compensation program, salary increases have typically been made effective January 1, bonuses under our cash bonus plan are typically paid in early January, and the recurring annual long-term equity awards are customarily granted in early January.

Role of the Independent Compensation Consultant

In the fourth quarter of each year, the Company and the Compensation Committee review compensation for senior management and all employees, with changes to compensation implemented early the following year. For 2013 and 2014 compensation reviews, the Compensation Committee engaged Meridian to serve as its independent compensation consultant and to advise the Compensation Committee on compensation-related matters. At the direction of the Compensation Committee, Meridian performed reviews related to the Company's executive compensation in relation to its peer group. Meridian's reports provided the Compensation Committee with comparative data, analyses, conclusions and recommendations that the Compensation Committee used in making its compensation decisions and recommendations in 2013 for compensation paid in 2014. The data provided by Meridian was primarily taken from its proprietary data, peer company proxy statements and other SEC filings. The ultimate compensation decisions for our senior management are made by the Compensation Committee or through recommendation to, and adoption by, the Board.

Other than Meridian's services mentioned herein and services performed at the request of the Compensation Committee, including an analysis of the compensation paid to the Company's directors and general educational presentations related to compensation-related matters, Meridian provided no other material services to the Company during 2014. The Compensation Committee has assessed the independence of Meridian pursuant to applicable SEC and NYSE rules and concluded that Meridian's work for the Compensation Committee does not raise any conflicts of interest.

Use of Peer Survey Comparisons

In reviewing 2014 executive compensation decisions in December of 2013, the Compensation Committee considered compensation data from a selected group of peer companies. Based on consultation with Meridian, the Compensation Committee decided to use the same industry peer group in 2014 that was used in the prior year review, except that Encana Corporation was added in place of Plains Exploration & Production due to its merger into another company, as follows:

2014 Compensation Review Peer Group
Cabot Oil and Gas	Pioneer Natural Resources Company
Cimarex Energy	QEP Resources Inc.
Concho Resources, Inc.	Range Resources
Continental Resources, Inc.	SM Energy Company
Encana Corporation	Southwestern Energy Company
Newfield Exploration	Ultra Petroleum
Noble Energy	Whiting Petroleum Corporation

The peer companies were selected from a group of independent publicly traded oil and gas companies with similar operations using several criteria, such as market capitalization, revenues, assets, enterprise value and production volumes. We believe that the selected companies were the most appropriate for executive compensation comparisons for 2014 compensation decisions. The differences and similarities between us and the companies in our industry peer group are taken into consideration when considering peer group data for executive compensation. The Compensation Committee reviews the peer group composition annually.

Compensation Components

The Company's 2014 senior management compensation program is comprised of the following primary components:

•base salaries;
•annual cash bonuses;
•stock-based compensation; and
•performance-based cash awards.

In addition, senior management may participate in certain other Company plans that are available to all employees, which include a stock purchase plan, 401(k) plan and health and insurance plans. The Compensation Committee determined the appropriate level of each compensation component for senior management's 2014 compensation based on the Company's compensation objectives and philosophy and after evaluating the peer group data and setting target compensation. The following two charts detail the percentage each compensation component represents of the total 2014 targeted compensation considering the four primary compensation components for (1) our President and Chief Executive Officer (CEO) and (2) an average for our four named executive officers (NEOs) that were employed by the Company on January 1, 2014 (Messrs. Allen, Matthews, McPherson and Gibson).

The following is a discussion of each of the compensation components outlined above.

Base Salaries

We strive to provide our senior management with a level of assured cash compensation in the form of base salaries, at appropriate levels given their positions, professional status and accomplishments. We believe that base salaries should be in the 50th percentile of the salaries of similar management positions at our peer companies and we have generally targeted that amount for many years. To align the base salaries of the members of our senior management with that of our peers, the Compensation Committee granted a base salary increase for 2014 to the executive officers of 4%. The base salary increases for the named executive officers resulted in base salaries that were slightly below the targeted 50th percentile of the base salaries of individual officers and groups of officers of our peers. The comparative base salaries for 2013 and 2014 and the percent base salary comprised of total targeted compensation in 2014 for our named executive officers were as follows:

Name	2013 Base Salary	2014 Base Salary	Percent of Total 2014 Target Compensation
Phil Rykhoek	$750,000	$780,000	13%
Mark C. Allen	438,095	455,619	15%
Jim Matthews	362,250	376,740	21%
Brad Kerr (1)	—	315,000	20%
K. Craig McPherson (2)	465,750	484,380	13%
Charlie Gibson (3)	—	322,920	18%

(1)	Mr. Kerr joined the Company in June 2014 and was paid $170,625 in salary in 2014.

(2)
Mr. McPherson resigned from his position as Senior Vice President and Chief Operating Officer effective November 14, 2014. Mr. McPherson was paid $426,833 in base salary in 2014 prior to his resignation.

(3)
Mr. Gibson resigned from his position as Senior Vice President – Production Operations effective November 14, 2014. Compensation information for Mr. Gibson is not provided for 2013 because Mr. Gibson was not a named executive officer of the Company during 2013. Mr. Gibson was paid $285,055 in base salary in 2014 prior to his resignation.

Annual Cash Bonuses

The annual cash bonus program is an integral part of the overall compensation program for all employees at Denbury. It resonates with the employees and encourages and produces a team-oriented approach to meeting the Company's annual goals. The decision to pay bonuses, and in what amounts, is determined by the Compensation Committee on a Company-wide basis, and executive officers receive bonuses only if all other employees receive bonuses.

Our practice for paying cash bonuses to employees is subject to review and change each year by our senior management and the Compensation Committee and includes target levels of bonus compensation matched to an employee's job tier. The target bonus level for our named executive officers in 2014 was 100% of base salary for Messrs. Rykhoek, Allen and McPherson and 85% of base salary for Messrs. Matthews, Kerr and Gibson. Additionally, in 2014, the Compensation Committee established a minimum performance hurdle for our NEOs that must be achieved prior to their receiving any payout under the bonus program, which facilitates the Compensation Committee's intention that the annual cash bonus program qualify for tax deductibility under Section 162(m) of the Internal Revenue Code (the "Code"). The Compensation Committee established the 2014 minimum performance hurdle to be the achievement of cash flows from operations of at least $350 million for the year-ended December 31, 2014, which was achieved.

For 2014, cash bonuses for each employee were determined based on two factors: Company performance and individual performance. The Company performance factor, which comprised 65% of each employee's target bonus, was evaluated by the Compensation Committee with a potential range from 0% to 120% of target. The individual performance factor, which comprises 35% of each employee's target bonus, is evaluated by the employee's manager and supervisor with a potential range from 0% to 200% of target. For members of senior management, individual performance was evaluated by the Compensation Committee, considering recommendations by the Chief Executive Officer, other than for himself.

Historically, bonus determinations for the Company performance component of the cash bonus have been made by our Compensation Committee subjectively, based on an overall retrospective evaluation of our corporate results, taking into account a wide range of both non-numeric measures and financial and operational results, which measures and results are determined at year end. Any measure that might be considered to determine whether or not an oil and natural gas company had a successful year (or other measures of success or failure) is a possible factor for consideration by the Compensation Committee. The measures used have varied from year-to-year and have included, individually or in combination, an evaluation of production levels, cost levels, stock performance, safety and environmental performance, achievement of acquisition or disposition goals, completion of significant transactions and projects, operating and administrative expense levels, capital expenditures relative to budgeted levels, and reserves replacement percentages.

While this practice is still a prominent part of the bonus determination process, in 2014, the Compensation Committee integrated more specific targets into the bonus determination process. In particular, the Compensation Committee measured the Company's performance with regard to the following financial and operating performance metrics in the Company's operating budget: (i) total production (including separate targets for tertiary and non-tertiary production), (ii) lease operating expenses, (iii) capital expenditures and (iv) health, safety and environmental performance.

Annual Bonus Targets and Weighting	Target Points	Earned Points
Total Production	40	20
Lease Operating Expenses	20	20
Capital Expenditures	20	20
Health, Safety and Environmental Performance	20	20
Total	100	80

After evaluating the Company's overall 2014 performance, which is more fully discussed in the Executive Summary above, the Compensation Committee concluded (and recommended to the Board for adoption) that the portion of 2014 cash bonuses based upon Company performance should be awarded at a level of 80% of target. This decision was based on the Compensation Committee's assessment of the Company's overall performance during 2014, including that the Company generally performed at or slightly below targeted levels of the performance targets set forth above, and that with respect to targeted levels:

•	Although close, the Company did not meet its total target production goals, with tertiary production being closer to target compared to non-tertiary production;

•	The Company was close to its lease operating expenses target goals;

•	The Company stayed within its targeted capital expenditures budget; and

•	Performance with respect to the Company's health, safety and environmental goals improved, and the Compensation Committee specifically noted that there were no major environmental incidents in 2014.

Bonus determinations for the individual performance component with respect to senior management are also made by our Compensation Committee subjectively, based on an overall retrospective evaluation of the individual's personal performance during the year. The Compensation Committee considered, among other things, attainment of personal goals, leadership, teamwork and the role the individual played in significant projects or transactions. Again, because these decisions are subjectively made on an overall basis, it is not possible to determine precisely how these measures are weighted or evaluated by the Compensation Committee. The individual portions of the cash bonuses for our named executive officers for 2014 ranged from a low of 50% of target for Mr. Rykhoek, our President and Chief Executive Officer, to a high of 65% of target for other named executive officers. The Compensation Committee concluded that awards of less than 100% were appropriate in all circumstances partially due to the fact that the Company missed on several of the targets described above and the Compensation Committee felt that it was senior management’s responsibility to lead the Company in meeting those targets. This was particularly true with respect to the determination for Mr. Rykhoek, where the Compensation Committee awarded only 50% of his targeted individual cash bonus component. The 2014 individual cash bonus percentages for senior management were generally lower than those for 2013, when they ranged from a low of 50% of target to a high of 80% of target.

It is important to note that historically the Company and individual performance components of the annual cash bonus, as a percentage of target, have correlated to the Company’s overall performance for the fiscal year, considering important factors beyond only operational performance metrics. Our Compensation Committee believes that the unrestricted nature of our annual cash bonus plan allows the Compensation Committee to take into account unforeseen matters that are outside of a specific performance metric to appropriately compensate senior management. The Compensation Committee believes that the annual cash bonus program is an important part of the overall mix of compensation for our executives, as a completely formulaic performance-based compensation system leaves no mechanism to adjust compensation for unanticipated operational events (both favorable and unfavorable) which occur in our business and which may affect a metric not included (or insufficiently weighted) in performance measures set at the beginning of the year.

Stock-Based Compensation – Overall Program

Equity compensation is a significant focus of our total compensation program for all employees, and is an even higher level of focus for compensation of our senior management. All equity-based awards granted under our 2004 Incentive Plan are designed to motivate our employees to increase the value of the Company, which benefits not only the employees but the Company's stockholders. Our overall senior management equity compensation program for 2014 consisted of time-vested restricted stock and performance-based equity awards. For 2014, the performance-based equity awards were split equally between performance-based operational awards, which are earned based on the achievement of specific operational goals, and performance-based TSR awards, which are earned based on the performance of Denbury stock compared to the stock of our peers (each discussed in detail below).

As part of the review to determine 2014 compensation, all aspects of senior management compensation were evaluated and compared to the peer group compensation data, valuing the long-term awards using grant-date fair values as presented in the Summary Compensation Table below. With respect to stock-based compensation for 2014, we continued to place a great emphasis on performance-based awards to further align the interests of our executives with those of our stockholders.

Based on all of the data, for 2014 it was determined that our long-term equity award grants to our named executive officers would be allocated as follows:

Percentage	Award Type	Terms
34%	Time-Vested Restricted Stock	Cliff vesting after the end of a three-year service period
33%	Performance-Based TSR Awards	Based on a three-year TSR and cliff vesting after 3.25 years
11%	Performance-Based Operational Awards-Capital Efficiency	Based on a one-year performance period and vesting after 1.25 years
22%	Performance-Based Operational Awards-Growth and Income	Based on a three-year performance period and vesting after 3.25 years

In 2014, we substantially modified certain parts of our performance-based compensation (both cash and equity). Previously, the performance-based cash and operational awards were based upon the same four operational performance metrics, which were slightly modified from year-to-year based upon then-current Company goals. In 2013, the four operational metrics used to measure performance were: (i) tertiary oil production, (ii) non-tertiary oil production, (iii) peer comparison capital efficiency and (iv) reserves replacement percentage. While we maintained these performance metrics for our performance-based cash awards in 2014, with some adjustments (as discussed below), we modified the performance metrics for our performance-based operational equity awards. In 2014, our performance-based operational awards were based one-third on a capital efficiency measure and two-thirds on a per share production growth and free cash flow measure. In recognition of the Company's transition to a growth and income company at the end of 2013, we felt it was appropriate to change the performance metrics of the performance-based operational awards to match this change in focus. With the exception of some changes in our TSR peer group, our 2014 performance-based TSR award remained substantially the same as in 2012 and 2013.

We have a mix of vesting parameters associated with our equity awards for our executive officers. Our annual time-vested restricted stock awards and performance-based TSR awards vest approximately three years from the date of grant and one-third of our performance-based operational awards vest approximately one year from the date of grant and two-thirds vests approximately three years from the date of grant. In recent years, we have increased the overall vesting periods of our total award mix by (1) instituting the performance-based TSR award in 2012, which has a three-year vesting period and (2) lengthening the vesting period of our performance-based operational awards, beginning with the 2013 grant, from an approximate one-year vesting period to a two-year vesting period and modifying it again for the 2014 grant, to an approximate (i) one-year vesting for one-third of the award and (ii) three-year vesting for two-thirds of the award.

Performance-Based TSR Awards

The TSR award is based on comparing the average of the Company's total shareholder return performance during each year within the three-year performance period, to that of the Company’s peers. The stock prices used to compare TSR are based on the increase or decrease in the average common stock price between the last ten trading days of each year. The peer group of 16 companies, as selected by the Compensation Committee, is primarily weighted toward oil production and oil reserves, and includes five of the 14 companies included in the Company's peer group used for the Compensation Committee's review for 2014 compensation. For this particular award, it was determined that having a peer group whose members were more aligned with the Company's heavily-weighted oil production and reserve mix, as opposed to natural gas, was more appropriate than a peer group based on the relative size of each member. The peer group of companies used for this award was as follows:

TSR Award Peer Group
Canadian Oil Sands Limited	Murphy Oil Corporation
Concho Resources, Inc.*	Oasis Petroleum, Inc.
ConocoPhillips	Occidental Petroleum Corporation
Continental Resources, Inc.*	Pioneer Natural Resources Company*
Crescent Point Energy Corp.	Sandridge Energy, Inc.
Devon Energy Corporation	SM Energy Company*
Marathon Oil Corporation	Vermilion Energy
MEG Energy Corporation	Whiting Petroleum Corporation*

*	Included in the Company's peer group used for the Compensation Committee's review for 2014 compensation.

Performance-Based Operational Awards

In order to create additional performance incentives, the second half of our executives' performance-based equity compensation is based on specific annual operational performance metrics. Our goal is to select performance objectives and measurement criteria that would not be significantly affected by commodity prices, or if so affected or influenced, our peer group would theoretically be similarly subjected to the same market influences on their performance.

The performance-based operational awards are earned during the performance period depending upon the Company's level of success in achieving specifically identified performance targets. Each year, the Compensation Committee considers the Company's goals and attempts to match executives' performance targets with such corporate goals. The performance targets for 2014 were based on a capital efficiency measure (our capital efficiency award) and a free cash flow measure (our growth and income award), which closely ties to the Company's transition at the end of 2013 from a Company that focused purely on growth to one that focuses on both growth and income.

Generally, one-half of the shares eligible to be earned under the performance-based operational awards are eligible to be earned for performance at the designated target levels (100% target vesting levels) and twice that number of shares will be earned if the higher maximum target levels are met. If performance is below designated minimum levels for all performance targets, no performance-based shares will be earned.

The performance target calculation is performed by reviewing each measure, determining the appropriate number of percentage points for each measure based on the actual results as indicated in each table below, and calculating the sum, which then must be approved by the Compensation Committee. In the aggregate, the potential percentage points earned range from zero to 200, which corresponds to a vesting percentage from 0% to 200% of the targeted shares. With respect to both performance-based operational awards, the Compensation Committee has the discretion to reduce the number of performance points otherwise earned by up to 25% based on other factors, such as its review and assessment of our corporate governance, environmental and safety compliance, debt levels and other discretionary factors. The Compensation Committee does not have the authority or discretion to increase the number of performance-based shares.

Capital Efficiency Award. The capital efficiency award, which comprises one-third of our total performance-based operational awards, compares our creation of value through the deployment of capital in comparison to current year operating results as compared to that of our peers, by essentially measuring on a per-barrel-of-oil-equivalent basis adjusted pre-tax operating income to adjusted finding and development costs.  The capital efficiency award is based on a one-year performance period and vests after approximately one year.

	Capital Efficiency Percentage — 33% of the Performance-Based Operational Awards	Performance Percentage Points
A.	>= 90% to 100%	66.7
B.	>= 70% and < 90%	53.3
C.	>= 50% and < 70%	40
D.	>= 30% and < 50%	26.7
E.	Less than 30%	0

The capital efficiency achievement levels will be based on how the Company ranks relative to the capital efficiency achievement of the other companies in the peer group. At the end of the performance period, the final capital efficiency achievement percentage of the Company will be determined based on the average of each peer’s and the Company’s relative capital efficiency achievement percentage for the performance year.

The peer group of 12 companies, as selected by the Compensation Committee, is primarily weighted toward oil production and oil reserves, and includes five of the 14 companies included in the Company's peer group used for the Compensation Committee's review for 2014 compensation. Similar to the TSR award, it was determined that having a peer group whose members were more aligned with the Company's heavily oil-weighted production and reserve mix, as opposed to natural gas (excluding Canadian companies, as their financial information does not contain the information necessary to calculate the metric properly), was more appropriate than a group based on the relative size of each member. The peer group of companies used for this award was as follows:

Capital Efficiency Award Peer Group
Concho Resources, Inc.*	Oasis Petroleum, Inc.
ConocoPhillips	Occidental Petroleum Corporation
Continental Resources, Inc.*	Pioneer Natural Resources Company*
Devon Energy Corporation	Sandridge Energy, Inc.
Marathon Oil Corporation	SM Energy Company*
Murphy Oil Corporation	Whiting Petroleum Corporation*

*	Included in the Company's peer group used for the Compensation Committee's review for 2014 compensation.

Growth and Income Award. The growth and income award, which comprises two-thirds of our total performance-based operational awards, is a measure of the Company’s average annual growth and income rate for a three-year period against its long-term objectives. The growth and income rate is equivalent to the sum of the production-per-share growth rate and an annual adjusted free cash flow per-share yield. The annual production-per-share growth rate is based on the Company’s annual production volume growth on a barrels-of-oil-equivalent basis, and the annual adjusted free cash flow per-share yield is based on cash flows from operations adjusted for commodity prices, commodity derivative settlements, working capital changes and development capital expenditures.  The growth and income award is based on a three-year performance period and vests shortly after such period. At the end of the three-year performance period in 2016, points will be earnable as follows:

	Average Growth and Income Rate — 67% of the Performance-Based Operational Awards	Performance Percentage Points
A.	>= 11.0%	133.3
B.	>= 10.0% and < 11.0%	106.7
C.	>= 9.0% and < 10.0%	80
D.	>= 7.0% and < 9.0%	53.3
E.	Less than 7.0%	0

We believe that it should be difficult to exceed the targeted amounts of the performance measures in our performance-based operational awards, as to do so would require us to perform at or above 100% of our budgets or targets for production growth and free cash flow and above our peers for capital efficiency.  Since the performance measures cover focal points of our business including production growth, generation of free cash flow, and capital efficiency, exceeding our targets in all of these areas becomes even more difficult.  These targets are achievable, but require the Company to grow annual production and add proved oil and natural gas reserves and to focus on cost containment and efficiency to generate higher free cash flow and lower finding and development costs.  Even if we are able to exceed our targets, there could be an error in our projections, as certain factors like production are difficult to predict with absolute certainty.  However, in this case, we believe that our projections could be inaccurate in either direction with approximately the same probability.

Each of the target levels was determined and defined by the Compensation Committee at the time of grant of these performance awards in January 2014, based upon year-end targets and goals. Achievement of discretionary factors and confirmation of performance levels are determined by the Compensation Committee. Any portion of the performance shares which are not earned by the end of the measurement period are forfeited. In certain change-in-control events, the target level amount of performance-based shares would vest (see Potential Payments Upon Termination or Change in Control below).

The results of the 2014 performance-based operational awards are discussed below under Results of Performance-Based Awards for Year-Ended 2014.

Performance-Based Cash Awards

In addition to equity compensation, our executives are granted some level of cash awards in order to make their total compensation more consistent with that of our peers. For the members of senior management, this was in the form of a performance-based cash award.

The performance-based cash awards are earned during the performance period depending upon the Company's level of success in achieving the identified performance targets. Our goal is to select performance objectives and measurement criteria that would not be significantly affected by commodity prices, or if so affected or influenced, our peer group would theoretically be similarly subjected to the same market influences on their performance.

In 2014, the performance-based cash award was based upon the same performance metrics used to measure 2013 performance: (i) tertiary oil production and non-tertiary oil production (which have been combined into one metric (oil production)), (ii) peer comparison capital efficiency and (iii) reserves replacement percentage. Additionally, we added a total cost metric, which essentially measures capital expenditures, lease operating expense and general and administrative expense. The inclusion of a total cost metric was appropriate given the Company's increased emphasis on cost control. The measurement period was one-year and the awards vested on March 31, 2015. The weighting and targets for 2014 are outlined below.

The oil production performance measure compares our actual oil production, as adjusted for acquisitions and dispositions during the year, to the targeted amounts over the one-year measurement period.  The computation is measured as a percentage, computed by dividing the actual oil production by the mid-point of the 2014 targeted amount of 77,500 barrels of oil produced per day.  This award is 30% of the total weighting.  Points were earnable as follows for the awards granted in January 2014:

	Average Annual Production Percentage — 30% Weighting	Performance Percentage Points
A.	103.87% or more of Target	60
B.	101.94% to 103.86%	48
C.	100% to 101.93%	36
D.	96.77% to 99.99%	24
E.	Less than 96.77%	0

The second measure calculates total development capital expenditures, operating expenses and general and administrative expenses over the one-year measurement period.  The computation is measured as a total combined cost.  This award is 30% of the total weighting.  Points were earnable as follows for the awards granted in January 2014:

	Total Cost — 30% Weighting	Performance Percentage Points
A.	Less than $1,950 million	60
B.	$1,951 million — $2,050 million	48
C.	$2,051 million — $2,150 million	36
D.	$2,151 million — $2,250 million	24
E.	More than $2,250 million	0

The third measure compares our creation of value through the deployment of capital in comparison to current year operating results as compared to that of our peers by essentially measuring on a per-barrel-of-oil-equivalent basis the ratio of adjusted pre-tax operating income to adjusted finding and development costs. This award is 30% of the total weighting. Points were earnable as follows for the awards granted in January 2014:

	Capital Efficiency Percentage — 30% Weighting	Performance Percentage Points
A.	>= 90% to 100%	60
B.	>= 70% and < 90%	48
C.	>= 50% and < 70%	36
D.	>= 30% and < 50%	24
E.	Less than 30%	0

The final measure compares our actual reserves replacement percentage (a measure of current year reserve additions relative to current year production) to targeted amounts. This award is 10% of the total weighting. Points were earnable as follows for the awards granted in January 2014:

	Reserves Replacement Percentages — 10% Weighting	Performance Percentage Points
A.	300% or more	20
B.	200% to 299%	16
C.	150% to 199%	12
D.	100% to 149%	8
E.	Less than 100%	0

Generally, one-half of the amount to be earned under the performance-based cash awards are eligible to be earned for performance at the designated target levels (100% target vesting levels) and twice that amount will be earned if the higher maximum target levels are met. If performance is below designated minimum levels for all performance targets, no amount will be earned.

The performance target calculation is performed by reviewing each measure, determining the appropriate number of percentage points for each measure based on the actual results as indicated in each table above, and calculating the sum, which then must be approved by the Compensation Committee. In the aggregate, the potential points earned range from zero to 200, which corresponds to a vesting percentage from 0% to 200% of the targeted shares. Similar to the performance-based equity awards, the Compensation Committee has the discretion to reduce the number of performance points otherwise earned by up to 25% based on other factors, such as its review and assessment of our corporate governance, environmental and safety compliance, debt levels and other discretionary factors. The Compensation Committee does not have the authority or discretion to increase the number of performance points.

Like all of our performance measures, we believe that it should be difficult to exceed the targeted amounts, as to do so would require us to perform at or above 100% of our budgets or targets in every area, and our forecasts assume a high level of efficiency. Since the performance measures cover the four primary focal points of our business, that being production, costs, capital efficiency and reserves, exceeding our targets in all four of these areas becomes even more difficult. These targets are achievable, but require that work be completed on schedule and within targeted amounts, and significantly exceeding these targets should not be considered likely, particularly in our current industry operating environment. Even if we are able to exceed our targets, there could be an error in our projections, as certain factors like production are difficult to predict with absolute certainty. However, in this case, we believe that our projections could be inaccurate in either direction with approximately the same probability.

Each of the target levels was determined and defined by the Compensation Committee at the time of grant of these performance awards in January 2014, based upon year-end targets or levels (for example, year-end 2013 reserves served as the baseline for the reserves replacement target for the awards granted in January 2014). Achievement of discretionary factors and confirmation of performance levels are determined by the Compensation Committee. Any portion of the cash awards which are not earned by the end of the measurement period are forfeited. In certain change-in-control events, the target level amount of performance-based cash awards would vest (see Potential Payments Upon Termination or Change in Control below).

The results of the 2014 performance-based cash awards are discussed below under Results of Performance-Based Awards for Year-Ended 2014.

Results of Performance-Based Awards for Year-Ended 2014

On March 25, 2015, the Compensation Committee certified the performance results for the (i) performance-based TSR award granted in 2012, (ii) capital efficiency performance-based operational award granted in 2014 and (iii) performance-based cash award granted in 2014, all of which were also reviewed by the Company's Internal Audit Department. These awards were certified at 50%, 160% and 108%, respectively, of the targeted level (see (i) Compensation Components – Stock-Based Compensation – Overall Program and (ii) Compensation Components – Performance-Based Cash Awards).

Below are summaries of the performance points earned for each of the awards based on the Company's performance relative to the performance metrics, with the number of points equal to the percentage of the maximum amount eligible to be earned under each of these awards. The growth and income performance-based operational award granted in 2014 (which represents two-thirds of the 2014 performance-based operational awards granted) has a three-year performance period ending in 2016 and is therefore not included in the results below.

2012 Performance-Based TSR Award

Performance Target Metric	TSR Percentile Rank Compared to Peers	TSR Achievement Percentage
Average Three-Year TSR Rank	25%	50%

2014 Performance-Based Operational Awards – Capital Efficiency

Performance Target Metric	2014 Award Performance Points Earned	Capital Efficiency Achievement Percentage
Capital Efficiency Rate	53.3	160%

2014 Performance-Based Cash Awards

Performance Target Metric	2014 Award Potential Points at Maximum Payout	2014 Award Performance Points Earned
Oil Production	60	—
Total Cost	60	60
Capital Efficiency Rate	60	48
Reserves replacement percentage	20	—
Total Points Earned	200	108

Below is a summary of the performance-based equity and cash awards earned by our named executive officers in 2014, as outlined above, at the target and actual levels earned.

	TSR Performance-Based Shares (#)		Capital Efficiency Performance-Based Shares (#)		Performance-Based Cash ($)
Name	Target	Actual	Target	Actual	Target	Actual
Phil Rykhoek	19,820	9,910	26,586	42,511	600,000	648,000
Mark C. Allen	11,760	5,880	11,631	18,598	350,000	378,000
Jim Matthews	—	—	5,982	9,564	200,000	216,000
Brad Kerr	—	—	—	—	—	—
K. Craig McPherson	7,893	3,946	14,955	23,912	400,000	432,000
Charlie Gibson	5,096	2,548	6,646	10,627	175,000	189,000

2015 Compensation Changes

This section describes compensation actions taken with respect to 2015 compensation. We include this disclosure because we believe such discussion enhances the understanding of our executive compensation disclosure and our objectives, philosophy and programs going forward. The table below summarizes the key compensation decisions or changes made to our compensation program for 2015 compensation and the Compensation Committee’s rationale behind such decisions or changes.

Compensation Subject	Compensation Decision/Change	Compensation Committee Rationale
Performance-based cash compensation
Combined the performance-based cash award and annual cash bonus program for senior management. The new cash bonus program for senior management will have defined performance measures with set weightings and multipliers. While the plan will be more performance-based than discretionary, it will retain a discretionary component.

Centralize performance-based cash compensation in one award and reduce the level of discretion in our annual incentive plan while retaining the flexibility required to appropriately reward high performers.

Performance-based equity compensation	Changed the vesting of our restricted stock awards from cliff vesting after three years to a three-year graded vesting (34%, 33%, 33%).	Align the vesting parameters of our restricted stock awards with our peer companies.
Peer group	Removed Encana Corporation and Ultra Petroleum from the compensation peer group for 2015 and added Linn Energy and Murphy Oil.	Reflect a more accurate compensation peer group.
Base salaries	Approved market-based salary increases for members of senior management of approximately 3%, except for our Chief Executive Officer, who did not receive an increase.	Align senior management’s targeted compensation levels at the 50th percentile of our peer companies.

For 2015, the allocation of long-term equity-based awards granted to our named executive officers will be the same as 2014:

Percentage	Award Type	Terms
34%	Time-Vested Restricted Stock	Three-year graded vesting (34%, 33%, 33%)
33%	Performance-Based TSR Awards	Based on a three-year TSR and cliff vesting after 3.25 years
11%	Performance-Based Operational Awards-Capital Efficiency	Based on a one-year performance period and vesting after 1.25 years
22%	Performance-Based Operational Awards-Growth and Income	Based on a three-year performance period measured vesting after 3.25 years

Change in Control and Severance Benefits

Our senior management, together with all of our other employees, have built Denbury into the successful enterprise that it is today, and we believe that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of stockholders will be best served if the interests of our senior management are aligned with theirs, and providing change-in-control benefits should eliminate, or at least reduce, possible reluctance of senior management to pursue potential change-in-control transactions that may be in the best interest of stockholders.  For more information on these potential benefits, please see Potential Payments Upon Termination or Change in Control below.

Perquisites and Other Benefits

Our senior management participates in our benefit plans on the same terms as our other employees. These plans include medical, dental, vision, disability and life insurance, partial matching contributions to our 401(k) plan, matching contribution of up to $1,000 under our charitable gift program and partial matching contributions to our employee stock purchase plan. Beginning in 2011, the Compensation Committee decided to discontinue paying for monthly membership dues at golf and other clubs, whether or not considered perquisites, on an individual basis, and instead added a cash compensation component for each named executive officer. The amount paid to cover such items in 2014 was $25,000 for Messrs. Rykhoek and Allen, $20,000 for Mr. Matthews, $10,833 for Mr. Kerr, $21,875 for Mr. McPherson and $17,500 for Mr. Gibson. The cash compensation component was prorated for Messrs. Kerr, McPherson and Gibson based on the amount of time served as a named executive officer in 2014. Our only retirement benefits are our 401(k) plan and a retirement vesting provision included in most of our equity awards. We do not have any pension or post-retirement medical benefits.

Our stock purchase plan allows all employees, including senior management, to contribute up to 10% of their base salary in exchange for Company stock, with the Company matching 75% of such contributions, which is more generous with regard to company matching than the more typical plan that qualifies under Section 423 of the Code. The combined contributed funds are used at the end of each quarter to purchase common stock at the average of the fair market value of the common stock on each of the ten trading days immediately preceding the exercise date. Of the total stock purchase plan matching contributions made by the Company during 2014, the named executive officers received approximately 2.5%. The named executive officers have the same limitations and rights under the plan as do our other employees. The stock purchase plan was terminated by the Company effective at the end of the offering period ending on March 31, 2015 because we issued essentially all of the shares reserved under the plan.

Stock Ownership Guidelines

In 2013, our Board amended our stock ownership and retention guidelines for our directors and officers.  Our Compensation Committee hired Meridian to perform a review of our peer company stock ownership guidelines and to recommend changes based on such review. Based on the analysis prepared by Meridian, and recommendation from the Compensation Committee, our Board amended our stock ownership and retention guidelines to, among other changes for the officers, increase the stock ownership holding amount for our President and Chief Executive Officer from three to five times his base salary. Under our amended guidelines, all officers are expected to hold stock with the following values:

Officer Level	Ownership Guideline
President and/or Chief Executive Officer	5x annual base salary
Senior Vice President	3x annual base salary
Vice President	2x annual base salary

Stock that counts toward satisfaction of these guidelines includes shares of common stock owned directly by the officer or immediate family members plus restricted stock (vested and unvested). Until the guideline amount is achieved, officers are required to retain at least one-third of the shares obtained through the Company’s stock incentive plan other than awards of options or SARs.

Risk Assessment Related to Our Compensation Program

We do not believe that our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company's risk profile. Although portions of our compensation program are performance-based, we believe that we have allocated our compensation among base salary and short- and long-term compensation opportunities in such a way as to discourage excessive risk taking. Further, one of the main factors we take into consideration in setting compensation is the performance of the Company as a whole, which we believe encourages decision making that is in the best long-term interests of the Company and our stockholders. Finally, the time-based vesting over a multi-year period for certain of our equity awards, as well as our stock ownership guidelines for our directors and officers, ensures their interests align with those of our stockholders for the long-term performance of our Company.

Policy on Recovery of Compensation and Clawbacks

We do not currently have a policy providing for specific compensation penalties if we are required to restate our financial statements. The only specific impact of such an event relative to our compensation program would be a potential downward adjustment to our performance-based awards, not to exceed 25%, based on the subjective review by the Compensation Committee, although such an event would also likely affect the more subjective cash bonuses awarded by the Compensation Committee each year, which considers overall Company performance, and would likely affect the value of the equity awards granted to our employees. Section 954 of the Dodd-Frank Act requires the SEC to implement regulations requiring clawbacks of compensation from designated officers in the event of a financial restatement; however, the Company has deferred taking action on these clawback provisions pending promulgation by the SEC of regulations under these Dodd-Frank Act provisions.

Deductibility of Executive Compensation

We believe it is important to have flexibility in designing our compensation programs in a manner that achieves our objectives. Under U.S. federal income tax law, we cannot take a tax deduction for certain compensation in excess of $1,000,000 per year paid to any individual named executive officer. However, performance-based compensation, as defined in the Code, is fully deductible as long as the programs are approved by the stockholders and meet certain other requirements. We have designed and monitor certain aspects of our compensation programs to meet performance-based compensation criteria and maximize our tax deductible compensation. For example, in 2014, the Compensation Committee made changes to our annual bonus program intended to qualify a greater portion of our executive compensation for tax deductibility under Section 162(m) of the Code (see Compensation Components – Annual Cash Bonuses above). While we consider accounting and tax treatment of certain forms of compensation in the design of our compensation program, we choose to weigh all factors, and therefore we have not adopted a policy that limits our compensation options.

The previous CD&A contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of Denbury's compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance. Denbury specifically cautions investors not to apply these statements to other contexts.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A included in this proxy statement with management.  Based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

The Compensation Committee
Laura A. Sugg, Chairwoman
Michael B. Decker
Gregory L. McMichael
Ronald G. Greene

Summary Compensation Table

The following table sets out a summary of executive compensation for our named executive officers for the years indicated below.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Phil Rykhoek	2014	$780,000	$557,100	$4,259,941	$—	$648,000	$115,377	$6,360,418
President and Chief Executive Officer	2013	750,000	586,298	3,417,264	569,983	724,200	116,351	6,164,096
	2012	624,000	756,120	1,626,639	758,316	748,000	104,952	4,618,027
Mark C. Allen	2014	$455,619	$349,337	$1,863,711	$—	$378,000	$88,951	$3,135,618
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	2013	438,095	375,330	1,483,801	247,493	422,450	86,592	3,053,761
	2012	423,280	449,409	965,126	449,926	476,000	82,391	2,846,132
Jim Matthews	2014	$376,740	$346,616	$958,461	$—	$216,000	$72,970	$1,970,787
Senior Vice President, General Counsel and Secretary	2013	362,250	260,994	718,053	119,771	222,273	62,787	1,746,128
	2012	323,526	296,410	900,000	—	—	40,443	1,560,379
Brad Kerr (6)	2014	$170,625	$314,635	$799,986	$—	$—	$72,403	$1,357,649
Senior Vice President – Development, Technical and Innovation
K. Craig McPherson (7)	2014	$426,833	$—	$2,396,214	$—	$432,000	$936,594	$4,191,641
	2013	465,750	375,735	1,686,065	281,230	452,625	90,278	3,351,683
	2012	436,640	480,225	1,147,778	302,006	319,508	86,424	2,772,581
Charlie Gibson (8)	2014	$285,055	$—	$1,064,955	$—	$189,000	$594,090	$2,133,100

(1)	Represents the amounts earned based on performance for the year indicated, regardless of when paid.

(2)
Amounts in this column include the grant-date fair value of (a) restricted common stock awards, (b) performance-based operational awards (at the target level of 100%) and (c) performance-based TSR awards (at the target level of 100%) granted during the year indicated as shown in the following table. The grant-date fair value of restricted common stock and performance-based operational awards is calculated using the closing price of Company common stock on the date of grant. The grant-date fair value of performance-based TSR awards is calculated using a Monte-Carlo simulation model.

Name	Year	Restricted Common Stock	Performance-Based Operational Awards	Performance-Based TSR Awards	Total
Phil Rykhoek	2014	$1,359,996	$1,319,995	$1,579,950	$4,259,941
	2013	1,329,995	949,987	1,137,282	3,417,264
	2012	758,326	379,163	489,150	1,626,639
Mark C. Allen	2014	594,989	577,496	691,226	1,863,711
	2013	577,492	412,492	493,817	1,483,801
	2012	449,935	224,959	290,232	965,126
Jim Matthews	2014	305,993	296,990	355,478	958,461
	2013	279,472	199,613	238,968	718,053
	2012	900,000	n/a	n/a	900,000
Brad Kerr	2014	799,986	—	—	799,986
K. Craig McPherson	2014	764,991	742,499	888,724	2,396,214
	2013	656,210	468,722	561,133	1,686,065
	2012	801,990	150,992	194,796	1,147,778
Charlie Gibson	2014	339,987	329,990	394,978	1,064,955

These awards were made pursuant to our 2004 Incentive Plan.  Performance-based operational awards vested as follows: (i) one-third of the awards granted during 2014 were earned at 160% of target and vested on March 31, 2015 and two-thirds will not be earned until the end of the three-year performance period and will vest on March 31, 2017, (ii) awards granted during 2013 were earned at 120.7% of target and vested on January 4, 2015 and (iii) awards granted during 2012 vested at 136% of target on March 31, 2013. Performance-based TSR awards vest based upon a comparison of Company TSR to that of Company peers as follows: (i) awards granted in 2014 cliff vest on March 31, 2017, (ii) awards granted in 2013 cliff vest on March 31, 2016 and (iii) awards granted in 2012 cliff vested on March 31, 2015. Each performance-based award had a maximum payout of 200%. Further discussion regarding the underlying awards is included in Note 8 to the Company’s audited financial statements for the year ended December 31, 2014, included in the Company’s 2014 Annual Report on Form 10-K filed with the SEC on February 27, 2015.

(3)
Represents the fair value of stock-settled SARs granted during the year indicated using the Black–Scholes option pricing model as of the date of grant.  These awards were made pursuant to our 2004 Incentive Plan.  Further discussion regarding the underlying awards, including assumptions, is included in Note 8 to the Company’s audited financial statements for the year ended December 31, 2014, included in the Company’s 2014 Annual Report on Form 10-K filed with the SEC on February 27, 2015.

(4)
Represents the dollar value of performance-based cash awards granted during the year indicated.  Performance-based cash awards vested as follows: (i) awards granted during 2014 vested at 108% of target on March 31, 2015, (ii) awards granted during 2013 vested at 120.7% of target on March 31, 2014 and (iii) awards granted during 2012 vested at 136% of target on March 31, 2013.  Performance-based cash awards had a maximum payout of 200%. The basis of the values of performance-based cash awards in the above table differs from the basis of the values of performance-based equity awards (both operational and TSR) included in footnote 2 above in that performance-based cash awards are presented at the value of awards earned and performance-based equity awards are presented at the grant-date fair value of the awards at the 100% target level.

(5)
Amounts in this column include (a) matching contributions by the Company to the Employee Stock Purchase Plan on each named executive officer’s behalf, (b) matching contributions to the 401(k) Plan on each named executive officer’s behalf, (c) life and disability insurance premiums paid by the Company on each named executive officer’s behalf, (d) allocated discretionary funds for each named executive officer and (e) other compensation-related items as shown in the following table:

Name	Year	Stock Purchase Plan (a)	401(k) Plan (b)	Insurance Premiums (c)	Cash Perquisites (d)	Other (e)	Total
Phil Rykhoek	2014	$58,500	$15,600	$10,088	$25,000	$6,189	$115,377
Mark C. Allen	2014	34,171	15,600	6,528	25,000	7,652	88,951
Jim Matthews	2014	28,255	15,600	5,275	20,000	3,839	72,969
Brad Kerr	2014	11,813	15,600	2,057	10,833	32,100	72,403
K. Craig McPherson	2014	27,246	15,600	8,399	21,875	863,474	936,594
Charlie Gibson	2014	18,164	15,600	3,866	17,500	538,960	594,090

In 2014, all named executive officers had other compensation related to a comprehensive preventative medical examination and an on-site cafeteria that is available to all employees.  Messrs. McPherson and Gibson earned $835,152 and $522,877, respectively, pursuant to an Officer Resignation Agreement, each effective November 14, 2014. Additionally, Mr. Kerr was reimbursed approximately $25,207 for relocation expenses in connection with his hiring in June 2014 and Mr. McPherson was paid $22,356 for unused vacation time.

(6)
Mr. Kerr joined the Company in June 2014. Compensation information for Mr. Kerr is not provided for 2012 or 2013 because Mr. Kerr was not an employee or a named executive officer of the Company in those years.

(7)	Mr. McPherson resigned from his position as Senior Vice President and Chief Operating Officer effective November 14, 2014.

(8)
Mr. Gibson resigned from his position as Senior Vice President – Production Operations effective November 14, 2014. Compensation information for Mr. Gibson is not provided for 2012 or 2013 because Mr. Gibson was not a named executive officer of the Company during such years.

President and CEO Realized Compensation

The following President and CEO Realized Compensation Table discloses the compensation actually realized by our President and Chief Executive Officer, Mr. Rykhoek, which is different than the compensation that SEC rules require to be reported in the Summary Compensation Table above. We consider this President and CEO Realized Compensation Table to be relevant to investors because it shows how our equity compensation program affects the realized compensation of our senior management in a given year. The primary difference between the President and CEO Realized Compensation Table values and the Summary Compensation Table values is the method and timing used to value equity awards. SEC rules require companies to report the grant-date fair value of all equity awards in the Summary Compensation Table for the year in which they were granted and to report performance-based equity (e.g., the performance-based operational awards and performance-based TSR awards) at the grant-date fair value at 100% of the target level. As a result, approximately 60% of the total compensation amount reported in our Summary Compensation Table relates to equity grants that have not yet vested or been earned to date, and for which the value, if any, is consequently uncertain. The realized compensation values contain the following differences from the Summary Compensation Table:

•
Time-vested restricted stock is restricted stock that vested during the year presented and is valued on the vesting date at the vesting-date price, representing the value realized by Mr. Rykhoek for such shares. In contrast, the Summary Compensation Table includes the grant-date fair value of all shares in the year granted.

•
Stock options are options exercised during each year presented and are valued on the option-exercise date at the intrinsic value of the option, representing the value realized by Mr. Rykhoek for such shares. In contrast, the Summary Compensation Table includes no value for options because options were not granted by the Company in 2014, 2013 or 2012.

•
No value is attributed to SARs awards because Mr. Rykhoek did not exercise any SARs in 2014, 2013 and 2012, and consequently did not realize value from SARs during such years. In contrast, the Summary Compensation Table includes the grant-date fair value of SARs in the year granted.

•
The vesting-date value attributed to 2012 and 2011 performance-based operational awards includes the value realized by Mr. Rykhoek for such awards (this does not include a value attributable to the 2013 performance-based operational awards because those awards did not vest until January 2015). In contrast, the Summary

Compensation Table includes the performance-based operational awards valued at 100% of the target level on the date of grant.

•
No value is attributed to performance-based TSR awards because the three-year performance period for the 2014 and 2013 performance-based TSR awards has not been completed and such awards have not been earned. Additionally, while the 2012 performance-based TSR awards have been earned they did not vest until March of 2015, and therefore, no value is attributed to such awards in the years presented. In contrast, the Summary Compensation Table includes the performance-based TSR awards valued at 100% of target on the date of grant.

President and CEO Realized Compensation Table

	Cash and All Other Compensation (1) (Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation)		Stock Awards (Restricted Stock, Performance-Based Operational Awards and Performance-Based TSR Awards)		Option Awards (SARs and Option Awards)		Total
Year	Summary Compensation Table Values	Realized Compensation Values	Summary Compensation Table Values(2)	Realized Compensation Values (3)	Summary Compensation Table Values	Realized Compensation Values (4)	Summary Compensation Table Values	Realized Compensation Values
2014	$2,100,477	$2,100,477	$4,259,941	$1,102,150	$—	$59,694	$6,360,418	$3,262,321
2013	2,176,849	2,176,849	3,417,264	1,779,934	569,983	58,807	6,164,096	4,015,590
2012	2,233,072	2,233,072	1,626,639	1,615,373	758,316	—	4,618,027	3,848,445

(1)
This column shows equivalent amounts for the Summary Compensation Table values and Realized Compensation Table values. These amounts were cash amounts earned by Mr. Rykhoek in fiscal years ended 2014, 2013 and 2012.

(2)	Represents the grant-date fair value of restricted stock, performance-based operational awards and performance-based TSR awards.

(3)	Represents the vesting-date fair value of restricted stock and performance-based operational awards which vested in the year shown.

(4)
Represents the value of option awards exercised during the year reported, calculated by multiplying the number of options exercised by the difference between the exercise price and the closing price on the exercise date.

2014 GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards; Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Action Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Phil Rykhoek	1/3/2014	12/11/2013	—	600,000	(2)	1,200,000
	1/3/2014	12/11/2013					—	79,758	(3)	159,516			1,579,950
	1/3/2014	12/11/2013					—	26,586	(4)	53,172			439,998
	1/3/2014	12/11/2013					—	53,172	(5)	106,344			879,997
	1/3/2014	12/11/2013									82,175	(6)	1,359,996
Mark C. Allen	1/3/2014	12/11/2013	—	350,000	(2)	700,000
	1/3/2014	12/11/2013					—	34,894	(3)	69,788			691,226
	1/3/2014	12/11/2013					—	11,631	(4)	23,262			192,493
	1/3/2014	12/11/2013					—	23,263	(5)	46,526			385,003
	1/3/2014	12/11/2013									35,951	(6)	594,989
Jim Matthews	1/3/2014	12/11/2013	—	200,000	(2)	400,000
	1/3/2014	12/11/2013					—	17,945	(3)	35,890			355,478
	1/3/2014	12/11/2013					—	5,982	(4)	11,964			99,002
	1/3/2014	12/11/2013					—	11,963	(5)	23,926			197,988
	1/3/2014	12/11/2013									18,489	(6)	305,993
Brad Kerr	6/16/2014	5/19/2014	—	—		—	—	—		—	44,767	(7)	799,986
K. Craig McPherson	1/3/2014	12/11/2013	—	400,000	(2)	800,000
	1/3/2014	12/11/2013					—	44,864	(3)	89,728			888,724
	1/3/2014	12/11/2013					—	14,955	(4)	29,910			247,505
	1/3/2014	12/11/2013					—	29,909	(5)	59,818			494,994
	1/3/2014	12/11/2013									46,223	(6)	764,991
Charlie Gibson	1/3/2014	12/11/2013	—	175,000	(2)	350,000
	1/3/2014	12/11/2013					—	19,939	(3)	39,878			394,978
	1/3/2014	12/11/2013					—	6,646	(4)	13,292			109,991
	1/3/2014	12/11/2013					—	13,293	(5)	26,586			219,999
	1/3/2014	12/11/2013									20,543	(6)	339,987

(1)
Represents the fair value of restricted stock as of the grant date.  The fair value of the time-based restricted stock awards and performance-based operational awards is the fair market value of the stock on the date of grant.  The fair value of performance-based TSR awards is based on a Monte-Carlo simulation valuation model on the date of grant.  Further discussion regarding the underlying awards, including assumptions, is included in Note 8 of the Company’s audited financial statements for the year ended December 31, 2014, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2015.

(2)
These are performance-based cash awards (target amount) that cliff vested on March 31, 2015 upon satisfaction of the performance criteria of the grant.  The actual award earned was 108% of the targeted amount but could have ranged from 0% to 200% of the targeted amount based upon the Company’s level of success in achieving four specifically identified performance targets (see Compensation Discussion and Analysis – Compensation Components – Performance-Based Cash Awards above).

(3)
These shares are performance-based TSR awards (target amount) that cliff vest on March 31, 2017 based on comparison of Company TSR to that of Company peers (see Compensation Discussion and Analysis – Compensation Components – Performance-Based TSR Awards above).

(4)
These shares are performance-based operational awards (capital efficiency) at target amount that vested on March 31, 2015 upon satisfaction of the performance criteria of the grant.  The actual award earned was 160% of the targeted shares but could have ranged from 0% to 200% of the targeted shares based upon the Company’s level of success in achieving the performance criteria of the grant (see Compensation Discussion and Analysis – Compensation Components – Performance-Based Operational Awards – Capital Efficiency Award above).

(5)
These shares are performance-based operational awards (growth and income) at target amount that will vest on March 31, 2017 upon satisfaction of the performance criteria of the grant.  The actual award could range from 0% to 200% of the targeted shares based upon the Company’s level of success in achieving the performance criteria of the grant (see Compensation Discussion and Analysis – Compensation Components – Performance-Based Operational Awards – Growth and Income Award above).

(6)
These shares of restricted common stock cliff vest on March 31, 2017.  In addition to the foregoing vesting provision, all of these shares vest upon a holder’s death or disability, upon a change in control of the Company or at the time the executive (i) becomes retirement eligible and (ii) has held the restricted common stock for one year from the date of grant.

(7)
These shares of restricted common stock vest ratably on June 16, 2015, 2016 and 2017. In addition to the foregoing vesting provision, all of these shares vest upon holder’s death, disability or upon a change in control of the Company.

2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number or Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Awards That Have Not Vested ($)
Name	Exercisable	Unexercisable
Phil Rykhoek	12,100		12.19	1/3/2016
	80,385		12.97	1/2/2016
	19,370		14.73	6/30/2016
	72,992		15.63	1/4/2017
	76,137		18.71	1/7/2018
		82,906 (1)	17.27	1/6/2019
		65,383 (2)	16.77	1/4/2020
					81,668 (3)	663,961
					43,910 (4)	356,988
					79,308 (5)	644,774
					82,175 (6)	668,083
					68,374 (7)	555,881
					42,511 (8)	345,614
					53,172 (9)	432,288
							9,910 (10)	80,568
							56,648 (11)	460,548
							79,758 (12)	648,433
Mark C. Allen	8,544		12.19	1/3/2016
	67,931		12.97	1/2/2016
	7,102		14.73	6/30/2016
	50,689		15.63	1/4/2017
	45,175		18.71	1/7/2018
		49,190 (1)	17.27	1/6/2019
		28,390 (2)	16.77	1/4/2020

					84,998 (3)	691,034
					26,053 (4)	211,811
					34,436 (5)	279,965
					35,951 (6)	292,282
					29,688 (7)	241,363
					18,598 (8)	151,202
					23,263 (9)	189,128
							5,880 (10)	47,804
							24,597 (11)	199,974
							34,894 (12)	283,688

2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – Continued

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number or Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Awards That Have Not Vested ($)
Name	Exercisable	Unexercisable
Jim Matthews		13,739 (2)	16.77	1/4/2020
					16,000(14)	130,080
					16,665 (5)	135,486
					18,489 (6)	150,316
					14,366 (7)	116,796
					9,564 (8)	77,755
					11,963 (9)	97,259
							11,903 (11)	96,771
							17,945 (12)	145,893
Brad Kerr					44,767 (15)	363,956
K. Craig McPherson		33,018 (1)	17.27	1/6/2019
		32,260 (2)	16.77	1/4/2020
					17,487 (4)	142,169
					11,030 (13)	89,674
					39,130 (5)	318,127
					46,223 (6)	375,793
					33,735 (7)	274,266
					23,912 (8)	194,405
					29,909 (9)	243,160
							3,946 (10)	32,081
							27,950 (11)	227,234
							44,864 (12)	364,744
Charlie Gibson	6,816		12.19	1/3/2016
	44,248		12.97	1/2/2016
	5,940		13.90	1/2/2017
	24,330		15.63	1/4/2017
	15,060		18.71	1/7/2018
		17,765 (1)	17.27	1/6/2019
		13,334 (2)	16.77	1/4/2020
					11,291 (4)	91,796
					4,964 (13)	40,357
					16,174 (5)	131,495
					20,543 (6)	167,015
					13,944 (7)	113,365
					10,627 (8)	86,398
					13,293 (9)	108,072
							2,548 (10)	20,715
							11,553 (11)	93,926
							19,939 (12)	162,104

(1)	These stock-settled SARs cliff vested 100% on March 31, 2015, more than three years after the date of grant.

(2)
These stock-settled SARs cliff vest 100% on March 31, 2016, more than three years after the date of grant.  In addition to the foregoing vesting provision, all of these SARs vest upon a holder’s death, disability or at the time the executive (i) becomes retirement eligible and (ii) has held the restricted common stock for one year from the date of grant or upon a change in control of the Company.

(3)
These shares of restricted common stock vest ratably each January 31st until the final vesting upon reaching a retirement age between 60 and 65, depending on length of service, and the officer’s separation from the

Company.  In addition to the foregoing vesting provision, all of these shares will vest upon a holder’s death or disability or upon a change in control of the Company.

(4)	These shares of restricted common stock cliff vested 100% on March 31, 2015 more than three years after the date of grant.

(5)
These shares of restricted common stock cliff vest 100% on March 31, 2016, more than three years after the date of grant.  In addition to the foregoing vesting provision, all of these shares vest upon a holder’s death or disability, upon a change in control of the Company or at the time the executive (i) becomes retirement eligible and (ii) has held the restricted common stock for one year from the date of grant.

(6)
These shares of restricted common stock cliff vest 100% on March 31, 2017, more than three years after the date of grant.  In addition to the foregoing vesting provision, all of these shares vest upon a holder’s death or disability, upon a change in control of the Company or at the time the executive (i) becomes retirement eligible and (ii) has held the restricted common stock for one year from the date of grant.

(7)	These performance-based operational awards were earned at 120.7% of the target award and vested on January 4, 2015.

(8)	These performance-based operational awards (capital efficiency) were earned at 160% of the target award and vested on March 31, 2015.

(9)
These performance-based operational awards (growth and income) are presented at 100% of the target award and vest on March 31, 2017 upon satisfaction of the performance criteria of the grant.  The actual award earned can range from 0% to 200% of the targeted shares based upon the Company’s level of success in achieving the performance criteria of the grant. In addition to the foregoing vesting provision, all of these shares will vest upon a holder's death or disability or upon a change in control of the Company.

(10)	These performance-based TSR awards were earned at 50% of the target award and vested on March 31, 2015.

(11)
These performance-based TSR awards are presented at 100% of the target award and vest on March 31, 2016. The actual award earned can range from 0% to 200% of the targeted shares based upon the performance of the Company's stock as compared to the stock performance of the Company's peers. In addition to the foregoing vesting provision, all of these shares will vest upon a holder's death or disability or upon a change in control of the Company.

(12)
These performance-based TSR awards are presented at 100% of the target award and vest on March 31, 2017. The actual award earned can range from 0% to 200% of the targeted shares based upon the performance of the Company's stock as compared to the stock performance of the Company's peers. In addition to the foregoing vesting provision, all of these shares will vest upon a holder's death or disability or upon a change in control of the Company.

(13)
These shares of restricted common stock vest on July 1, 2015. In addition to the foregoing vesting provision, all of these shares vest upon a holder's death, disability or upon a change in control of the Company.

(14)	These shares of restricted common stock vested on January 30, 2015.

(15)
These shares of restricted common stock vest ratably on June 16, 2015, 2016 and 2017. In addition to the foregoing vesting provision, all of these shares vest upon a holder’s death, disability or upon a change in control of the Company.

OPTION EXERCISES AND STOCK VESTED DURING 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Phil Rykhoek	42,868 (1)	59,694 (1)	67,752	1,102,150
Mark C. Allen	40,140 (2)	303,463 (2)	29,715	485,456
Jim Matthews	—	—	16,000	256,320
Brad Kerr	—	—	—	—
K. Craig McPherson	—	—	27,697	481,132
Charlie Gibson	4,000 (1)	38,410 (1)	14,583	248,641

(1)	Shares acquired on exercise were held and not sold.

(2)	Includes 14,432 shares acquired on exercise that were held and not sold, with a calculated value realized on exercise of $20,097.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Our senior management, together with all of our other employees, have built Denbury into the successful enterprise that it is today, and we believe that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of stockholders will be best served if the interests of our senior management are aligned with theirs, and providing change-in-control benefits should eliminate, or at least reduce, possible reluctance of senior management to pursue potential change-in-control transactions that may be in the best interests of stockholders.

We do not have any predefined severance benefits for our executive officers, except in the case of a change in control. In the case of a change-in-control event, we have two benefits for our employees and management, including our named executive officers: (1) eligibility to receive payments under our Severance Protection Plan and (2) immediate vesting of all long-term awards.

The Severance Protection Plan was originally adopted in December 2000 and was last amended in December 2012. Under the terms of our Severance Protection Plan, an employee is entitled to receive a severance payment if a Change in Control (defined below) occurs and the employee incurs an involuntary termination of employment within the six-month period prior to, or within the two-year period following, that Change in Control (i.e., a "double trigger" payment). An involuntary termination for purposes of the Severance Protection Plan will mean a termination by us without cause or due to the employee's own decision to terminate employment for good reason. An involuntary termination will not include any termination of employment due to the participant's death or disability. If entitled to severance payments under the terms of the Severance Protection Plan, members of our senior management team (including each of our named executive officers) will receive three times the sum of their annual base salary and bonus amounts, which will be calculated by adding fifty percent (50%) of the total amount of all cash bonuses paid to the participant over the two most recent annual periods ending prior to the Change in Control. Our other officers will receive two-and-one-half times their annual salary and bonus amount, certain other members of management will receive two times their annual salary and bonus amount and all other employees will receive between one-third to one-and-one-half times their annual salary and bonus amount depending on their salary level and length of service with us. All employees that become entitled to a severance benefit under the Severance Protection Plan will also receive medical and dental benefits, with the members of our senior management team receiving such benefits up to an eighteen-month period (such benefits would cease if the employee became covered under a subsequent employer's plans).

The Severance Protection Plan provides that if our officers who were employed prior to January 1, 2011 are subject to the "parachute payment" excise tax, then we will pay such officer under the Severance Protection Plan an additional amount to "gross up" the severance payment so that the employee will receive the full amount due under the terms of the Severance Protection Plan after payment of the excise tax. For officers hired after January 1, 2011, no gross up will be provided. In connection with the December 13, 2012 amendment of the Severance Protection Plan, a "net-best" provision was added to the plan, which we believe is a prevalent alternative to providing a gross up. Pursuant to this "net-best" provision, officers excluded from the Severance Protection Plan's "gross-up" benefit will receive the greater after-tax benefit of either (i) their full parachute payment, for which the individual officer is responsible for the payment of any applicable excise tax or (ii) a parachute payment capped at the safe harbor amount (generally $1 less than three times the officer's average compensation over the past five years), for which no excise tax is due. This approach provides the officer with a capped payment only if the officer would receive a greater after-tax benefit than if the officer paid excise tax on the full parachute payment.

For purposes of the Severance Protection Plan, a "Change in Control" means the occurrence of any of the following events: (i) our "continuing directors" no longer constitute a majority of the members of our Board (with "continuing director" generally being an individual who has served for at least one year or an individual that was approved by a majority of the Board); (ii) any person or group becomes the beneficial owners of our common stock that represents thirty percent (30%) or more of the voting power of our outstanding securities and the largest beneficial owner of our outstanding securities; (iii) a merger or consolidation to which we are a party if (a) our stockholders (prior to the transaction) hold beneficial ownership of fifty percent (50%) or less of the combined voting power of the securities of the surviving corporation or (b) fifty percent (50%) or more of the individuals that were members of our senior management team prior to the transaction do not hold an officer's position within a six-month period following the transaction; or (iv) the sale of all or substantially all of our assets, or our liquidation or dissolution.

In addition to the Severance Protection Plan, our long-term incentives and equity awards have change-in-control protection. Therefore, upon a Change in Control, defined within our 2004 Incentive Plan by the same definition as given above for the Severance Protection Plan, long-term incentives and equity awards granted pursuant to the 2004 Incentive Plan would immediately vest. Long-term cash incentives would be paid out at the target amount. In the case of our recently issued performance awards, they would vest at the target (or the 100% level) in the event of a Change in Control, and in the case of the TSR awards, they would vest based on the relative return calculated as of the Change in Control date.

The long-term performance-based cash awards, performance-based operational awards and performance-based TSR awards granted under the 2004 Incentive Plan would also receive accelerated vesting upon the individual's death, disability or a post-separation Change in Control, at target (or the 100% level). A post-separation Change in Control means a Change in Control that follows the individual's separation from service, but such separation from service which resulted from the commencement of the Change in Control. Thus the post-separation Change in Control is also a "double trigger" benefit, although the triggering event will be the Change in Control event.

2014 Named Executive Officer Resignation Payments and Estimated Potential Payments Upon Termination or Change in Control

During 2014, two of our named executive officers resigned; Mr. McPherson, Senior Vice President and Chief Operating Officer, and Mr. Gibson, Senior Vice President – Production Operations.  In connection with their resignations, each entered into an Officer Resignation Agreement containing a release of claims and certain restrictive covenants regarding confidentiality, non-competition, non-solicitation, and non-disparagement obligations, and which, in Mr. McPherson’s case, provided for him to be paid $832,761 in cash, and in Mr. Gibson’s case, provided for him to be paid $521,267 in cash, and for each of them to be employed on a part-time basis until April 1, 2015, for which they were paid nominal compensation. If a Change in Control, death or disability had occurred during the time between resignation and April 1, 2015, their long-term incentives and equity awards granted pursuant to the 2004 Incentive Plan would have immediately vested.

The following table shows, as of December 31, 2014, the estimated potential payments and benefits that would be received by our named executive officers (other than Messrs. McPherson and Gibson because they resigned as officers prior to December 31, 2014) based upon a hypothetical termination of employment and/or a change in control in each of the three circumstances indicated in the table (i.e., (1) a change in control with no termination of employment, (2) a change in control with an involuntary termination of employment and (3) death or disability). The fair market value of accelerated equity awards includes only those awards that were not currently vested as of December 31, 2014, using the closing stock price of $8.13 per share. Actual amounts that may become payable to any named executive officer can only be determined with any certainty at the time of an actual termination of employment or upon a change in control.

Name	Severance Protection Plan Payment ($)	Healthcare and Other Insurance Benefits ($)	Fair Market Value of Accelerated Equity Compensation ($) (1)	Value of Accelerated Performance-Based Cash Awards ($)	Tax Gross Up ($)	Total Value ($)
Phil Rykhoek
Change in Control with no termination of employment	—	—	3,980,229	600,000	—	4,580,229
Change in Control plus an involuntary termination of employment	6,561,927	101,379	3,980,229	600,000	—	11,243,535
Death or Disability	—	—	4,632,336	600,000	—	5,232,336

Mark C. Allen
Change in Control with no termination of employment	—	—	2,205,734	350,000	—	2,555,734
Change in Control plus an involuntary termination of employment	3,951,640	92,297	2,205,734	350,000	—	6,599,671
Death or Disability	—	—	2,490,219	350,000	—	2,840,219

Jim Matthews
Change in Control with no termination of employment	—	—	758,196	300,000	—	1,058,196
Change in Control plus an involuntary termination of employment	2,234,557	89,593	758,196	300,000	—	3,382,346
Death or Disability	—	—	901,210	300,000	—	1,201,210

Brad Kerr
Change in Control with no termination of employment	—	—	363,956	200,000	—	563,956
Change in Control plus an involuntary termination of employment	945,000	62,417	363,956	200,000	—	1,571,373
Death or Disability	—	—	363,956	—	—	363,956

(1)
The numbers in this column represent accelerated vesting of time-based restricted stock, performance-based operational awards and performance-based TSR awards, which remain unvested as of December 31, 2014.

Proposal Two: Advisory Vote to Approve Named Executive Officer Compensation

The Dodd-Frank Act requires all public companies to solicit from stockholders a nonbinding, advisory vote to approve the compensation of their named executive officers.  At the 2014 annual meeting of stockholders, over 96% of those shares present in person or represented by proxy and entitled to vote were voted in favor of the compensation of the Company’s named executive officers.  In 2011, based on stockholder approval, the Board determined to hold its advisory vote to approve executive compensation annually until the Board determines, or the next frequency vote provides, otherwise.

This proposal, commonly known as a "say-on-pay" proposal, grants stockholders the opportunity to express their views on the compensation of our "named executive officers," collectively the group of officers whose compensation is reflected in our Summary Compensation Table contained herein.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this proxy statement.

The Board is asking stockholders to approve, on an advisory basis, the 2014 compensation of our named executive officers, as described in the CD&A of this proxy statement and the compensation tables and narrative which follow, which we urge you to review in voting on this resolution.  Although this vote is nonbinding, the Compensation Committee values your opinion and will consider the voting results when making future decisions and recommendations about executive compensation.  We always welcome feedback from our stockholders, and to ensure we can receive the benefits of meaningful stockholder input, if you abstain or vote against this resolution, we urge you to write us a letter or send us an email and tell us more specifically about the aspects of our compensation practices to which you object.  Stockholders can communicate directly with members of the Compensation Committee on these matters by either writing them in care of Denbury Resources Inc., Attention: Compensation Committee, at 5320 Legacy Drive, Plano, Texas 75024, or emailing them at: compensationcommittee@denbury.com.  Your correspondence will be received by the Chairwoman of the Compensation Committee with a copy to our Chief Executive Officer and Chief Financial Officer.

As described in the CD&A of this proxy statement, our executive compensation policies are designed to ensure that salary levels and compensation incentives attract and retain top-level individuals in key positions and are commensurate with each individual's level of executive responsibility, the type and scope of our operations and our Company-wide financial condition and performance. Additionally, the Compensation Committee believes that performance-based compensation is an increasingly important part of executive compensation and has been gradually increasing the percent of performance-based compensation in the total compensation mix since 2012 (see page 24).

Vote Required

As described above, the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the annual meeting will constitute a nonbinding, advisory approval of this Proposal Two. Brokers do not have discretion to vote on this proposal without your instruction.  If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Board of Directors' Recommendation

Our Board of Directors recommends a vote FOR approval of the following nonbinding, advisory resolution:

"RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and related disclosures contained in the Company’s 2015 proxy statement, is hereby approved."

COMPENSATION OF DIRECTORS

2014 Director Compensation

We provide both cash and equity compensation to all of our non-employee directors (all of our directors except our President and Chief Executive Officer, Mr. Rykhoek who is not compensated as a director) so as to attract, motivate and retain experienced and knowledgeable persons to serve as our directors and to align the interests of our directors with our stockholders.

In setting 2014 director compensation, the Compensation Committee engaged Meridian to perform a director compensation review of the peer group of companies utilized for the executive compensation review (see further discussion at Executive Compensation – Compensation Discussion and Analysis – Roles in Setting Executive Officer Compensation – Role of the Independent Compensation Consultant) to help determine 2014 director compensation.  Based on the analysis prepared by Meridian in 2013, and recommendations from the Nominating/Corporate Governance Committee and Compensation Committee, the Board determined not to adjust total Board compensation (cash and equity) for 2014 (with the exception of a $5,000 increase in the fee for the chairperson of the Reserves and HSE Committee and a $1,500 increase in the fee for members of the Compensation Committee), with average targeted compensation approximating the 50th percentile level of the peer group’s anticipated 2014 board compensation levels.

In 2014, our directors were paid an annual retainer fee of $80,000. Additionally, (i) the Chairman of the Board received an annual retainer of $107,000, (ii) the chairpersons of the Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee, Reserves and HSE Committee and Risk Committee received annual retainers of $35,000, $17,000, $15,000, $15,000 and $15,000, respectively and (iii) members of those committees received additional retainers of $10,000, $7,500, $5,000, $5,000 and $5,000, respectively. The chart below presents this information in a tabular format. We also reimburse our non-employee directors for out-of-pocket travel expenses in connection with each Board meeting attended in person.

	Annual Chairperson Fee	Annual Member Fee
Board of Directors	$107,000	$80,000
Audit Committee	35,000	10,000
Compensation Committee	17,000	7,500
Nominating/Corporate Governance Committee	15,000	5,000
Reserves and HSE Committee	15,000	5,000
Risk Committee	15,000	5,000

Our Director Deferred Compensation Plan allows directors to elect to receive these fees in either cash or common stock and to elect to defer receipt of such compensation to a later date. The number of shares issued to a director who elects to receive shares of common stock is calculated by dividing the director fees to be paid to such director each quarter by the closing price of the Company's common stock on the date the fees are payable, which is the last day of each quarter.

In 2014, the Board also approved an annualized equity incentive grant of restricted common stock for each non-employee director valued at $161,800 on the date of grant, covering the period from June 1, 2014 to May 31, 2015 and fully vesting one year from the date of grant. In 2013, the Board changed the historical timing of the directors' annual equity incentive grant from January to June of each year. The Board felt this change was appropriate to align the timing of the annual director equity incentive grants with the annual director elections, which normally occur at the end of May. All restricted shares vest upon death, disability or a change in control of the Company. Our Director Deferred Compensation Plan allows directors to elect to defer receipt of their equity incentive grants to a later date.

In total, during 2014, each non-employee director (except for Mr. Dielwart who joined the Board in November 2013) received 9,579 shares of restricted common stock on June 1, 2014 (an approximate value of $161,800 on the date of grant) that vest on May 31, 2015, one year from the date of grant. Mr. Dielwart, who joined the Board in November of 2013, received 5,380 shares of restricted common stock on June 1, 2014 (an approximate value of $90,868 on the date of grant) that vest on May 31, 2015, one year from the date of grant.

2014 Director Compensation Table

The total compensation paid to our non-employee directors during 2014 is described in the following table.

Director	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total
Wieland F. Wettstein	$202,000	$161,789	$378	$364,167
Michael L. Beatty(4)	110,000	161,789	1,448	273,237
Michael B. Decker(5)	92,500	161,789	378	254,667
John P. Dielwart (5)(6)	90,000	90,868	378	181,246
Ronald G. Greene (5)(7)	92,500	161,789	378	254,667
Gregory L. McMichael	112,500	161,789	26,850	301,139
Kevin O. Meyers (5)	110,000	161,789	18,235	290,024
Randy Stein	135,000	161,789	18,462	315,251
Laura A. Sugg	109,500	161,789	2,265	273,554

(1)	Represents fees earned for services as a director during 2014, including the annual base retainer fee and committee chairmanship and/or membership fees.

(2)
Represents the fair value of restricted common stock or deferred stock units granted during 2014, which was the fair market value of the stock or unit on the date of grant. These awards were made pursuant to our 2004 Incentive Plan.  Further discussion regarding the underlying awards is included in Note 8 to the Company’s audited financial statements for the year ended December 31, 2014, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2015.

(3)
Represents insurance premiums paid for medical, dental, vision and/or life insurance coverage.  Medical insurance premiums for Messrs. McMichael, Meyers and Mr. Stein were $24,585, $16,901 and $16,901, respectively.

(4)	Fees earned include 8,379 deferred stock units paid pursuant to Mr. Beatty's election under our Director Deferred Compensation Plan.

(5)
Fees earned include amounts paid in common stock pursuant to such director's election under our Director Deferred Compensation Plan.  Messrs. Decker, Dielwart, Greene and Meyers received 7,046, 6,855, 7,046 and 1,582 shares of common stock, respectively, in lieu of their cash compensation.

(6)
Mr. Dielwart received a pro-rated equity grant for his service on the Board from November 8, 2014 to May 31, 2015. Mr. Dielwart received an equity grant with an approximate value of $161,800 on the grant date when he joined the Board on November 8, 2013.

(7)	Mr. Greene advised the Board that he will not stand for re-election at the annual meeting.

Director Stock Ownership and Retention Guidelines

Under our stock ownership and retention guidelines for our directors and officers, all directors are expected to hold stock with a value of five times the annual cash retainer paid to the directors (specifically excluding fees paid for committee memberships and chairmanships).  For 2014, the retention guideline amount approximated roughly $400,000 for each director. Stock that counts toward satisfaction of these guidelines includes shares of common stock owned directly by the director or immediate family members plus both restricted stock (vested and unvested) and deferred stock units (vested and unvested). Until the guideline amount is achieved, directors are required to retain at least one-third of the shares obtained through the Company’s stock incentive plan other than awards of options or stock appreciation rights.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about Denbury’s equity compensation plans as of December 31, 2014. The Employee Stock Purchase Plan was terminated by the Company effective at the end of the offering period ending on March 31, 2015.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders:
1995 Stock Option Plan(1)	6,892	$6.93	—
2004 Omnibus Stock and Incentive Plan(1)	7,461,841	16.91	9,668,749
Employee Stock Purchase Plan	—	—	354,074
Equity compensation plans not approved by security holders:
Director Deferred Compensation Plan(2)	—	—	120,566
	7,468,733	16.90	10,143,389

(1)
A description of each of the 1995 Stock Option Plan and the 2004 Incentive Plan is included in Note 8 to the Company's audited financial statements for the year ended December 31, 2014, included in the Company's Annual Report on Form 10-K filed with the SEC on February 27, 2015.

(2)	A description of the Director Deferred Compensation Plan is included in this proxy statement under the heading Compensation of Directors.

Proposal Three: Approval of the Amendment and Restatement of Our
2004 Omnibus Stock and Incentive Plan, Including to Increase the Number of Reserved Shares and for
Internal Revenue Code Section 162(m) Qualification

General

In March 2015, our Board approved, subject to stockholder approval, an amended and restated Denbury Resources Inc. 2004 Omnibus Stock and Incentive Plan (the "2004 Incentive Plan"). The Board is proposing this amended and restated 2004 Incentive Plan to our stockholders for their approval, which includes the following material changes: (1) an increase in the number of shares that may be issued under the 2004 Incentive Plan by 3,000,000 shares, (2) changes to allow for a broader range of awards to be granted in the future, (3) an increase in the limits on the number of shares and dollar amounts of awards which may be granted to certain executive officers during a calendar year, (4) introduction of a limit on the size of awards which may be granted to non-employee directors during a calendar year, (5) updating and conforming to the marketplace the 2004 Incentive Plan terms (including various definitions such as that for "change of control"), (6) clarifications regarding the payment of dividend equivalents in connection with the payment of dividends, (7) updating and expansion of the performance criteria upon which performance-based awards may be based and (8) other administrative changes.

We desire to maintain our ability to deduct for federal income tax purposes the value of awards granted pursuant to the 2004 Incentive Plan to our Chief Executive Officer and three other most highly compensated officers pursuant to Code Section 162(m). In addition to certain other requirements, in order for awards under the 2004 Incentive Plan to constitute "performance-based compensation," as defined in Code Section 162(m), the material terms of the 2004 Incentive Plan, which are outlined below, must be disclosed to and approved by our stockholders (see Performance Awards and Qualification Under Code Section 162(m) below).

The Board considers the 2004 Incentive Plan an integral part of our overall compensation plan and necessary for us to retain and attract personnel in our highly competitive industry. The Board believes the 2004 Incentive Plan (1) allows us to utilize different forms of compensation awards to attract, retain and reward eligible employees, (2) provides us with an advantage over competitors in the hiring market as virtually all our employees receive grants and (3) strengthens the mutuality of interests between employees and stockholders. If our stockholders do not approve the 2004 Incentive Plan as amended and restated, based on our calculations as of January 31, 2015, we have 1,118,040 shares remaining for grant of awards under the 2004 Incentive Plan.

The Board recommends that stockholders approve the amended and restated 2004 Incentive Plan.

Summary of Material Terms

The following summary of the material terms of the 2004 Incentive Plan is qualified in its entirety by reference to the complete text of the 2004 Incentive Plan, which is set forth in Appendix A to this proxy statement. Capitalized terms used in this Proposal Three and not otherwise defined herein have the meanings set forth in the 2004 Incentive Plan.

Administration

The 2004 Incentive Plan is administered by the Compensation Committee, whose current members are Messrs. Decker, Greene and McMichael and Ms. Sugg (Chairwoman), each of whom is an outside director under Section 162(m) of the Code and an independent director under the listing standards of the NYSE. The Compensation Committee will have the authority to, among other things, designate participants under the 2004 Incentive Plan, determine the type or types of awards to be granted to a participant, determine the number of shares of our common stock or amount of cash to be covered by awards, determine the terms and conditions of awards, or modifications or forfeiture events applicable to awards, and otherwise interpret and administer the 2004 Incentive Plan.

Our Board may terminate or amend the 2004 Incentive Plan at any time with respect to any shares of our common stock for which an award has not yet been made. Our Board also has the right to alter or amend the 2004 Incentive Plan or any part of the 2004 Incentive Plan from time to time, including increasing the number of shares of our common stock that may be granted, subject to stockholder approval as required by applicable law or any exchange upon which our common stock is listed at that time. However, no change in any outstanding award may be made that would substantially impair the rights of the participant under the award without the consent of the participant.

Eligibility

Our officers, our employees, our directors and certain other service providers ("eligible persons") are generally eligible to receive awards under the 2004 Incentive Plan. As of March 31, 2015, approximately 1,510 employees, including our named executive officers and non-employee directors, were eligible to participate in the 2004 Incentive Plan, and 1,417 employees, including all of our named executive officers and non-employee directors, were actually participating in the 2004 Incentive Plan.

Types of Awards

The 2004 Incentive Plan permits grants of non-qualified or incentive stock options (collectively, "stock options"), SARs, restricted stock, restricted stock units, dividend equivalents, other stock-based awards, cash awards, substitute awards and performance awards to eligible persons.

Number of Shares

Subject to adjustment in the event of any distribution, reclassification, split, recapitalization, reorganization, merger, consolidation or similar corporate event, the number of shares available for delivery pursuant to awards granted under the 2004 Incentive Plan if this Proposal Three is approved is 4,118,040 shares of our common stock. There is no limit on awards that may be granted and paid in cash. Shares subject to an award under the 2004 Incentive Plan that expire or are canceled, forfeited, surrendered to the Company, exchanged, withheld, settled in cash or otherwise terminated become available for delivery pursuant to other awards. The shares of our common stock to be delivered under the 2004 Incentive Plan will be made available from authorized but unissued shares, shares held in treasury, or previously issued shares reacquired by us, including by purchase on the open market.

Awards to Non-employee Directors

The Board may, in its sole discretion, make awards to non-employee directors under the amended and restated 2004 Incentive Plan; however, a non-employee director cannot be granted (i) awards relating to more than 3% of the shares of common stock reserved and available for issuance under the amended and restated 2004 Incentive Plan or (ii) if greater, awards with a fair market value on the date of grant greater than $1,500,000.

Time-Vested Restricted Stock

A time-vested restricted stock grant is an award of common stock that vests over a period of time and that during such time is subject to restrictions on transferability and a risk of forfeiture. The Compensation Committee may also make grants of restricted stock under the 2004 Incentive Plan to participants containing such other terms as the Compensation Committee shall determine, including requiring the meeting of specific performance criteria as a condition to the receipt of shares under the award (see Performance Awards and Qualification Under Code Section 162(m) below). The Compensation Committee will determine the period over which restricted stock granted to participants will vest and any other vesting conditions. Dividend equivalents made on restricted stock shall be subjected to the same vesting provisions as the restricted stock.

Restricted Stock Units

A restricted stock unit is a notional share that entitles the grantee to receive shares of common stock following the vesting of the restricted stock unit or cash in an amount equal to the fair market value of the number of shares of common stock covered by the vested restricted stock units, or a combination thereof, as determined by the Compensation Committee. The Compensation Committee may make grants of restricted stock units under the 2004 Incentive Plan to participants containing such terms as the Compensation Committee shall determine. The

Compensation Committee will determine the period over which the restricted stock units granted to participants will vest, the vesting conditions and the times at which restricted stock units will be paid.

Stock Options

An option is a right to purchase shares of common stock at a specified price during specified time periods. The 2004 Incentive Plan permits the grant of options covering our common stock. The Compensation Committee may make option grants under the 2004 Incentive Plan to participants containing such terms as the Compensation Committee shall determine. Options granted under the 2004 Incentive Plan can be either incentive stock options (within the meaning of Section 422 of the Code), which have certain tax advantages for recipients, or non-qualified options. Options will have an exercise price that may not be less than 100% (110% for incentive stock options granted to holders of 10% or more of our common stock) fair market value per share of our common stock on the date of grant, typically the closing price on the NYSE on the date of grant. Options granted will become exercisable over a period and contingent upon the vesting conditions determined by the Compensation Committee. No option may be exercisable for a period in excess of ten years.

Stock Appreciation Rights

The 2004 Incentive Plan permits the grant of stock appreciation rights. A stock appreciation right is an award that, upon exercise, entitles participants to receive the excess of the fair market value of one share of our common stock on the exercise date over the per share grant price established for the stock appreciation right on the date of grant. Such excess will be paid in common stock. The Compensation Committee may make grants of stock appreciation rights under the 2004 Incentive Plan to participants containing such terms as the Compensation Committee shall determine. Stock appreciation rights will have a grant price that may not be less than the fair market value per share of our common stock on the date of grant. In general, stock appreciation rights granted will become exercisable over a period and subject to the vesting conditions established by the Compensation Committee.

Dividend Equivalents

The Compensation Committee, in its discretion, may award dividend equivalents in connection with any award other than an option, stock appreciation right or performance award. Dividend equivalents entitle the holder to receive cash, stock or other property equal in value to dividends paid with respect to a specified number of shares of our common stock. Absent a contrary provision in any award agreement, dividend equivalents shall be subjected to the same vesting requirements as the underlying award.

Cash Awards

Cash awards may also be granted by the Compensation Committee, in its discretion, under the 2004 Incentive Plan, containing such terms as the Compensation Committee shall determine.

Performance Awards and Qualification Under Code Section 162(m)

A performance award is a right to receive all or part of any award based upon the achievement of performance criteria specified by the Compensation Committee. The Compensation Committee may designate any award that may be granted under the 2004 Incentive Plan as a performance award and will determine the period over which certain specified company or individual goals or objectives must be met. The performance award may be paid in cash, shares of our common stock or other awards or property, in the discretion of the Compensation Committee.

Performance awards may be designed with the intent to qualify as "performance-based compensation" as defined in Code Section 162(m), but may also be designed without the intent to so qualify. Certain awards granted under the 2004 Incentive Plan are intended to qualify for exemption from the deduction limitations of Code Section 162(m) by providing "performance-based compensation" to "covered employees" within the meaning of Code Section 162(m). Under Code Section 162(m), the federal income tax deductibility of compensation paid to our Chief Executive Officer and our three other most highly compensated officers (other than our principal financial officer) ("Covered Employees") as determined pursuant to the executive compensation disclosure rules under the Exchange Act may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as "performance-based compensation" as defined in Code Section 162(m).

In each calendar year during any part of which the amended and restated 2004 Incentive Plan is in effect, an eligible person (including any Covered Employee) may not be granted (i) awards (other than awards designated to be paid only in cash or the settlement of which is not based on a number of shares of common stock) covering or measured by more than 2,000,000 shares of common stock (an increase from the current 500,000 share limit) and (ii) awards designed to be paid only in cash, or the settlement of which is not based on a number of shares of common stock, having a maximum value determined on the date of grant in excess of $4,000,000. These limits may be increased by up to 50% with respect to awards granted to an eligible person during the first calendar year in which such person commences employment with the Company. Approximately 13% of Mr. Rykhoek's performance-based awards granted at the target level (and 57% of the performance-based awards at the 200% of target achievement level) in January 2015 are subject to shareholder approval of the increase in the limit on the number of shares covered by awards granted in any one calendar year (see Plan Benefits below).

If an eligible person is a Covered Employee, and the Compensation Committee determines that the contemplated award should qualify as "performance-based compensation" under Code Section 162(m), then the grant and/or settlement of such award will be contingent upon achievement of one or more pre-established performance goals. Performance goals (which may apply to awards made to any eligible person) may consist of one or more of the following performance criteria, applied either individually or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, per share basis, per unit of production or reserves, or adjusted basis relative to a pre-established target, to results over a previous period or to a designated comparison group, in each case as specified by the Compensation Committee in the award. The performance criteria are: (i) finding and development costs of oil and gas reserves, development capital expenditures, total capital expenditures or depletion, depreciation and amortization (DD&A); (ii) volumes of oil and gas reserves or adjusted reserves or changes therein; (iii) percentage of production or reserves replaced; (iv) production volumes, production per share, production per share growth, debt adjusted reserve or production growth per share or other production measures (including, but not limited to, adjusted production or production exit rate); (v) lease operating cost (“LOE”) measures, or adjusted LOE measures or total production costs; (vi) general and administrative (“G&A”) expense or adjusted G&A measures or changes therein; (vii) net asset value (“NAV”), NAV per share, PV10 value or changes therein; (viii) return on assets, return on net assets, return on investments or capital efficiency; (ix) revenues or oil and gas sales or changes therein; (x) operating cost measures or reductions; (xi) cash flow measures (including, but not limited to, operating cash flow, adjusted cash flow, cash flow before working capital changes, net cash flow, free cash flow or increases or changes therein, either on an absolute or per share basis); (xii) earnings (including net income, adjusted net income, income before interest and taxes, income before taxes, EBITDA or EBITDAX); (xiii) basic or diluted earnings or cash flow per share, or growth in earnings or earnings per share; (xiv) stock price or change in stock price; (xv) return on equity or average shareholders’ equity; (xvi) total shareholder return, shareholder value, total market or enterprise value and changes therein or changes relative to the average or ranking of a peer group or equity market index; (xvii) return on capital, change in working capital, return on capital employed or Economic Value Added (EVA); (xviii) operating income, net operating income, or operating margin; (xix) health, safety and environmental performance; (xx) the implementation or completion of critical projects, (xxi) levels of debt on an absolute or relative basis, but shall not include remaining in the employ of the Company for a specified period of time; and/or (xxii) any of the above goals determined pre-tax or post-tax, on an absolute or relative basis, per share or as a ratio with other performance criteria, or as compared to the performance of a published or special index of a Committee approved list of one or more peer companies deemed applicable by the Committee.

The Compensation Committee may use any measures of performance it deems appropriate in establishing performance conditions and may exercise its discretion to decrease the amounts payable under any award based on such conditions to the extent such discretion does not disqualify an award intended to qualify as "performance-based compensation" as defined in Code Section 162(m).

In addition, the Compensation Committee may, at the time the performance goals in respect of an award intended to qualify as "performance-based compensation" under Code Section 162(m) are established, provide for the manner in which actual performance and performance goals with regard to the performance criteria selected will reflect the impact of specified events during the relevant performance period, which may mean excluding the impact of any or all of the following events or occurrences for such performance period: (a) asset write-downs or impairments to assets; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax law or other such laws or regulations affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any extraordinary, unusual or nonrecurring items; (f) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (g) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (h) goodwill impairment charges; (i) operating results for any business acquired during the calendar year;

(j) third-party expenses associated with any investment or acquisition by us or any subsidiary; (k) any amounts accrued by us or our subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (l) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (m) interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; and (n) mark-to-market adjustments for financial instruments.

Minimum Vesting Periods

Except to the extent an award becomes vested upon a participant’s death, disability or upon or following their retirement vesting date (each described under Termination of Employment or Service; Retirement Vesting Date below), the length of period over which an award may become vested and nonforfeitable will not be less than (i) three years for awards of restricted stock and restricted stock units that are not performance awards granted to eligible persons other than non-employee directors or (ii) one year for all other awards. Notwithstanding the foregoing, the Compensation Committee may accelerate the date on which the restrictions on any award lapse, are waived or vesting is otherwise accelerated with respect to shares of common stock underlying awards which comprise, in the aggregate for the period beginning on the effective date of the amended and restated 2004 Incentive Plan and ending on the date of the acceleration, 5% or less of the total number of shares of common stock authorized for issuance under Section 4(a) of the 2004 Incentive Plan (without giving effect to award acceleration due to death, disability, attainment of retirement vesting age or a change of control).

Tax Withholding

The Compensation Committee will determine, in its sole discretion, the form of payment acceptable for tax withholding obligations. At the Compensation Committee’s discretion, and subject to conditions it may impose, a participant's minimum statutory tax withholding (or other withholding amount as determined by the Compensation Committee in its discretion if determined not to be detrimental to the Company or a participant) with respect to an award may be satisfied by withholding from any payment related to an award or by the withholding of shares issuable pursuant to the award based on the fair market value of the shares.

Change of Control

Under the amendments to the 2004 Incentive Plan, a change of control can occur if, among other events specified in the 2004 Incentive Plan:

•	a person or group of persons becomes the beneficial owner of 30% or more of the voting power of the Company’s outstanding securities;

•
a merger or consolidation occurs in which the Company's shareholders prior to the merger or consolidation hold less than 50% of the combined voting power of the surviving entity or 50% of senior management before such merger do not hold senior management officer's positions six months after the merger; and

•	or there is a sale of all or substantially all of the Company’s assets.

Unless otherwise expressly provided in an award agreement, in the event of a change of control (as defined in the 2004 Incentive Plan), all awards will become exercisable and/or vested and nonforfeitable. In connection with a change of control, the Compensation Committee may also, in its sole discretion, (i) accelerate the time of exercisability of awards, (ii) provide a cash payment for outstanding awards by requiring such awards to be surrendered or (iii) make adjustments to awards then outstanding as the Compensation Committee deems appropriate to reflect such pending or effective change of control.

Other Adjustments

In the case of (i) a subdivision or consolidation of the common stock (by reclassification, split or reverse split or otherwise), (ii) a recapitalization, reclassification of our capital stock, or other change in our capital structure without the occurrence of a change of control or (iii) any other recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization of our equity, then a corresponding and proportionate adjustment shall be made, as appropriate, with respect to the maximum number of shares available under the 2004

Incentive Plan, the number of shares that may be acquired with respect to an award, and, if applicable, the exercise price of an award, in order to prevent dilution or enlargement of awards as a result of such events.

Termination of Employment or Service; Retirement Vesting Date

Unless otherwise expressly provided in an award agreement, upon a participant’s death or disability all awards granted to that participant will become fully exercisable and/or vested. Further, unless otherwise expressly provided in an award agreement, upon a participant’s retirement vesting date (as described below) all awards granted to the participant (other than awards (i) granted within one year prior to the retirement vesting date or (ii) performance awards) will become fully exercisable and/or vested. A participant’s "retirement vesting date" is generally between an employee’s 60th to 65th birthday, depending upon their length of employment. In all other circumstances, the consequences of the termination of a participant's employment or membership on the Board will be specified in the relevant award agreement.

Plan Benefits

In December of 2014, as in prior years, the Compensation Committee approved 2015 compensation for the Company's named executive officers, including equity awards. The 2004 Incentive Plan (prior to this proposed amendment and restatement) contains a 500,000 share single-year limit on the number of shares eligible for grant to anyone who might be a "covered person" under Section 162(m) of the Code. In reviewing the 2015 grants in early January of 2015, the Compensation Committee recognized that although the monetary value of the equity awards did not change from the prior-year level, at the then current common stock price the number of shares required to be reserved for issuance to Mr. Rykhoek, our President and Chief Executive Officer, would exceed the 500,000 share limit. As a result, the Compensation Committee made the award of certain performance-based shares to Mr. Rykhoek subject to stockholders approving an increase in the limits on grants to a single person, as contained in this proposal.

There were 47,194 shares covered by Mr. Rykhoek's January equity grant which exceeded the 500,000 share limit at 100% of target level and an additional 361,148 shares which exceeded the limit if all performance-based awards granted to Mr. Rykhoek were earned at the maximum of 200% of target level, all of which are conditioned upon shareholder approval of this proposal.

Awards under the 2004 Incentive Plan are discretionary, and consequently, with the exception of the amounts granted to Mr. Rykhoek, we cannot currently determine the number or type of awards that will be granted to participants under the 2004 Incentive Plan.

Federal Income Tax Consequences

The following is a general summary of the U.S. federal income tax consequences to us and participants in the 2004 Incentive Plan. This discussion is intended solely for general information of stockholders considering how to vote with respect to Proposal Three and not as tax guidance to participants in the 2004 Incentive Plan. This discussion does not address state, local or foreign income tax rules or other U.S. tax provisions such as estate or gift taxes. Different tax rules may apply to specific participants and transactions under the 2004 Incentive Plan. In addition, federal income tax laws and regulations may be changed from time to time.

The grant of an option or SAR will result in no tax consequences for the participant or to us. The participant will experience no tax consequences upon the exercise of an incentive stock option except that alternative minimum tax may apply. Upon the exercise of an option other than an incentive stock option, a participant must generally recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding period, the participant must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the incentive stock option shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option generally will result in only capital gain or loss. Other awards under the 2004 Incentive Plan generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other awards, or at the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares or other awards. Except as discussed below, we will generally be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, SAR or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, we will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding period.

Code Section 162(m) generally allows us to obtain tax deductions without limit for performance-based compensation. We intend that performance awards granted under the 2004 Incentive Plan that are intended to qualify as performance-based compensation, continue to so qualify, not subject to the cap under Code Section 162(m). A number of requirements must be met for such compensation to qualify, and there cannot be full assurance that such compensation under the 2004 Incentive Plan will be fully deductible under all circumstances. Further, not all awards under the 2004 Incentive Plan may constitute performance awards under Code Section 162(m). As such, not all compensation paid to executive officers in conjunction with such awards may be deductible.

Outstanding Awards under the 2004 Incentive Plan and Termination of the Company's Employee Stock Purchase Plan

As of January 31, 2015, in the aggregate for all plans (including the 2004 Incentive Plan) there were a total of 10,903,520 stock options and SARs outstanding, with exercise prices ranging from $6.68 to $38.58 per option or SAR, a weighted average exercise price of $13.85 per share and a weighted average remaining term of 4.08 years and 59,162 deferred stock units outstanding. Also, as of January 31, 2015, there were a total of 5,911,606 unvested restricted shares outstanding, including those issued under the 2004 Incentive Plan, and 3,533,487 unvested performance stock awards (which include performance-based operational awards and performance-based TSR awards) at the maximum level. Accordingly, our 20,407,775 outstanding awards (commonly referred to as the "overhang") represent approximately 6% of our outstanding shares. At the same date, the closing price of our common stock on the NYSE was $6.90 per share.

In the last five years we have issued, on average, approximately 800,000 shares per year under our employee stock purchase plan. This plan was terminated by the Company effective at the end of the offering period ending on March 31, 2015 because we issued essentially all of the shares reserved under such plan.

Reasons for Proposed Amendments

This Proposal Three requests stockholder approval of the amended and restated 2004 Incentive Plan previously approved by our Board, which includes the following material changes: (1) an increase in the number of shares that may be issued under the 2004 Incentive Plan by 3,000,000 shares, (2) changes to allow for a broader range of awards to be granted in the future, (3) an increase in the limits on the number of shares and dollar amounts of awards which may be granted to certain executive officers during a calendar year, (4) introduction of a limit on the size of awards which may be granted to non-employee directors during a calendar year, (5) updating and conforming to the marketplace the 2004 Incentive Plan terms (including various definitions such as that for "change of control", (6) clarifications regarding the payment of dividend equivalents in connection with the payment of dividends, (7) updating and expansion of the performance criteria upon which performance-based awards may be based and (8) other administrative changes.

Share Increase

If the stockholders approve this Proposal Three, the maximum shares available for issuance under the 2004 Incentive Plan will increase by 3,000,000 shares. Since May 12, 2004, the effective date of the 2004 Incentive Plan, the following activity has taken place, assuming this proposal to increase the total number of shares available under the 2004 Incentive Plan is approved:

Shares Available for Future Grants
Shares available and reserved at inception – May 12, 2004	10,000,000
Increase available reserved shares – May 2007	4,000,000
Increase available reserved shares – May 2009	7,500,000
Increase available reserved shares – May 2010	8,000,000
Increase available reserved shares – May 2013	5,000,000
Shares covered by stock options and SARs granted, net of cancellations	(13,189,380)
Shares of restricted stock granted, net of cancellations	(15,300,397)
Shares covered by deferred stock units	(44,832)
Performance shares issued	(1,313,864)
Performance share awards outstanding (at maximum level)	(3,533,487)
Shares available – January 31, 2015	1,118,040
Requested shares under Proposal Three	3,000,000
Shares available after authorized increase	4,118,040

With the ongoing volatility in the energy markets and our continued growth, it is difficult to forecast how many shares we will need each year. We anticipate that the 3,000,000 additional shares will provide the 2004 Incentive Plan with adequate shares through our next annual equity grant to all employees. In determining the amount of additional shares to be added to the 2004 Incentive Plan, the Compensation Committee and the Board considered the historical amounts of equity awards that were granted in the past three years, the total amount of awards outstanding under existing grants, the number of shares that will not be granted to our employees as a result of terminating our employee stock purchase plan, and the current suspension of the issuance of awards in the form of SARs under the 2004 Incentive Plan. In fiscal years 2012, 2013 and 2014, we granted the following equity awards under the 2004 Incentive Plan:

Grant Year	Restricted Stock	SARs	Performance Stock (1)	TSR Award (2)	Total
2012	1,909,739	1,066,294	136,262	41,107	3,153,402
2013	1,831,141	720,246	235,558	195,164	2,982,109
2014	2,001,148	555,786	307,391	256,234	3,120,559

(1)
Represents the number of shares of our common stock earned for 2012 and 2013. Represents the number of shares of common stock earned with respect to one-third of the award in 2014 and the number of shares of our common stock at 100% of the target award with respect to two-thirds of the award in 2014.

(2) Represents the number of shares of our common stock earned for 2012. Represents the number of shares of our common stock at 100% of the target award for 2013 and 2014.

We believe that our success could not have been achieved without the efforts of our employees and management. The demand and competition for qualified personnel in the oil and natural gas industry remains high, and without a strong retention program, it would be extremely difficult to retain qualified personnel and attract new employees. We believe that the retention incentives created by awards under our 2004 Incentive Plan, including our practice of granting such awards that vest over a three-to-four year period to new employees, together with additional grants every year, such that each employee will have three years of potential awards vesting at all times, have been significant factors in our success to date and our low turnover rate. We grant equity awards to substantially all of our employees, officers and directors and these long-term incentive awards are a vital element of their compensation.

Without stockholder approval of the 2004 Incentive Plan, the remaining reserved shares of common stock will likely not be sufficient to meet the needs of our desired next annual equity grant to all employees (assuming stock prices within a reasonable range of our current trading price), and we will be forced to either eliminate long-term employee awards or replace them with cash compensation. If we eliminate long-term awards, it will likely significantly increase employee turnover and diminish our ability to attract new employees. If we instead pay compensation in cash, the amount of capital that we have available to reinvest in our growth will be reduced. We believe that both of these alternatives may reduce stockholder value.

Extension of the Term of the 2004 Incentive Plan

The terms of the amended and restated 2004 Incentive Plan provide for a term of ten years from the date of shareholder approval, which would extend the current term of the plan by one year until May 2025.

Addition of Cash Awards Not Subject to Performance Conditions

This amended and restated 2004 Incentive Plan expands the breadth of the plan so as many elements of compensation as possible may be administered under the same plan and includes the ability to grant a wide range of cash awards, including discretionary vested awards and awards that vest based on time or performance.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the annual meeting of stockholders, where a quorum is present, is required for approval of the amended and restated 2004 Incentive Plan. In addition, under the NYSE rules, stockholder approval requires approval by a majority of the votes cast on this proposal. For purposes of the NYSE rules, abstentions are treated as votes cast and, therefore, will have the same effect as an "against" vote. Broker non-votes are also considered entitled to vote, having the practical effect of increasing the number of affirmative votes required to achieve a majority of the shares entitled to vote. Brokers do not have discretion to vote on this proposal without your instruction.  If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) "FOR" this Proposal Three.

Board of Directors' Recommendation

Our Board believes that the 2004 Incentive Plan is an integral part of our overall compensation plan and necessary for us to retain and attract personnel in our highly competitive industry and, as such, approved the amended and restated 2004 Incentive Plan. The Board recommends that you vote FOR Proposal Three.

AUDIT MATTERS

Audit Committee Report

The Audit Committee reports as follows with respect to the Company's 2014 audited financial statements:

•	The Committee has reviewed and discussed the Company's 2014 audited financial statements with management;

•
The Committee has discussed with the independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the standards of the Public Company Accounting Oversight Board;

•
The Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Committee concerning independence, and has discussed with the independent registered public accounting firm the firm's independence; and

•
Based on the review and discussions referred to above, the Committee recommended to the Board that the Company's 2014 audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

The Audit Committee
Randy Stein, Chairman
Kevin O. Meyers
Wieland F. Wettstein

Independent Auditor Fees

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2014 and 2013.

	2014	2013
Audit Fees (1)	$1,960,052	$2,033,388
Audit-Related Fees (2)	21,320	17,500
Tax Fees (3)	31,749	51,246
All Other Fees (4)	5,756	5,756
Total	$2,018,877	$2,107,890

(1)
Audit fees consist of fees associated with the audit of the Company’s consolidated financial statements, including the audit of the effectiveness of the Company’s internal controls over financial reporting, required quarterly reviews and consultations, as well as work only the independent registered public accounting firm can reasonably be expected to provide, such as comfort letters, consents and review of documents filed with the SEC.

(2)	Audit-related fees consist of fees associated with the audit of the employee stock purchase plan.

(3)	Tax fees consist of tax-related consultation services.

(4)	Fees associated with a license for accounting research software.

The Audit Committee charter stipulates that the Audit Committee approve the fees to be paid to the independent registered public accounting firm prior to the annual audit.  Additionally, all engagements for non-audit services by the independent registered public accounting firm must be approved prior to the commencement of services.  All fees paid to the Company's independent registered public accounting firm were approved by the Audit Committee prior to the commencement of services.

Proposal Four: Ratify the Audit Committee's Selection of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2015

PricewaterhouseCoopers LLP has been our independent registered public accounting firm for each of the last eleven years.  It is the recommendation of our Audit Committee to appoint them to serve as the independent registered public accounting firm of the Company until the next annual meeting of stockholders and to authorize the Audit Committee to approve its remuneration as such.  If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of that firm as the Company's independent registered public accounting firm.  The stockholders' ratification of the Audit Committee's selection of PricewaterhouseCoopers LLP does not limit the authority of the Audit Committee to change independent registered public accounting firms at any time. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, available to answer questions and afforded an opportunity to make a statement, if desired.

Board of Directors' Recommendation

Our Board of Directors recommends that stockholders vote FOR the ratification of the Audit Committee's selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the rules thereunder require our executive officers and directors, and persons who own more than ten percent (10%) of our common stock, to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all Section 16(a) reports that they file. Based solely on our review of these forms and written representations from the officers and directors, we believe that all Section 16(a) filing requirements were timely met during 2014.

STOCKHOLDER PROPOSALS FOR OUR 2016 ANNUAL MEETING OF STOCKHOLDERS

Proposals for Inclusion in Our 2016 Proxy Statement

Pursuant to Rule 14a-8 promulgated under the Exchange Act, in order for a stockholder proposal to be included in the Company's proxy materials for the 2016 annual meeting of stockholders, the proposal must be in full compliance with applicable law, including Rule 14a-8, and our Bylaws, and must be received by the Company at the address below no later than December 11, 2015, unless the date of our 2016 annual meeting is more than 30 days before or after May 19, 2016 in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials.  All such proposals must be submitted in writing to Jim Matthews, Senior Vice President, General Counsel and Secretary, 5320 Legacy Drive, Plano, Texas 75024.

Advanced Notice of Nominations or Proposed Business for Our 2016 Annual Meeting of Stockholders

Our Bylaws require advanced written notice from any stockholder seeking to present nominations of persons for election to the Board and other proposed business (other than proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy materials) for consideration at our 2016 annual meeting of stockholders. Notice of such proposals must be received by Jim Matthews, Senior Vice President, General Counsel and Secretary, 5320 Legacy Drive, Plano, Texas 75024, no later than the close of business on the 90th day, and no earlier than the close of business on the 120th day, before the date of the one-year anniversary of the immediately preceding year's annual meeting. Based on the anniversary date of our 2015 annual meeting, a stockholder must send advanced written notice of any such nomination or other business or proposals such that the notice is received by us no earlier than January 20, 2016 and no later than February 19, 2016. In the event the 2016 annual meeting of stockholders is convened on a date more than 30 days before, or more than 30 days after, such anniversary date, such notice must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the 90th day before such annual meeting or the 10th day following the day on which public announcement of the date of the 2016 annual meeting is first made by the Company. Any such proposal of business must include the information called for, and follow the other requirements set forth, in our Bylaws about the proposed business and the proposing stockholder. Additionally, any such nomination must provide the reasons supporting a candidate's nomination, information regarding the candidate and their qualifications, along with all other information about the candidate required under SEC Rule 14A and the Company's Bylaws, the candidate's consent to being considered as a nominee, and a way to contact the candidate to verify his or her interest and to gather further information, if necessary.  In addition, the stockholder making the nomination or proposal must submit information regarding ownership of the Company's securities and related information specified in the Company's Bylaws.  Stockholders must send recommendations for director candidates to the address listed above under Communication with the Board.  Stockholders who wish to nominate an individual to the Board must also follow the requirements of the Company's Bylaws and applicable SEC and NYSE rules and regulations.

OTHER MATTERS

The Board is not aware of any matter to be presented for action at the 2015 annual meeting other than the proposals set forth in this proxy statement. The form of proxy for the annual meeting of stockholders grants authority to the persons designated therein as proxies to vote in their discretion on any other matters that come before the annual meeting, or any adjournment thereof, that are not set forth in our proxy statement, except for those matters as to which adequate notice is received.

All information contained in this proxy statement relating to the occupations, affiliations and securities holdings of our directors and officers and their relationship and transactions with us is based upon information received from the individual directors and officers.  All information relating to any beneficial owner of more than 5% of our common stock is based upon information contained in reports filed by such owner with the SEC.  The information contained in this proxy statement in the sections entitled Compensation Committee Report and Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

We have provided or otherwise made available to each person whose proxy is solicited hereby a copy of our 2014 Annual Report to Stockholders for the year ended December 31, 2014, which includes the Annual Report on Form 10-K except for certain exhibits.  A copy of our Annual Report to Stockholders or our Annual Report on Form 10-K filed with the SEC may be obtained without charge by writing to Denbury Resources Inc., ATTN: Investor Relations, 5320 Legacy Drive, Plano, Texas 75024, or by e-mailing ir@denbury.com.

By order of the Board of Directors,

Mark C. Allen Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Appendix A

DENBURY RESOURCES INC.

Amended and Restated
2004 Omnibus Stock and Incentive Plan
(amended and restated as of ______, 2015)

1.Purpose. This Amended and Restated 2004 Omnibus Stock and Incentive Plan (amended and restated as of ____, 2015) (the or this “Plan”) is an amendment and restatement of the 2004 Omnibus Stock and Incentive Plan for Denbury Resources Inc. (amended and restated as of December 12, 2013) (the “Prior Plan”). The purpose of the Plan is to provide a means through which Denbury Resources Inc., a Delaware corporation (the “Company”), and its Subsidiaries may attract and retain able persons as employees, directors and consultants and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company, and its Subsidiaries, rest, and whose present and potential contributions to the welfare of the Company, and its Subsidiaries, are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company, and its Subsidiaries, and their desire to remain employed. A further purpose of this Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Performance Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

2.Definitions. For purposes of this Plan, the following terms shall be defined as set forth below:

(a)“Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.

(b)“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Other Stock-Based Award, Cash Award, Performance Award or Substitute Award, together with any other right or interest granted to a Participant under this Plan.

(c)“Award Agreement” means any written instrument (including an electronic instrument) that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. In the event of a conflict between the terms of this Plan and the terms of any Award Agreement, the terms of this Plan are controlling; notwithstanding the foregoing, an Award Agreement providing greater specificity as to certain aspects of the Award which are also covered by this Plan, shall not constitute a conflict with the terms of this Plan.

(d)“Board” means the Board of Directors of the Company.

(e)“Cash Award” means an Award denominated in cash granted under Section 6(h) hereof.

(f)“Cause” shall mean either (i) a final, nonappealable conviction of a Participant for commission of a felony involving moral turpitude, or (ii) Participant’s willful gross misconduct that causes material economic harm to the Company or that brings substantial discredit to the Company’s reputation.

(g)“Change of Control” means the occurrence of any one of the following with respect to the Company:

(i)“Continuing Directors” no longer constitute a majority of the Board; the term “Continuing Director” shall mean any individual who has served as a Director for one year or more, together with any new Directors whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the Directors then still in office who were either Directors at the beginning of such one-year period or whose election or nomination for election was previously so approved;

(ii)any person or combination of persons acting as a group (as defined in Rule 13d-3 under the Exchange Act) become the beneficial owners (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of Stock representing thirty percent (30%) or more of the voting power of the Company’s then outstanding securities entitled generally to vote for the election of Directors;

(iii)a merger or consolidation to which the Company is a party, regardless of the surviving entity in such transaction, if (A) the shareholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than fifty percent (50%) of the combined voting power to vote for the election of directors of the surviving corporation, or other entity following the effective date of such merger or consolidation, or (B) following such merger or consolidation, fifty percent (50%) or more of the individuals who (on the date immediately prior to the date of execution of the agreement providing for such merger or consolidation) constitute the members of Senior Management do not, as of a date six months after such merger or consolidation, hold an officer’s position which would make them a member of senior management of the surviving corporation; or

(iv)the sale of all, or substantially all, of the assets of the Company or the liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of this Section 2(g), if a Participant’s Separation is for a reason other than for Cause, and occurs not more than ninety (90) days prior to the date on which a Change of Control occurs, for purposes of Awards, such termination shall be deemed to have occurred immediately following a Change of Control.

Notwithstanding anything herein to the contrary, under no circumstances will a change in the constitution of the board of directors or managers of any Subsidiary, a change in the beneficial ownership of any Subsidiary, the merger or consolidation of a Subsidiary with any other entity, the sale of all or substantially all of the assets of any Subsidiary or the liquidation or dissolution of any Subsidiary (in each case which does not constitute and is not part of a sale of all or substantially all of the assets of the Company) constitute a “Change of Control” under this Plan.

(h) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i)“Committee” means a committee of two or more Directors designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Directors, each of whom shall be a Qualified Member.

(j)“Covered Employee” means an Eligible Person who is designated by the Committee, at the time of grant of a Performance Award, as likely to be a “covered employee” within the meaning of section 162(m) of the Code for a specified fiscal year.

(k)“Deferred Stock Unit” (“DSU”) means a Restricted Stock Unit awarded or granted to a Director.  As used herein, DSUs do not include units granted to Directors in payment of director fees pursuant to the Denbury Resources Inc. Director Deferred Compensation Plan, as amended.

(l)“Director” means a member of the Board.

(m)“Disability” shall mean a Participant’s inability to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment which, in the reasonable opinion of the Committee or its designee based on such medical evidence as it deems necessary, can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that such Disability did not result, in whole or in part from: (i) a felonious undertaking or (ii) an intentional self-inflicted wound.

(n)“Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(f), to receive cash, Stock, or other property equal in value to dividends paid or issued with respect to a specified number of shares of Stock.

(o)“Effective Date” has the meaning set forth in Section 9(n).

(p)“Eligible Person” means all Employees of the Company or of any of its Subsidiaries, and other persons who provide services to the Company or any of its Subsidiaries, including Directors; provided, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual will be granted an award that shall, or may, be settled in Stock. An Employee on leave of absence may be considered as still in the employ of the Company or its Subsidiaries for purposes of eligibility for participation in this Plan.

(q)“Employee(s)” shall mean each person whose customary work schedule is a minimum of thirty (30) hours per week, and who is designated as an employee on the payroll records of the Company.

(r)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(s)“Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported by the stock exchange on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules.

(t)“Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

(u)“Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(v)“Nonstatutory Stock Option” means any Option that is not intended to be an “incentive stock option” within the meaning of section 422 of the Code. Under the Prior Plan, Nonstatutory Stock Options were referred to as Non-Qualified Stock Options.

(w)“Option” means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(x)“Other Stock-Based Awards” means Awards granted to an Eligible Person under Section 6(g) hereof.

(y)“Participant” means a person who has been granted an Award under this Plan that remains outstanding, including a person who is no longer an Eligible Person.

(z)“Performance Award” means a right, granted to an Eligible Person under Section 6(j) hereof, to receive Awards based upon performance criteria specified by the Committee.

(aa)“person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a person, together with that person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such person, shall be deemed a single “person.”

(bb)    “Qualified Member” means a member of the Committee who is (i) a “nonemployee director” within the meaning of Rule 16b-3(b)(3), (ii) an “outside director” within the meaning of Treasury Regulation 1.162-27 under section 162(m) of the Code, and (iii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

(cc)    “Restricted Share Award” means the award of Restricted Stock under the Prior Plan.

(dd)    “Restricted Share Distributions” means any amounts under the Prior Plan, whether Stock, cash or other property (other than regular cash dividends) paid or distributed by the Company with respect to Restricted Stock prior to vesting.

(ee)    “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture. Under the Prior Plan Restricted Stock was referred to as Restricted Shares.

(ff)    “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified period.

(gg)    “Retirement Vesting Date” shall mean the first birthday of a Participant on which that Participant has attained the later of (i) his sixtieth (60th) birthday, and (ii) the birthday on which that Participant attains an age equal to (x) sixty-five (65) minus (y) the number which results from multiplying (A) fifty percent (50%) times (B) that Participant’s full years of service as an Employee or service provider on such birthday, with such product of (A) and (B) rounded down to the nearest whole number before being deducted from sixty-five (65). For example, a Participant who has completed sixty (60) months of service (i.e. five (5) full years of service) as an Employee or service provider on such person’s sixty-second (62nd) birthday will not have attained such person’s Retirement Vesting Date, whereas a Participant who has completed seventy-two (72) months of service (i.e. six (6) full years of service) as an Employee or service provider on such person’s sixty-second (62nd) birthday will have attained such person’s Retirement Vesting Date.

(hh)    “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as amended from time to time and applicable to this Plan and Participants.

(ii)    “Section 16 Officer” means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any person routinely performing corresponding functions with respect to the Company.

(jj)    “Section 162(m) Award” means a Performance Award granted under Section 6(j)(ii) hereof to a Covered Employee that is intended to satisfy the requirements for “performance-based compensation” within the meaning of section 162(m) of the Code.

(kk)    “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(ll)    “Senior Management” means that group composed of the Company’s Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Executive Vice Presidents, Senior Vice Presidents and General Counsel, as such specific officers’ positions exist and individuals are then serving in such positions at the time in question.

(mm) “Separation” means (and shall occur on the date on which) a Participant ceases to be a Director or to have an employment or service relationship with the Company and its Affiliates for any reason, including death or Disability; provided, however, that a Separation will not be considered to have occurred (x) upon a Participant’s ceasing an employment relationship with the Company and its Affiliates if at that time the Participant continues to serve, or commences serving, as a director of the Company, or (y) while a Participant is on sick leave, military leave, or any other leave of absence approved by the Company, if the period of such leave does not exceed 90 days, or, if longer, so long as the Participant’s right to reemployment or a continuing service relationship with the Company is guaranteed either by statute or by contract.

(nn)    “Stock” means the Company’s Common Stock, par value $0.001 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.

(oo)    “Stock Appreciation Rights” or “SAR” means a right granted to an Eligible Person under Section 6(c) hereof.

(pp)    “Subsidiary” means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

(qq)    “Substitute Award” means an Award granted under Section 6(i) hereof in substitution for a similar award as a result of certain business transactions.

3.Administration.

(a)Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion, to: (i) designate Eligible Persons as Participants; (ii) determine the type or types of Awards to be granted to an Eligible Person; (iii) determine the number of shares of Stock or amount of cash to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, as well as the modification of such terms, which (subject to Section 6(a)) may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), or modification of any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive rules and regulations used to administer the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan or any such Award or Award Agreement, or any term thereof, into effect, and the Committee shall be the sole and final judge of that necessity or desirability. Notwithstanding the foregoing, the Committee shall not have any discretion to (A) make changes to any Award that is intended to qualify as “performance-based compensation” under section 162(m) of the Code to the extent that the existence of such discretion or authority would cause such Award not to so qualify, (B) accelerate the payment of any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules if such acceleration would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, or (C) take any action that would violate any applicable law. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

(b)Manner of Exercise of Committee Authority. It is the intent of the Company that (i) Section 162(m) Awards shall qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and (ii) to the fullest extent possible, the grant of any Awards to, or other transaction by, a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such

Participant). At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to (A) an Award granted or to be granted to an Eligible Person who is then subject to section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board, or (B) a Section 162(m) Award, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Participants, beneficiaries, and transferees under Section 7(a)(iii) hereof or other persons claiming rights from or through a Participant.

(c)Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan subject to such terms as the Committee shall determine, to perform such functions, including administrative functions and the power to grant Awards under the Plan, as the Committee may determine, to the extent that such delegation will not (i) violate applicable law, (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company, or (iii) cause Section 162(m) Awards to fail to so qualify. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit such officer’s right to receive Awards under the Plan and shall be performed in a manner compliant with applicable law; provided, however, the officer may not grant Awards to himself or herself, a member of the Board, or any Section 16 Officer, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or a Section 16 Officer. The Committee may also appoint agents to assist it in administering the Plan that are employees (whether or not such employee is an officer), provided that such individuals may not be delegated the authority to (i) grant or modify any Awards that will, or may, be settled in Stock or (ii) take any action that would cause Section 162(m) Awards to fail to so qualify.

(d)Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to it, him or her by any officer or employee of the Company or any of its Subsidiaries, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or any of its Subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action taken or omitted or determination made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(e)Awards to Nonemployee Directors. Notwithstanding any provision in this Plan to the contrary and without being subject to management discretion, the Board, which may act through the Qualified Members, shall have the authority, in its sole and absolute discretion, to make Awards (other than ISOs) to nonemployee Directors under this Plan; provided, that, in each calendar year, during any part of which this Plan is in effect, a nonemployee Director may not be granted Awards (i) relating to more than 3% of the shares of Stock set forth in Section 4(a), subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8 or (ii) if greater, Awards having a Fair Market Value on the date of grant greater than $1,500,000. The Board, which may act through the Qualified Members, shall set the terms of any such Awards in its sole and absolute discretion, and the Board, which may act through the Qualified Members, shall be responsible for administering and construing such Awards in substantially the same manner that the Committee administers and construes Awards to other Eligible Persons.

(f)Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of its Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.Stock Subject to Plan.

(a)Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 37,500,000 shares, and such total will be available for the issuance of Incentive Stock Options.

(b)Application of Limitation to Grants of Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)Availability of Shares Not Issued under Awards. Shares of Stock subject to an Award under this Plan that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated, including (i) shares forfeited with respect to Restricted Stock, and (ii) the number of shares withheld or surrendered to the Company in payment of any exercise or purchase price of an Award or taxes relating to Awards, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

(d)Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5.Eligibility; Per Person Award Limitations. Awards may be granted under this Plan only to persons who are Eligible Persons at the time of grant thereof. In each calendar year during any part of which this Plan is in effect, an Eligible Person may not be granted (a) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Stock) covering or measured by more than 2,000,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8 and (b) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Stock, having a maximum value determined on the date of grant in excess of $4,000,000. The foregoing limitations in this Section 5 shall be multiplied by one and one-half (1½) with respect to Awards granted to an Eligible Person during the first calendar year in which such person commences employment with the Company and its Subsidiaries.

6.Specific Terms of Awards.

(a)General Terms and Vesting. Awards may be granted on the terms and conditions set forth in this Section 6. Unless otherwise expressly provided in an Award Agreement, upon a Participant’s Separation by reason of the Participant’s death or Disability, all Awards granted to the Participant shall become fully exercisable and/or vested and nonforfeitable. Unless otherwise expressly provided in an Award Agreement, upon a Participant’s Retirement Vesting Date all Awards granted to the Participant (other than (A) Awards granted to the Participant within the one (1) year period preceding the Participant’s Retirement Vesting Date and (B) Performance Awards) shall become fully exercisable and/or vested and nonforfeitable. Awards (other than Performance Awards) granted to the Participant within the one year period preceding the Participant’s Retirement Vesting Date, or granted to the Participant after the Participant’s Retirement Vesting Date, shall vest on the first anniversary of their respective dates of grant unless earlier forfeited due to the Participant’s Separation prior to any such first anniversary date. Except to the extent Awards may become vested upon a Participant’s death, Disability or upon (or following) a Participant’s Retirement Vesting Date or upon a Change of Control, the length of the period over which an Award may become vested and nonforfeitable will not be less than (i) three (3) years for Awards of Restricted Stock and Restricted Stock Units that are not Performance Awards granted to Eligible Persons other than non-Employee Directors or (ii) one (1) year for other Awards. Notwithstanding the foregoing, the Committee may accelerate the date on which the restrictions on any Award lapse, are waived or vesting is otherwise accelerated with respect shares of Stock underlying Awards which comprise, in the aggregate for the period beginning on the Effective Date and ending on the date of such acceleration, five percent (5%) or less of the total number of shares of Stock authorized for issuance under this Plan pursuant to Section 4(a). For purposes of clarity, any acceleration due to the death, Disability or attainment of a Participant’s Retirement Vesting Date or a Change of Control will not count against this five percent (5%) pool. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. The Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine.

(b)Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Stock Options, to Eligible Persons on the following terms and conditions:

(i)Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that, except as provided in Section 6(i) or in Section 8 hereof, the Exercise Price per share of Stock subject to an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant).

(ii)Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals pursuant to Section 6(j) hereof and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, including without limitation, cash or cash equivalents, Stock (including previously owned shares or through a cashless or broker-assisted exercise or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Subsidiary, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise. No Option may be exercisable for a period of more than ten (10) years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary, for a period of no more than five (5) years following the date of grant of the ISO). Except as otherwise provided in an Award agreement, in order to avoid the termination of Nonstatutory Stock Options or SARs following the death of a Participant, any and all outstanding and vested Nonstatutory Stock Options or SARs will be deemed to be exercised on the day immediately prior to the first anniversary of the Participant’s death if not exercised before that date to the extent such Nonstatutory Stock Option is “in the money” as determined by the Committee or its designee.

(iii)ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or Subsidiary corporation of the Company. Except as otherwise provided in Section 8, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten (10) years after the earlier of the adoption of this Plan or the Effective Date. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code) of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(c)Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, a number of shares of Stock with a Fair Market Value equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the per share grant price of the SAR as determined by the Committee.

(ii)Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock; provided, however, that except as provided in Section 6(i) or in Section 8 hereof, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.

(iii)Time and Method of Exercise. Except as otherwise provided herein, the Committee shall determine, at the date of grant or thereafter, the number of shares of Stock to which the SAR relates, the time or times at which and the circumstances under which an SAR may be vested and/or exercised in whole or in part (including based on achievement of performance goals pursuant to Section 6(j) hereof and/or future service requirements), the method of exercise, method of settlement, method by or forms in which Stock (if any) will be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or in tandem with other Awards. No SAR may be exercisable for a period of more than ten (10) years following the date of grant of the SAR.

(iv)Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

(d)Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals pursuant to Section 6(j) hereof and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter.

During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)Dividends and Splits. Except as otherwise provided in an Award Agreement, Restricted Stock that is issued and outstanding will have voting rights equal to the voting rights accorded to all holders of issued and outstanding Stock; however, in lieu of the right to receive regular cash or stock dividends relative to such Award, a Participant will be entitled to receive Dividend Equivalents providing the Participant with the right to receive a corresponding payment or issuance of Stock whenever the Company pays a dividend on its shares of issued and outstanding Stock, in each case in accordance with, and subject to, the terms of the Plan and the Award Agreement. As a condition to the grant of an Award of Restricted Stock and absent a contrary provision in an Award Agreement, Dividend Equivalents granted in connection with Restricted Stock shall be subject to the same restrictions and risk of forfeiture as the Restricted Stock with respect to which Dividend Equivalents accrue and shall not be paid unless and until such Restricted Stock has vested and been earned. In addition, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock; provided, that, to the extent applicable, any such election is intended to comply with the Nonqualified Deferred Compensation Rules. Unless otherwise determined by the Committee and specified in the applicable Award Agreement, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons, subject to the following terms and conditions:

(i)Award and Restrictions. Restricted Stock Units shall be subject to such restrictions and vesting conditions as the Committee may impose, if any, which restrictions and conditions may lapse at a specified time or times or upon a specified event (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.

(ii)Settlement. Settlement of Restricted Stock Units shall occur upon expiration of the restrictions, satisfaction of the vesting conditions or expiration of a later deferral period specified in the Awards for such Restricted Stock Units. Restricted Stock Units shall be satisfied by the delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units vesting on such date, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock covered by the vesting Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(f)Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to an Eligible Person, entitling the Eligible Person to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded in connection with any Award (other than an Option, Stock Appreciation Right or Performance Award prior to determination of the number of shares of Stock earned under such Performance Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date, and if distributed at a later date may be deemed to have been reinvested in additional Stock, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with any Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

(g)Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

(h)Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of or supplement to, or in lieu of, any other Award under this Plan to Eligible Persons in such amounts and subject to such other terms (including the achievement of performance goals pursuant to Section 6(j) hereof and/or future service requirements) as the Committee in its discretion determines to be appropriate.

(i)Substitute Awards; No Repricing. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or any other right of an Eligible Person to receive payment from the Company. Awards may also be granted under the Plan in substitution for similar awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate of the Company. Such Substitute Awards referred to in the immediately preceding sentence that are Options or Stock Appreciation Rights may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules. Except as provided in this Section 6(i) or in Section 8 hereof, the terms of outstanding Awards may not be amended to reduce the Exercise Price or grant price of outstanding Options or SARs, or to cancel outstanding Options and SARs in exchange for cash, other Awards or Options or SARs with an Exercise Price or grant price that is less than the Exercise Price or grant price of the original Options or SARs, without, in each case, the approval of the stockholders of the Company.

(j)Performance Awards. The Committee is authorized to designate any of the Awards granted under the foregoing provisions of this Section 6 as Performance Awards. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions applicable to a Performance Award, and may exercise its discretion to reduce or increase the amounts payable under any Performance Award, except as limited under Section 6(j)(ii) hereof in the case of a Section 162(m) Award. Performance conditions may differ for Performance Awards granted to any one Participant or to different Participants. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten (10) years.

(i)Vesting of Performance Awards. Unless otherwise expressly provided in an Award Agreement, (A) upon a Participant’s Separation by reason of the Participant’s death or Disability, all Performance Awards granted to the Participant will become fully exercisable and/or vested and non-forfeitable at the 100% target level of such Awards (as defined and set forth in the Award Agreement) and (B) upon a Participant’s Separation for any reason following the Participant’s Retirement Vesting Date, all Performance Awards granted to the Participant more than one (1) year prior to the Participant’s Separation will become earned and vested based on the actual performance results certified by the Committee and settled at the time provided in the Participant’s Award Agreement. In the event a Participant Separates after the Participant’s Retirement Vesting Date, but within one (1) year following the date of grant of a Performance Award, such Performance Award will be forfeited.

(ii)Section 162(m) Awards. If the Committee determines that a Performance Award granted to a Covered Employee is intended to qualify as a Section 162(m) Award, the grant, exercise, vesting and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in this Section 6(j)(ii); provided, however, that nothing in this Section 6(j) or elsewhere in the Plan shall be interpreted as preventing the Committee from granting Awards to Covered Employees that are not intended to constitute Section 162(m) Awards or from determining that it is no longer necessary or appropriate for a Section 162(m) Award to qualify as such. Consistent with the terms of Section 3(b) hereof, when taking any action with respect to Section 162(m) Awards, the Committee shall be made up entirely of Qualified Members. Further, the Committee may not delegate any responsibility relating to an Award intended to qualify as a Section 162(m) Award that would cause the Award to fail to so qualify.

(A)Performance Goals Generally. The performance goals for Section 162(m) Awards shall consist of one or more Performance Criteria (as defined below) and a targeted level or levels of performance with respect to each of such Performance Criteria as specified by the Committee. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee must be “substantially uncertain” at the time the Committee actually establishes the performance goal or goals.

(1)Performance Criteria. For purposes of this Plan, “Performance Criteria” shall mean one or more of the following, either individually, alternatively or in any combination or derivative thereof, applied to either the Company as a whole or to one or more of its Subsidiaries or business segments, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, per share basis, per unit of production or reserves basis, or adjusted basis relative to a pre-established target, to results over a previous period or to a designated comparison group, in each case as specified by the Committee in the Award: (i) finding and development costs of oil and gas reserves, development capital expenditures, total capital expenditures or depletion, depreciation and amortization (DD&A); (ii) volumes of oil and gas reserves or adjusted reserves or changes therein; (iii) percentage of production or reserves replaced; (iv) production volumes, production per share, production per share growth, debt adjusted reserve or production growth per share or other production measures (including, but not limited to, adjusted production or production exit rate); (v) lease operating cost (“LOE”) measures, or adjusted LOE measures or total production costs; (vi) general and administrative (“G&A”) expense or adjusted G&A measures or changes therein; (vii) net asset value (“NAV”), NAV per share, PV10 value or changes therein; (viii) return on assets, return on net assets, return on investments or capital efficiency; (ix) revenues or oil and gas sales or changes therein; (x) operating cost measures or reductions; (xi) cash flow measures (including, but not limited to, operating cash flow, adjusted cash flow, cash flow before working capital changes, net cash flow, free cash flow or increases or changes therein, either on an absolute or per share basis); (xii) earnings (including net income, adjusted net income, income before interest and taxes, income before taxes, EBITDA or EBITDAX); (xiii) basic or diluted earnings or cash flow per share, or growth in earnings or earnings per share; (xiv) stock price or change in stock price; (xv) return on equity or average shareholders’ equity; (xvi) total shareholder return, shareholder value, total market or enterprise value and changes therein or changes relative to the average or ranking of a peer group or equity market index; (xvii) return on capital, change in working capital, return on capital employed or Economic Value Added (EVA); (xviii) operating income, net operating income, or operating margin; (xix) health, safety and environmental performance; (xx) the implementation or completion of critical projects,

(xxi) levels of debt on an absolute or relative basis, but shall not include remaining in the employ of the Company for a specified period of time; and/or (xxii) any of the above goals determined pre-tax or post-tax, on an absolute or relative basis, per share or as a ratio with other performance criteria, or as compared to the performance of a published or special index of a Committee approved list of one or more peer companies deemed applicable by the Committee.

(2)Effect of Certain Events. The Committee may, at the time the performance goals in respect of a Section 162(m) Award are established, provide for the manner in which actual performance and performance goals with regard to the Performance Criteria selected will reflect the impact of specified events during the relevant performance period, which may mean excluding the impact of any or all of the following events or occurrences for such performance period: (a) asset write-downs or impairments to assets; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax law or other such laws or regulations affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any extraordinary, unusual or nonrecurring items; (f) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (g) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (h) goodwill impairment charges; (i) operating results for any business acquired during the calendar year; (j) third party expenses associated with any investment or acquisition by the Company or any Subsidiary; (k) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (l) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (m) interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; and (n) marked-to-market adjustments for financial instruments. In addition, Section 162(m) Awards may be adjusted by the Committee in accordance with the applicable provisions of Section 8 of the Plan. The adjustments described in this paragraph shall only be made, in each case, to the extent that such adjustments in respect of a Section 162(m) Award would not cause the Award to fail to qualify as “performance-based compensation” under section 162(m) of the Code.

(B)Timing for Establishing Performance Goals. No later than 90 days after the beginning of any performance period applicable to a Section 162(m) Award, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code, the Committee shall establish (i) the Eligible Persons who will be granted Section 162(m) Awards, and (ii) the objective formula used to calculate the amount of cash or stock payable, if any, under such Section 162(m) Awards, based upon the level of achievement of a performance goal or goals with respect to one or more of the Performance Criteria selected by the Committee from the list set forth in Section 6(j)(ii)(A)(1) hereof.

(C)Performance Award Pool. The Committee may establish an unfunded pool, with the amount of such pool calculated using an objective formula based upon the level of achievement of a performance goal or goals with respect to one or more of the Performance Criteria selected from the list set forth in Section 6(j)(ii)(A)(1) hereof during the given performance period, as specified by the Committee in accordance with Section 6(j)(ii)(A)(1) hereof. The Committee may specify the amount of the pool as a percentage of any of such Performance Criteria, a percentage in excess of a threshold amount with respect to such Performance Criteria, or as another amount which need not bear a direct relationship to such Performance Criteria but shall be objectively determinable and calculated based upon the level of achievement of pre-established goals with regard to the Performance Criteria.

(D)Settlement or Payout of Awards; Other Terms. Except as otherwise permitted under section 162(m) of the Code, after the end of each performance period and before any Section 162(m) Award is settled or paid, the Committee shall certify the level of performance achieved with regard to each Performance Criteria established with respect to each Section 162(m) Award and shall determine the amount of cash or Stock, if any, payable or issuable with respect to each Section 162(m) Award. The Committee may, in its discretion, reduce the amount of a payment or settlement otherwise to be made in connection with a Section 162(m) Award, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award intended to be a Section 162(m) Award. In addition, the Committee may not exercise discretion to reduce the amount of any Performance Award Pool allocable to one Covered Employee in a manner that results in an increase in the amount of the pool allocable to any other Covered Employee.

(E)Written Determinations. With respect to each Section 162(m) Award, all determinations by the Committee as to (A) the establishment of performance goals and performance period with respect to the selected Performance Criteria, (B) the establishment of the objective formula used to calculate the amount of cash or stock payable or issuable, if any, based on the level of achievement of such performance goals, and (C) the certification of the level of performance achieved during the performance period with regard to each Performance Criteria selected, shall be made or documented in writing.

(F)Options and SARs. Notwithstanding the foregoing provisions of this Section 6(j)(ii), Options and SARs with an Exercise Price or grant price not less than the Fair Market Value on the date of grant awarded to Covered Employees are intended to be Section 162(m) Awards even if not otherwise contingent upon achievement of a pre-established performance goal or goals with respect to the Performance Criteria listed above.

(iii)Status of Section 162(m) Awards. The terms governing Section 162(m) Awards shall be interpreted in a manner consistent with section 162(m) of the Code and the regulations thereunder, in particular the prerequisites for qualification as “performance-based compensation,” and, if any provision of this Plan as in effect on the date of adoption of any Award Agreements relating to Performance Awards that are designated as Section 162(m) Awards does not comply or is inconsistent with the requirements of section 162(m) of the Code and the regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

7.Certain Provisions Applicable to Awards.

(a)Limit on Transfer of Awards.

(i)Except as provided in Section 7(a)(iii) below, each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, an ISO shall not be transferable other than by will or the laws of descent and distribution.

(ii)Except as provided in Section 7(a)(iii) below or unless otherwise determined by the Committee, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(iii)An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

(b)Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award Agreement, payments to be made by the Company or any of its Subsidiaries upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement and/or otherwise made in a manner that will not result in additional taxes under the Nonqualified Deferred Compensation Rules. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(c)Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.

(d)Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(e)Additional Agreements. Each Eligible Person to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s Separation to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

(f)Termination of Service. Except as provided herein, the treatment of an Award upon a Separation by a Participant shall be specified in the applicable Award Agreement or in any separation agreement entered into between the Participant and the Company.

8.Amendment; Subdivision or Consolidation; Recapitalization; Change of Control; Reorganization.

(a)Amendments to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share or dollar limitation, shall be subject to the approval of the Company’s stockholders not later than the annual stockholders’ meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, that, no amendment or suspension of this Plan or any Award issued hereunder shall, except as specifically permitted in this Plan or under the terms of such Award, substantially impair any Award previously granted to any Participant without the consent of such Participant. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in this Plan or in the applicable Award Agreement; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8(b) through 8(g) will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

(b)Existence of Plans and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or its Subsidiaries, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or its Subsidiaries, or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. In no event will any action taken by the Committee pursuant to this Section 8 result in the creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Rules.

(c)Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i)If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be increased proportionately (or as appropriate to reflect an extraordinary cash dividend), and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 8(c), the Committee shall prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall provide each affected Participant with such notice.

(d)Recapitalization. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change of Control, the number and class of shares of Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of Stock and securities to which the Participant or permitted transferee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant or permitted transferee had been the holder of record of the number of shares of Stock then covered by such Award and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization.

(e)Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

(f)Change of Control and Other Events. Unless otherwise expressly provided in an Award Agreement, in the event of a Change of Control all Awards shall become fully exercisable and/or vested and nonforfeitable. In addition, and notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, effective upon a Change of Control or changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 8, the Committee, acting in its sole discretion without the consent or approval of any Participant or permitted transferee, may effect one or more of the following alternatives, which may vary among individual Participants or permitted transferees and which may vary among Options, SARs or other Awards held by any individual Participant or permitted transferee: (i) accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, before or after such Change of Control, after which specified date all unexercised Awards and all rights of Participants or permitted transferees thereunder shall terminate; (ii) provide for a cash payment with respect to outstanding Awards by requiring the mandatory surrender to the Company by selected Participants or permitted transferees of some or all of the outstanding Awards held by such Participants or permitted transferees (irrespective of whether such Awards are then vested or exercisable pursuant to the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards (with respect to all shares subject to such Awards) and pay to each Participant or permitted transferee an amount of cash (or other consideration including securities or other property) per Award (other than a Dividend Equivalent payable in cash or a Cash Award) equal to the Change of Control Price (as defined below), less the Exercise Price with respect to an Option and less the grant price with respect to an SAR, as applicable to such Awards; provided, however, that to the extent the exercise price of an Option or an SAR exceeds the Change of Control Price, such award may be canceled for no consideration; or (iii) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such pending or effective Change of Control (including, but not limited to, (x) the substitution, assumption, or continuation of Awards by the successor company or a parent, subsidiary or affiliate thereof for new awards of that successor, and (y) the adjustment as to the number and price of shares of Stock or equity of the successor entity or other consideration subject to such Awards); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

(g)Change of Control Price. The “Change of Control Price” means (i) if the Change of Control is the result of a tender or exchange offer for, consolidation or merger of, sale of all or substantially all of the assets of, or the liquidation or dissolution of, the Company, the consideration per share of Stock received by the shareholders in connection with such transaction, or, if (i) is not applicable, (ii) the highest Fair Market Value of a share of Stock during the sixty (60) day period prior to and including the date of a Change of Control. To the extent that the consideration paid in any such transaction described in (i) above consists all or in part of securities or other non-cash consideration, the value of such securities and other non-cash consideration shall be the fair cash equivalent as determined by such reasonable methods or procedures as shall be established by the Committee.

9.General Provisions.

(a)Tax Withholding. The Company and any of its Subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution or issuance of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Company may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including, without limitation, the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate; provided however, any Participant may elect to pay taxes with shares of Stock through net settlement or previously owned shares. If such tax obligations are satisfied through the withholding of shares of Stock that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of shares of Stock by the Participant to the Company), the number of shares of Stock that may be so withheld (or surrendered) shall be limited to the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the applicable minimum statutory withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, or other withholding rate as determined by the Committee in its discretion if determined not to be detrimental to the Company or Participant.

(b)Limitation on Rights Conferred under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries, (ii) interfering in any way with the right of the Company or any of its Subsidiaries to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(c)Governing Law. All questions arising with respect to the provisions of the Plan and Awards Agreements shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state securities laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

(d)Severability and Reformation. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Stock Option for all purposes of the Plan.

(e)Unfunded Status of Awards; No Trust or Fund Created. This Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments or Stock from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

(f)Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements (including bonuses) as it may deem desirable, including incentive arrangements and awards which do not constitute “performance-based compensation” under section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

(g)Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

(h)Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(i)Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(j)Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(k)Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under this Plan shall not sell or otherwise dispose of Stock that is acquired upon grant or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the Securities and Exchange Commission or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the Participant’s or permitted transferee’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any Exercise Price, grant price, or tax withholding) is received by the Company.

(l)Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(l) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. It is the intention of the Company that no Award shall be “deferred compensation” subject to the Nonqualified Deferred Compensation Rules, unless and to the extent that the Committee or its delegate specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee or its delegate determines will be subject to the Nonqualified Deferred Compensation Rules, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, deferral election forms and procedures, and rules established by the Committee or its delegate, and shall comply in all respects with the Nonqualified Deferred Compensation Rules. The following rules will apply to Awards that constitute (or at any time are deemed to constitute) a deferral of compensation under Nonqualified Deferred Compensation Rules (“409A Awards”):

(i)If a Participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted only at times in compliance with the Nonqualified Deferred Compensation Rules.

(ii)The Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under the Nonqualified Deferred Compensation Rules.

(iii)If an Award is subject to the Nonqualified Deferred Compensation Rules, “Separation” shall mean “separation from service” as defined in the Nonqualified Deferred Compensation Rules whenever any payment or settlement of an Award conferred under this Plan is to be made upon Separation and is subject to such rules. For such purposes, “separation from service” of an Employee shall be determined based upon a reduction in the bona fide level of services performed to a level equal to twenty percent (20%) or less of the average level of services performed by the Employee during the immediately preceding 36-month period.

(iv)Any distribution of a 409A Award following a Separation that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a “specified employee” as defined under Section 409A(a)(2)(B)(i) of the Code, shall occur no earlier than the expiration of the six-month period following such Separation or upon such Participant’s death, if earlier.

(v)If distribution or settlement of a 409A Award is to be made upon the Participant’s Disability “Disability” shall mean “disability” as such term is defined in the Nonqualified Deferred Compensation Rules.

(vi)If a Change of Control of the Company occurs which does not constitute a “change of control” as defined in the Nonqualified Deferred Compensation Rules, 409A Awards shall be subject to the same treatment as other Awards under the Plan (except as otherwise provided in the Award Agreement of the 409A Award), including accelerated vesting, settlement for cash, substitution, assumption or continuation, as applicable, but the payment or distribution to the Participant with respect to such Award shall not occur upon the Change of Control if such payment or distribution would violate the Nonqualified Deferred Compensation Rules. In such event, the amount or property due in settlement of the Award shall not be paid or distributed to the Participant until the earliest time or upon the first event, whichever occurs first, that is a permitted distributable event under the Nonqualified Deferred Compensation Rules and the terms of the Award. If such event will not occur until more than 90 days after the Change of Control, the amount or property to which the Participant is entitled shall be deposited by the Company within 30 days after the Change of Control into an irrevocable grantor trust of a type commonly referred to as a “rabbi trust,” with an independent trustee, until distributable to the Participant. The Company shall bear all of the costs associated with the establishment and administration of such trust.

(vii)In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

(viii)In the case of an Award providing for distribution or settlement upon vesting or the lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution or settlement shall be made not later than March 15 of the year following the year in which the Award vested or the risk of forfeiture lapsed.

(ix)Notwithstanding anything herein to the contrary, in no event shall the Company or the Committee be liable for the payment of, or any gross up payment in connection with, any taxes or penalties owed by a Participant pursuant to Section 409A of the Code.

(m)Clawback. This Plan is subject to any written clawback policies that the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under this Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Plan.

(n)Effect on Outstanding Awards. Awards issued under the Prior Plan shall be subject to the terms of the Prior Plan unless such application substantially impairs the rights of any Participant with respect to such an outstanding Award. In that event, the terms of the Prior Plan shall continue to apply to the extent necessary to avoid such substantial impairment or as required under the terms of the applicable Award Agreement. Notwithstanding the foregoing, the terms of the Plan (as amended and restated) shall apply to any outstanding Award as of the Effective Date if the Committee’s delegatee determines in its sole discretion that such application either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated, except that the exception in this clause (ii) shall not apply following a Change of Control.

(o)Plan Effective Date and Term. This Plan was adopted by the Board to be effective on the date the Plan is approved by the stockholders of the Company (the “Effective Date”). No Awards may be granted under this Plan on and after the tenth anniversary of the Effective Date; however, any Award granted prior to such termination date, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of this Plan, shall extend beyond such termination date until the final disposition of such Award.

ANNUAL MEETING OF DENBURY RESOURCES INC.

Date: May 19, 2015
Time: 3:00 P.M. (Central Daylight Time)
Place: 5320 Legacy Drive, Plano, Texas 75024

Please make your marks like this: ☒ **Use dark black pencil or pen only**

Board of Directors Recommends a Vote **FOR** proposals 1, 2, 3 and 4.

1: Election of Directors

	For	Withhold	Directors Recommend
01 Wieland F. Wettstein	☐	☐	For
02 Michael B. Decker	☐	☐	For
03 John P. Dielwart	☐	☐	For
04 Gregory L. McMichael	☐	☐	For
05 Kevin O. Meyers	☐	☐	For
06 Phil Rykhoek	☐	☐	For
07 Randy Stein	☐	☐	For
08 Laura A. Sugg	☐	☐	For

To attend the meeting and vote your shares in person, please mark this box. ☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

________________ Please Sign Here   __________ Please Date Above

________________ Please Sign Here   __________ Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Annual Meeting of Denbury Resources Inc.
to be held on Tuesday, May 19, 2015
for Holders as of March 24, 2015

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

www.proxypush.com/DNR
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call **866-206-5293**
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruct**
- Follow the simple recorded instructi

OR

MAIL
- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Wieland F. Wettstein, Chairman of the Board of Denbury Resources Inc. and Phil Rykhoek, President, Chief Executive Officer and Director of Denbury Resources Inc., and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Denbury Resources Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3 and 4.

All votes must be received by 11:59 P.M., Eastern Time, May 18, 2015.

PROXY TABULATOR FOR

DENBURY RESOURCES INC.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

↑ Please separate carefully at the perforation and return just this portion in the envelope provided. ↑

Proxy — Denbury Resources Inc.
Annual Meeting of Stockholders
May 19, 2015 3:00 P.M. (Central Daylight Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Wieland F. Wettstein and Phil Rykhoek (the "Named Proxies") and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Denbury Resources Inc., a corporation ("Denbury"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of Denbury to be held at 5320 Legacy Drive, Plano, Texas 75024, on Tuesday, May 19, 2015 at 3:00 P.M. (CDT) and all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees for director and "FOR" each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.